    AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON APRIL 7, 1998
                                                     REGISTRATION NO. 333-45743
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                          SCHEIN PHARMACEUTICAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                               11-2726505
   (STATE OF OTHER JURISDICTION                  (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)
                           AND SUBSIDIARY GUARANTORS
                   SCHEIN PHARMACEUTICAL INTERNATIONAL, INC.
                        SCHEIN PHARMACEUTICAL PA, INC.
                     SCHEIN PHARMACEUTICAL SERVICE COMPANY
                           STERIS LABORATORIES, INC.
                          MARSAM PHARMACEUTICALS INC.
                            DANBURY PHARMACAL, INC.
                      DANBURY PHARMACAL PUERTO RICO, INC.
     (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)

             DELAWARE                               22-3338994
             DELAWARE                               22-3271171
             DELAWARE                               22-3331174
             DELAWARE                               86-0564234
             DELAWARE                               11-2718528
             DELAWARE                               52-1760757
             DELAWARE                               06-0863666
 (STATE OF OTHER JURISDICTION OF      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
  INCORPORATION OR ORGANIZATION)
                                     2834
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                ---------------
 100 CAMPUS DRIVE,                CORPORATION SERVICE COMPANY
    FLORHAM PARK                          1013 CENTRE ROAD
 NEW JERSEY 07932                    WILMINGTON, DELAWARE 19805
  (973) 593-5500                         (302) 636-5454
(NAME, ADDRESS, INCLUDING ZIP      (NAME, ADDRESS, INCLUDING ZIP CODE, AND
CODE, AND TELEPHONE NUMBER,      TELEPHONE NUMBER, INCLUDING AREA CODE, OF
INCLUDING AREA CODE, OF             REGISTRANTS' AGENT FOR SERVICE)
REGISTRANTS' AGENT FOR SERVICE)
                                   COPY TO:
                            EDWARD W. KERSON, ESQ.
                              PROSKAUER ROSE LLP
                                 1585 BROADWAY
                         NEW YORK, NEW YORK 10036-8299

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
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

                  SUBJECT TO COMPLETION, DATED MARCH 16, 1998

PROSPECTUS
                          SCHEIN PHARMACEUTICAL, INC.

              OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS
                      SENIOR FLOATING RATE NOTES DUE 2004
        WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR
              EACH $1,000 IN PRINCIPAL AMOUNT OF ITS OUTSTANDING
                     SENIOR FLOATING RATE NOTES DUE 2004,
             OF WHICH $100,000,000 PRINCIPAL AMOUNT IS OUTSTANDING

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                        ON      , 1998, UNLESS EXTENDED

                               ----------------

  Schein Pharmaceutical, Inc., a Delaware corporation ("Schein" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of Senior Floating Rate Notes due 2004 of the Company (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an Exchange Offer Registration Statement (as defined herein) of which this Prospectus constitutes a part, for each $1,000 principal amount of the outstanding Senior Floating Rate Notes due 2004 of the Company (the "Old Notes"), of which $100,000,000 aggregate principal amount is outstanding. The form and terms of the New Notes are in all material respects the same as the form and terms of the Old Notes, except that the New Notes will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of December 24, 1997 (the "Indenture"), among the Company, the Guarantors (as defined herein) and the Bank of New York, as trustee (the "Trustee"). The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

  The indebtedness evidenced by the New Notes will be senior unsecured obligations of the Company, will rank pari passu with all existing and future senior indebtedness of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated to the New Notes. Holders of secured indebtedness of the Company, including the lenders under the Senior Credit Agreement (as defined herein), will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the New Notes. As of December 27, 1997, the Company and its subsidiaries had secured indebtedness of approximately $154.4 million outstanding. The obligations of the Company and the Guarantors under the Senior Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors. Secured indebtedness under the Senior Credit Agreement is the only material secured indebtedness of the Company and its subsidiaries. In the event of a default on the New Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the New Notes. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share with the Notes and their claims with respect to any other assets of the Company. As of December 27, 1997, the Company had $56.0 million of undrawn availability under the Senior Credit Agreement. The Indenture permits the Company and the Restricted Subsidiaries to incur additional Indebtedness (as defined herein), including Secured Indebtedness (as defined herein), subject to certain limitations. See "Description of Notes."

  All of the Company's existing and future Restricted Subsidiaries (as defined herein) will jointly and severally, fully and unconditionally, guarantee on a senior unsecured basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes (the "Subsidiary Guarantees"). Each of the Guarantors has guaranteed the Company's indebtedness under the Senior Credit Agreement on a senior secured basis. The Subsidiary Guarantees will rank pari passu in right of payment with all existing and future unsecured senior indebtedness of the Guarantors and senior in right of payment to all future subordinated indebtedness of the Guarantors. The Subsidiary Guarantee of each Guarantor is effectively subordinated to the prior payment in full of all secured indebtedness of the Company, including secured indebtedness under the Senior Credit Agreement. See "Description of Notes--Guarantees."
                                                       (Continued on Next Page)

                               ----------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
 SECURITIES  AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                 The date of this Prospectus is March  , 1998.

(Continued from Cover Page)

  Interest on each New Note will accrue from the last Interest Payment Date (as defined herein) on which interest was paid on the Old Note tendered in exchange therefor. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from the last Interest Payment Date to the date of the issuance of the New Notes. Interest on the New Notes is payable quarterly on January 15, April 15, July 15 and October 15 of each year, accruing from the last Interest Payment Date at a rate equal to the Applicable LIBOR Rate (as defined herein). The Notes will be redeemable, in whole or in part, at the option of the Company, at any time, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, to the date of redemption. See "Description of Notes--Optional Redemption." The Notes will mature on December 15, 2004, unless previously redeemed. The Notes will be redeemable in cash at the option of the Company, in whole or in part, at any time, at the redemption prices set forth herein, together with accrued interest thereon to the date of redemption. Upon a Change of Control (as defined herein), the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase.

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time on      , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Office--Conditions."

  The Old Notes were sold in an aggregate principal amount of $100.0 million by the Company on December 24, 1997 to Societe Generale Securities Corporation (the "Initial Purchaser") in a transaction not registered under the Securities Act in reliance upon the private offering exemption under Section 4(2) of the Securities Act (the "Initial Offering"). The Initial Purchaser subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and with a limited number of accredited investors (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities
Act). Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement (as defined herein) entered into by the Company and the Initial Purchaser in connection with the Initial Offering. See "The Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes. See "The Exchange Offer--Resale of the New Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretative letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of marketmaking activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any participating Broker-Dealer for use in connection with any such resale. Any broker-dealer who acquired the Old Notes directly from the Company in the Initial Offering, and not as a result of market-making or trading activities, must, in the absence of an exemption from registration, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Notes and cannot rely on the position of the staff of the Commission enunciated in the no-action and interpretive letters referred to above; and such broker-dealers cannot use this Prospectus in connection with resales of the New Notes. See "Plan of Distribution."

  Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

  There has not previously been any public market for the Old Notes or the New Notes. There can be no assurance that an active market for the New Notes will develop. See "Risk Factors--Lack of Public Market; Restrictions on Transferability." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

  Except as set forth below, the New Notes will initially be issued in the form of one or more Global Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depository") and registered in its name or in the name of Cede & Co., it nominee. Beneficial interests in the Global Notes representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. New Notes that are issued in respect of Old Notes that were originally issued to Institutional Accredited Investors (as defined herein) will be issued as Certificated Securities (as defined herein). See "Description of Notes--Book Entry, Delivery and Form."

  The Company has filed a Registration Statement on Form S-1 (File No. 333-41413) in connection with its proposed initial public offering (the "Equity Offering" or the "IPO") of common stock, par value $.01 per share ("Common Stock").

                             AVAILABLE INFORMATION

  The Company and the Guarantors will file with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company and the Guarantors will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company and the Guarantors to file periodic reports and other information with the Commission will be suspended if the New Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effected. The Company has agreed that, whether or not it is required to do by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the New Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent auditors and
(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus, including information under "Risk Factors". On April 3, 1998, the Company effected a 105-for-one stock split; except as otherwise indicated, the numbers of shares of Common Stock of the Company referred to in this Prospectus do not reflect that stock split. All references to the Company's operations for a particular fiscal year refer to the 52-53 week period ended on the last Saturday in December of that year, and all references to the Company's operations for a particular fiscal quarter refer to the three month period ended on the last Saturday in that quarter. Unless otherwise indicated, all references to "Schein Pharmaceutical," "Schein" or the "Company" refer collectively to Schein Pharmaceutical, Inc. and its predecessors and subsidiaries.

                                  THE COMPANY

  Schein Pharmaceutical believes it is one of the leading generic pharmaceutical companies in terms of United States revenues. The Company develops, manufactures and markets one of the broadest generic product lines in the pharmaceutical industry through the integration of its product development expertise, diverse, high-volume production capacity and direct sales and marketing force. The Schein product line includes both solid dosage and sterile dosage generic products, and the Company is also developing a line of specialty branded pharmaceuticals. The Company believes that its primary branded product, INFeD, is the leading injectable iron product in the United States in terms of revenues. The Company has a substantial pipeline of products under development. The Company enhances its internal product development, manufacturing and marketing capabilities through strategic collaborations. Schein generated net revenues of $490.2 million and operating income of $39.0 million during 1997.

  The Company believes it manufactures and markets the broadest generic product line of any U.S. pharmaceutical company in terms of number and types of products. The Company manufactures and markets approximately 160 chemical entities formulated in approximately 325 different dosages under approximately 200 Abbreviated New Drug Applications ("ANDAs") approved by the United States Food and Drug Administration ("FDA"). Schein is currently the sole manufacturing source for 47 generic pharmaceutical products, of which 45 are sterile dosage products. The Company's solid dosage products include both immediate-release and extended-release capsules and tablets; sterile dosage products include solutions, suspensions, powders and lyophilized (freeze-dried) products primarily for administration as injections, ophthalmics and otics. The manufacture of sterile dosage products is significantly more complex than the manufacture of solid dosage products, which limits competition in this product area. The Company currently manufactures approximately four billion solid dosage tablets and capsules and 75 million sterile dosage vials and ampules annually. Solid dosage generic products and sterile dosage generic products each accounted for approximately 40% of the Company's net revenues in 1997.

  Since introducing INFeD in 1992, the Company has been developing a portfolio of branded products, primarily in select therapeutic markets, such as iron management for the nephrology, oncology and hematology markets. INFeD is used in the treatment of certain types of anemia, particularly in dialysis patients, and accounted for approximately 21% of the Company's net revenues in 1997. The Company markets INFeD through a 20-person dedicated sales and marketing force, as well as through co-marketing collaborations with Bayer Corporation in the nephrology market and MGI Pharma, Inc. ("MGI") in the oncology market.

  The Company believes its 130-person direct sales and marketing force is one of the largest in the U.S. generic pharmaceutical industry. Through its customized marketing programs, the Company markets its products to approximately 60,000 customers representing all major customer channels, including pharmaceutical wholesalers, chain and independent drug retailers, hospitals, managed care organizations, other group purchasing organizations and physicians.

  Schein's objective is to become the leading generic pharmaceutical company in the approximately $7.4 billion generic prescription pharmaceutical industry in the United States. The Company's growth strategy is to:

(i) leverage its diverse pharmaceutical development and manufacturing capabilities to extend the breadth of its generic product line; (ii) focus its product development on complex and other generic drugs that require specialized development or manufacturing technology and are therefore expected to encounter limited competition; (iii) develop and market branded drugs for select therapeutic categories; (iv) pursue strategic collaborations to supplement its product development and manufacturing resources; and (v) expand market penetration through direct sales and innovative marketing programs.

  The Company's commitment to product development has resulted in 24 ANDA approvals during the past three years. During the past three fiscal years, the Company, directly and through its strategic collaborations, has expended approximately $84.7 million on product pipeline development activities, which the Company believes is among the highest product development expenditure levels for any independent generic drug company. The Company pursues product development through its 150-person product development staff and various collaborations and licensing arrangements with other pharmaceutical and drug delivery technology companies. The Company's product development efforts focus on: (i) major branded drugs coming off patent; (ii) drugs for which patent protection has lapsed and for which there are few or no generic producers;
(iii) drugs whose patents may be susceptible to challenge; (iv) proprietary and branded products focused in select therapeutic areas; and (v) generic products that require specialized development, formulation, drug delivery or manufacturing technology.

  The Company supplements its internal product development, manufacturing and marketing capabilities with external sources. During 1994, Schein entered into a strategic alliance with Bayer Corporation, through which Bayer Corporation became a 28.3% stockholder of Schein, and Bayer Corporation currently participates with Schein in several collaborations. In 1995, the Company acquired Marsam Pharmaceuticals Inc. ("Marsam"), expanding the Company's ability to develop and manufacture sterile penicillins and oral and sterile cephalosporins. In addition, the Company has entered into strategic collaborations involving product development arrangements with companies such as Ethical Holdings plc ("Ethical") and Elan Corporation plc ("Elan"); raw material supply arrangements with companies such as Johnson Matthey plc ("Johnson Matthey") and Abbott Laboratories ("Abbott"); and sales and marketing arrangements with Bayer Corporation and other companies such as MGI.

  INFeD(R) is a registered trademark of the Company; Ferrlecit(R) is a registered trademark of A. Nattermann & Cie. GmbH. S.M.A.R.T.(TM) and G.A.I.N.(TM) are trademarks of the Company.

                              THE INITIAL OFFERING

NOTES

  Pursuant to a Purchase Agreement dated as of December 19, 1997 (the "Purchase Agreement"), the Company sold Old Notes in an aggregate principal amount of $100.0 million to the Initial Purchaser on December 24, 1997. The Initial Purchaser subsequently resold the Old Notes purchased from the Company to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain accredited investors (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act). The net proceeds from the Initial Offering of $100.0 million were used to repay the Senior Subordinated Loan (as defined herein).

REGISTRATION RIGHTS AGREEMENT

  Pursuant to the Purchase Agreement, the Company and the Initial Purchaser entered into an Exchange and Registration Rights Agreement dated as of December 24, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED..........  $100,000,000 aggregate principal amount of Senior
                              Floating Rate Notes due 2004 of the Company.

THE EXCHANGE OFFER..........  $1,000 principal amount of New Notes will be issued in exchange for each $1,000 principal amount of Old Notes validly tendered pursuant to the Exchange Offer. As of the date hereof, $100,000,000 in aggregate principal amount of Old Notes are outstanding. The Company will issue the New Notes to tendering holders of Old Notes on or promptly after the Expiration Date.

                              Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that, among other things, the New Notes will be acquired by the holder in the ordinary course of business and the holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes.

                              Any Participating Broker-Dealer that acquired Old Notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter. Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                              Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

MINIMUM CONDITION...........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

EXPIRATION DATE.............  5:00 p.m., New York City time, on         , 1998
                              unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended (which in no event shall be more than 60 days after the date of this Prospectus). See "The
                              Exchange Offer--Expiration Date; Extensions;
                              Amendments."

CONDITIONS TO THE EXCHANGE    The Exchange Offer is subject to certain
 OFFER......................  customary conditions, which may be waived by the
                              Company. See "The Exchange Offer--Conditions."
                              The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

PROCEDURES FOR TENDERING      Each holder of Old Notes wishing to accept the
 OLD NOTES..................  Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, or an Agent's
                              Message (as defined herein) in connection with a book entry transfer together with the Old Notes and other required documentation to the Exchange
                              Agent (as defined herein) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the New
                              Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes, or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The
                              Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Procedures for Tendering."

UNTENDERED OLD NOTES........  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do not tender their Old Notes will not have any further exchange rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

CONSEQUENCES OF FAILURE TO    The Old Notes that are not exchanged pursuant to
 EXCHANGE...................  the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a non-U.S. person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "The Exchange
                              Offer--Consequences of Failure to Exchange."

SHELF REGISTRATION            If (i) any change in law or applicable
 STATEMENT..................  interpretations of the staff of the Commission does not permit the Company to effect the Registered Exchange Offer as contemplated thereby or (ii) the Initial Purchaser, as a holder of Old
                              Notes, (A) is not eligible to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive freely transferable New Notes in exchange for tendered
                              Old Notes, the Company will file with the Commission and use commercially reasonable efforts to cause to be declared effective on or prior to the latter of (x) 120 days after the Issue Date (as defined herein) or (y) 45 days after the publication of the change in law or interpretation, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Notes by the holders thereof, from time to time, in accordance with such registration statement and Rule 415 under the Securities Act (the "Shelf
                              Registration Statement"). The Company will use commercially reasonable efforts to have the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event on or prior to 150 days after the Issue Date. If applicable, the Company will use commercially reasonable best efforts to keep the Shelf Registration Statement effective for the earlier of three years from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf
                              Registration Statement have been sold, subject to certain exceptions, including suspending the effectiveness thereof as required by law or for certain valid business reasons.

SPECIAL PROCEDURES FOR
 BENEFICIAL OWNERS..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than 30 business days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY           Holders of Old Notes who wish to tender their Old
 PROCEDURES.................  Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (as defined herein) (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--
                              Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS...........  Tenders may be withdrawn at any time prior to
                              5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF OLD NOTES AND
 DELIVERY OF NEW NOTES......  The Company will accept for exchange any and all
                              Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City Time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

FEDERAL INCOME TAX            The exchange of Old Notes for New Notes by
 CONSEQUENCES...............  tendering holders will not be a taxable exchange for federal income tax purposes, and such holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

USE OF PROCEEDS.............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT..............  The Bank of New York (the "Exchange Agent").

                                 THE NEW NOTES

GENERAL.....................  The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer--Purpose and Effect of the Exchange Offer." The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Notes." The Old Notes and the New Notes are referred to collectively hereinafter as the "Notes."

ISSUER......................  Schein Pharmaceutical, Inc.


SECURITIES OFFERED..........  $100,000,000 principal amount of Senior Floating
                              Rate Notes due 2004.

MATURITY DATE...............  December 15, 2004.

INTEREST PAYMENT DATES......  January 15, April 15, July 15 and October 15 of
                              each year, commencing on April 15, 1998 (each an "Interest Payment Date").

OPTIONAL REDEMPTION.........  The Notes will be redeemable, in whole or in part, at the option of the Company, at any time, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, to the date of redemption. See "Description of Notes-- Optional Redemption."

SUBSIDIARY GUARANTEES.......  All of the Company's existing and future
                              Restricted Subsidiaries will jointly and severally, fully and unconditionally, guarantee on a senior unsecured basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes. The Subsidiary Guarantees will rank pari passu in right of payment with all existing and future unsecured senior indebtedness of the Guarantors and senior in right of payment to all future subordinated indebtedness of the Guarantors. Each of the Guarantors has guaranteed the Company's indebtedness under the Senior Credit Agreement on a senior secured basis. The Subsidiary Guarantee of each Guarantor will be effectively subordinated to the prior payment in full of all secured indebtedness of such Guarantors, including secured indebtedness under the Senior Credit Agreement. See "Description of Notes-- Guarantees."

RANKING.....................  The indebtedness evidenced by the Notes will be senior unsecured obligations of the Company, will rank pari passu with all existing and future senior indebtedness of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated to the Notes. Holders of secured indebtedness of the Company, including the lenders under the Senior Credit Agreement, will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Notes. As of December 27, 1997, the Company and its Restricted Subsidiaries had secured indebtedness of approximately $154.4 million outstanding. The obligations of the Company and the Guarantors under the Senior Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors. Secured indebtedness under the Senior Credit Agreement is the only material secured indebtedness of the Company and its subsidiaries. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. To the extent that such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share with the Notes and their claims with respect to any other assets of the Company. As of December 27, 1997, the Company had $56.0 million of undrawn availability under the Senior Credit Agreement. The Indenture relating to the Notes will permit the Company and its Restricted Subsidiaries to incur additional Indebtedness, including Secured Indebtedness, subject to certain limitations. See "Description of Notes."

CHANGE OF CONTROL...........  Upon a Change of Control, each holder of Notes may require the Company to repurchase any or all outstanding Notes owned by such holder at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, to the date of repurchase. See "Description of Notes--Change of Control."

RESTRICTIVE COVENANTS.......  The Indenture under which the New Notes will be issued contains certain covenants pertaining to the Company and its Restricted Subsidiaries, including but not limited to covenants with respect to the following matters: (i) limitations on indebtedness; (ii) limitations on restricted payments such as dividends, repurchases of the Company's or subsidiaries' stock, repurchases of subordinated obligations and investments; (iii) limitations on liens; (iv) limitations on engaging in certain lines of business; (v) limitations on mergers, consolidations and transfers of all or substantially all assets;
                              (vi) limitations on restrictions on distributions from restricted subsidiaries; (vii) limitations on sales of assets and of stock of subsidiaries;
                              (viii) limitations on transactions with
                              affiliates; (ix) limitations on the sale of capital stock of restricted subsidiaries; and (x) limitations on sale and leaseback transactions. However, all of these covenants are subject to a number of important qualifications and exceptions. See "Description of Notes--Certain Covenants."

                              Pursuant to the Registration Rights Agreement,
EXCHANGE OFFER AND            the Company has agreed (i) to file with the
 REGISTRATION...............  Commission on or prior to 45 days after the Issue
                              Date an Exchange Offer Registration Statement, with respect to an offer to exchange the Old
                              Notes for the New Notes with terms identical in all material respects to those of the Old Notes and (ii) to use commercially reasonable efforts to cause the Exchange Offer Registration
                              Statement to be declared effective under the Securities Act within the earlier of (A) 90 days after the Issue Date or (B) 30 days after the consummation of the Equity Offering. Upon the effectiveness of the Exchange Offer Registration
                              Statement, the Company will commence the Exchange
                              Offer to holders of the Notes who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer. The
                              Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes. If (i) any change in law or applicable interpretations of the staff of the Commission does not permit the Company to effect the Exchange Offer as contemplated thereby or (ii) the Initial Purchaser, as a holder of Notes, (A) is not eligible to participate in the Exchange
                              Offer or (B) participates in the Exchange Offer and does not receive freely transferable Exchange
                              Notes in exchange for tendered Old Notes, the Company will file with the Commission and use commercially reasonable efforts to cause to be declared effective on or prior to the latter of
                              (x) 120 days after the Issue Date or (y) 45 days after the publication of the change in law or interpretation, the Shelf Registration Statement.

                              The Company will use commercially reasonable efforts to have the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event on or prior to 150 days after the Issue Date. If applicable, the Company will use commercially reasonable best efforts to keep the Shelf Registration Statement effective for the earlier of three years from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold, subject to certain exceptions, including suspending the effectiveness thereof as required by law or for certain valid business reasons.

TRANSFER RESTRICTIONS;
 ABSENCE OF A PUBLIC MARKET   The Old Notes have not been registered under the
 FOR THE NOTES..............  Securities Act and are subject to restrictions on transferability and resale. If issued, the New
                              Notes will generally be freely transferable
                              (subject to the
                              restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Old Notes or, if issued, the New Notes. The Notes have been designated eligible for trading in the PORTAL market. The
                              Initial Purchaser has advised the Company that it currently intends to make a market in the Notes.
                              However, the Initial Purchaser is not obligated to do so, and any market making with respect to the Notes may be discontinued at any time without notice. The Company does not intend to apply for a listing of the Old Notes, or, if issued, the New Notes, on any securities exchange or on any automated dealer quotation system.

                                  RISK FACTORS

  Before tendering the Old Notes for the New Notes offered hereby, holders of the Old Notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                                 (IN THOUSANDS)

                                          YEAR ENDED DECEMBER
                              ------------------------------------------------
                                1993      1994    1995(1)     1996      1997
                              --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS
 DATA:
Net revenues................  $393,926  $385,428  $391,846  $476,295  $490,170
Cost of sales...............   217,653   237,380   250,507   320,675   329,761
                              --------  --------  --------  --------  --------
 Gross profit...............   176,273   148,048   141,339   155,620   160,409
Costs and expenses:
 Selling, general and
  administrative............    64,489    71,783    75,274    87,329    81,809
 Research and development...    18,055    19,170    28,324    27,030    29,387
 Amortization of goodwill
  and other intangibles.....       --        --      3,399    10,195    10,196
 Special compensation,
  restructuring and
  relocation(2).............     8,426    33,594       --        --        --
 Acquired in-process Marsam
  research and
  development(1)............       --        --     30,000       --        --
                              --------  --------  --------  --------  --------
Operating income............    85,303    23,501     4,342    31,066    39,017
 Interest expense, net......     1,467     1,493    10,005    23,285    26,578
 Other expense (income),
  net(3)....................     9,215       212    (1,245)    1,193    (9,318)
                              --------  --------  --------  --------  --------
Income (loss) before taxes
  on income and minority
  interest..................    74,621    21,796    (4,418)    6,588    21,757
 Provision for income
  taxes.....................    29,096    15,165    10,482     5,191    10,655
 Minority interest..........      (343)      --        --        --        --
                              --------  --------  --------  --------  --------
Net income (loss)...........  $ 45,868  $  6,631  $(14,900) $  1,397  $ 11,102
                              ========  ========  ========  ========  ========
OTHER DATA:
Depreciation and
 amortization...............  $  7,328  $  8,464  $ 17,395  $ 25,450  $ 25,474
Capital expenditures, net...    22,806    16,135    13,986    11,309    14,446
Ratio of earnings to fixed
 charges(4).................      26.9x      8.0x      0.6x      1.3x     1.8x
Pro forma interest
 expense(5).................                                            25,147

                                                      DECEMBER
                                    --------------------------------------------
                                      1993     1994   1995(1)    1996     1997
                                    -------- -------- -------- -------- --------
BALANCE SHEET DATA:
Working capital...................  $ 87,035 $ 98,610 $ 92,021 $ 99,111 $ 73,249
Total assets......................   227,861  269,729  522,410  544,312  534,126
Short-term debt, including current
 portion of long-term debt........     1,838    3,465   40,078   41,090   56,440
Long-term debt, less current
 portion..........................    25,725   42,462  240,480  245,390  198,705
Stockholders' equity..............   130,336  140,164  125,692  129,980  139,715

--------
(1) Includes the results of Marsam from September 1995, the date of purchase. In connection with the purchase of Marsam, the Company recognized acquired in-process research and development. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 to the Consolidated Financial Statements of the Company.
(2) Special compensation, restructuring and relocation expenses includes costs recognized by the Company in connection with its restructuring and relocation of its corporate headquarters. From 1992 to 1994, the Company engaged in a series of corporate reorganization transactions, including the separation of the Company from Henry Schein, Inc., which is engaged in the direct marketing of health care products and services to office-based health care practitioners. In connection with these transactions, Bayer Corporation purchased from the Company's stockholders 28.3% of the Company's outstanding shares, and agreed with the Company to pursue future strategic alliances. Charges for special compensation, restructuring and relocation incurred in connection with the reorganization aggregated $8.4 million and $33.6 million for 1993 and 1994, respectively.
(3) Other expense (income), net, includes equity in earnings (loss) of unconsolidated international ventures of $(0.4) million, $(3.4) million and $(3.4) million in 1995, 1996 and 1997, respectively, gain on sales of marketable securities of $12.7 million in 1997, and a settlements contingency of $8.0 million in 1993.

(4) The ratio of earnings to fixed charges is computed by dividing (i) income
    (loss) before provision for income taxes and minority interest plus fixed charges by (ii) fixed charges. Fixed charges consist of interest on indebtedness, including amortization of debt issuance costs and the estimated interest component of rental expense (assumed to be one-third). In fiscal 1995, fixed charges exceeded income (loss) before provision for income taxes and minority interest by $4.4 million.

(5) Pro forma interest expense represents what interest expense, including amortization of debt issuance costs, would have been had the Initial Offering occurred on December 29, 1996 and the proceeds thereof used by the Company to retire the Senior Subordinated Loan.

                                 RISK FACTORS

  An investment in the New Notes involves a high degree of risk. Prospective investors in the New Notes should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment in the New Notes offered hereby. This Prospectus contains forward-looking statements. Those statements appear in a number of places herein and include statements regarding the intent, belief or current expectations of the Company, primarily with respect to the future operating performance of the Company or related industry developments. Prospective purchasers of the New Notes are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results and industry developments may differ from those described in the forward-looking statements as a result of various factors, many of which are beyond the control of the Company. The information contained herein, including, without limitation, the information set forth below and the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences.

RISK FACTORS RELATED TO THE NOTES

 Consequences of Failure to Exchange

  Untendered Old Notes not exchanged for New Notes pursuant to the Exchange Offer will remain subject to the existing restrictions upon transfer of such Old Notes. Additionally, holders of any Old Notes not tendered in the Exchange Offer prior to the Expiration Date will not be entitled to require the Company to file the Shelf Registration Statement.

 Substantial Leverage

  The Company is highly leveraged. As of December 27, 1997, the Company had total consolidated indebtedness of $255.1 million. In addition, subject to certain restrictions set forth in the Senior Credit Agreement and the Indenture, the Company may incur additional indebtedness in the future for acquisitions, capital expenditures and other corporate purposes.

  The Company's high degree of leverage could have important consequences, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired;
(ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on the Notes and its other indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the financial covenants and other restrictions contained in the Senior Credit Agreement and the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests, restrict its ability to borrow additional funds and impose limitations on the disposition of assets; (iv) obligations in respect of the Senior Credit Agreement are, and the Notes will be, and other indebtedness of the Company may be, at variable rates of interest, which expose the Company to the risk of increased interest rates; (v) all of the indebtedness outstanding under the Senior Credit Agreement is secured by substantially all the assets of the Company and matures prior to the maturity of the Notes; (vi) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (vii) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions and make it more vulnerable to a downturn in general economic conditions or its business. See "Description of Notes."

  The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes) depends on its future operating performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. The Company believes that, based on its current level of operations and anticipated growth, its cash flow from operations will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next 12 months. There can be no assurance, however, that the Company's business will generate cash flow at or above expected levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, fund working capital requirements and make necessary capital expenditures, or its future earnings are insufficient to make all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of debt. See "-- Limitation on Change in Control; Asset Sale Offer" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

 Ability to Service Debt

  The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which in turn will be subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom. In addition, because the Notes will bear interest at floating rates and the Senior Credit Agreement bears interest at floating rates, an increase in interest rates could adversely affect, among other things, the Company's ability to meet its debt service obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "--Risk Management" and "Description of Notes."

 Ranking of Notes

  The New Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all current and future unsecured senior indebtedness of the Company. The New Notes will (i) rank senior in right of payment to all subordinated indebtedness of the Company and (ii) be guaranteed, on a senior unsecured basis, by the Restricted Subsidiaries of the Company. The New Notes will also be effectively subordinated to all existing and future indebtedness of any subsidiary of the Company that is not a Guarantor of the Notes.

  The indebtedness incurred under the Senior Credit Agreement is secured by substantially all of the assets of the Company. In addition, the Indenture will permit the Company and the Guarantors to incur certain other secured indebtedness. The holders of all existing and future secured indebtedness will have a claim prior to the holders of the Notes with respect to any assets pledged by the Company and the Guarantors as security for such indebtedness. As of December 27, 1997, the aggregate principal amount of secured indebtedness of the Company and the Guarantors, which effectively ranks senior to the Notes and the Subsidiary Guarantees, was $154.4 million. Secured indebtedness under the Senior Credit Agreement is the only material secured indebtedness of the Company and its subsidiaries. As of December 27, 1997, the Senior Credit Agreement provided the Company with $56.0 million of undrawn availability, which, if drawn, also would effectively rank prior to the Notes and the Subsidiary Guarantees. Upon an event of default under the Senior Credit Agreement, the lenders thereunder would be entitled to foreclose on the assets of the Company and the Guarantors pledged as security for the indebtedness incurred thereunder. In such event, the assets of the Company and the Guarantors remaining after payment of such secured indebtedness may be insufficient to satisfy the obligations of the Company and the Guarantors with respect to the Notes and the Subsidiary Guarantees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Description of Notes."

 Fraudulent Conveyance

  The issuance of the Notes and the Subsidiary Guarantees may be subject to review by a court under federal bankruptcy law or comparable provisions of state fraudulent transfer law. Under federal or state fraudulent transfer laws, if a court were to find that, at the time the Notes and Subsidiary Guarantees were issued, the Company or a Guarantor, as the case may be, (i) issued the Notes or a Subsidiary Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (ii)(A) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or a Subsidiary Guarantee and (B)(1) was insolvent or was rendered insolvent by reason of the issuance of the Notes or such Subsidiary Guarantee, (2) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital or (3) intended to incur, or believed (or should have believed) it would incur, debts beyond its ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes), such court could avoid all or a portion of the Company's or a Guarantor's obligations to the holders of the Notes or subordinate the Company's or a Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of the Company or such Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes, and take other action detrimental to the holders of the Notes, including in certain circumstances, invalidating the Notes. In that event, there would be no assurance that any repayment on the Notes would ever be recovered by the holders of the Notes.

  The definition of insolvency for purposes of the foregoing considerations varies among jurisdictions depending upon the federal or state law that is being applied in any such proceeding. However, the Company or a Guarantor generally would be considered insolvent at the time it incurs the indebtedness constituting the Notes or a Subsidiary Guarantee, as the case may be, if (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or (ii) it is incurring debts beyond its ability to pay as such debts mature.

  There can be no assurance as to what standard a court would apply in order to evaluate the parties' intent or to determine whether the Company or a Guarantor, as the case may be, was insolvent at the time, or rendered insolvent upon consummation, of the sale of the Notes or the issuance of a Subsidiary Guarantee or that, regardless of the method of valuation, a court would not determine that the Company or a Guarantor, as the case may be, was insolvent at the time, or rendered insolvent upon consummation, of the Initial Offering. Nor can there be any assurance that a court would not determine, regardless of whether the Company or a Guarantor was insolvent on the date the Notes and Subsidiary Guarantees were issued, that the payments constituted fraudulent transfers on another ground.

  In addition, the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), the obligations of the Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid a Guarantor's obligation under its Subsidiary Guarantee, subordinate the Subsidiary Guarantee to other indebtedness of such Guarantor or take other action detrimental to the holders of the Notes.

 Restrictions Imposed by Terms of the Company's Indebtedness

  The Indenture contains certain covenants that, among other things: (i) limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, repay other indebtedness and amend other debt instruments; (ii) restrict the ability of the Company and its Restricted Subsidiaries to make dividends and other restricted payments (including investments); (iii) limit the ability of the Company and its Restricted Subsidiaries to incur certain liens; (iv) limit the ability of the Company to engage in other lines of business; (v) limit the ability of the Company to consolidate or merge with or into, or to sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person; (vi) limit the ability of the Restricted Subsidiaries to create restrictions on the payment of dividends and other payments; (vii) limit the ability of the

Company and its Restricted Subsidiaries to make sales of assets and stock of a subsidiary; (viii) limit transactions by the Company and its Restricted Subsidiaries with affiliates; (ix) limit the sale of capital stock of Restricted Subsidiaries; and (x) limit the ability of the Company and its Restricted Subsidiaries to enter into sale and leaseback transactions. In addition, the Senior Credit Agreement also contains certain other restrictive covenants which are generally more restrictive than those contained in the Indenture and limit the Company's ability to prepay its other indebtedness (including the Notes). The Senior Credit Agreement also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. See "Description of Certain Indebtedness" and "Description of Notes."

  The Company's ability to comply with the covenants in the Indenture and the Senior Credit Agreement may be affected by events beyond its control, including prevailing economic, financial, competitive, legislative, regulatory and other conditions. The breach of any such covenants or restrictions could result in a default under the Indenture and/or the Senior Credit Agreement, which would permit the holders of the Notes and/or the lenders under the Senior Credit Agreement, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the lenders to make further extensions of credit under the Senior Credit Agreement could be terminated. If the Company was unable to repay its indebtedness to the lenders under the Senior Credit Agreement, such lenders could proceed against any or all of the collateral securing the indebtedness under the Senior Credit Agreement, which collateral will consist of substantially all of the assets of the Company and the Guarantors. In addition, if the Company fails to comply with the financial and operating covenants contained in the Senior Credit Agreement, such failure could result in an event of default thereunder, which could permit the acceleration of the debt incurred thereunder and, in some cases, cross-acceleration and cross-default of indebtedness outstanding under other debt instruments of the Company, including the Notes. See "Description of Notes."

 Limitation on Change in Control; Asset Sale Offer

  Upon a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase.

  The Senior Credit Agreement prohibits the Company from repurchasing the Notes without the consent of the lenders (except that the proceeds from an equity or subordinated debt offering may be used to repurchase the Notes). In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default as defined under the Indenture. If, as a result thereof, a default occurs with respect to any other senior indebtedness, payments to the holders of the Notes could be limited.

  In addition, the Change of Control provisions may not be waived by the Board of Directors of the Company or the Trustee without the consent of holders of at least a majority in principal amount of the Notes. As a result, the Change of Control provisions of the Notes may in certain circumstances discourage or make more difficult a sale, merger, tender offer or other takeover of the Company and, thus, the removal of incumbent management, and may in the future have an adverse effect on (i) on the market price of the Company's securities and (ii) the ability of the Company to obtain additional financing. The Equity Offering will not constitute a Change of Control. See "Description of Notes-- Change of Control."

  Under certain circumstances, upon a disposition of assets having a fair market value in excess of $5.0 million, the Company will be required to purchase all of the outstanding Notes ("Asset Sale Offer") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date from resulting net available cash (as defined in the Indenture). The obligation to repurchase Notes pursuant to an Asset Sale Offer arise only to the extent the Company does not apply proceeds from asset sales to the indebtedness under the Senior Credit Agreement or to reinvestment in additional assets. If an Asset Sale Offer was required to be made at a time when the Company is prohibited from purchasing the Notes, the consent of the lenders under the Senior Credit Agreement would be required. If such consent was not obtained, an Event of Default would occur under the Indenture by virtue of the Company's failure to purchase the Notes.

 Lack of Public Market; Restrictions on Transferability

  Pursuant to the Registration Rights Agreement, the Company and the Guarantors have filed the Exchange Offer Registration Statement with the Commission. If issued, the New Notes generally will be permitted to be resold or otherwise transferred by each holder without the requirement of further registration. The New Notes, however, will also constitute a new issue of securities with no established trading market. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Old Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market for the New Notes following the Exchange Offer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "The Exchange Offer."

  The liquidity of, and trading market for, the New Notes also may be adversely affected by a general decline in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

 Waiver of Past Default or Compliance with Indenture

  Subject to certain exceptions concerning, among other things, prescribed principal, interest and premium payments, and stated maturity, which can be changed only with the consent of each holder of Notes, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived (except with respect to payment of principal or interest or other provision requiring unanimous consent of holders of Notes) with the consent of the holders of a majority in principal amount of the Notes then outstanding. As a result, the holder or holders of a majority in principal amount of the Notes could amend the Indenture, and permit a default under or non-compliance with the terms of the Indenture, which may be contrary to the interests of other holders of Notes.

 Dependence on Company's Subsidiaries for Repayment of Debt

  The Company is dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide a portion of the funds necessary to meet its debt service obligations, including the payment of principal and interest on the Notes. There can be no assurance that the Company's subsidiaries will generate sufficient cash flow, and dividend, distribute or advance funds to the Company, or that the Company itself will generate sufficient funds, to meet the Company's obligations on the Notes as they become due.

RISK FACTORS RELATED TO THE COMPANY'S OPERATIONS

 Dependence Upon New Products and Effect of Product Lifecycles

  The Company's results of operations depend, to a significant extent, upon its ability to develop and commercialize new pharmaceutical products in response to the competitive dynamics within the pharmaceutical industry. Generally, following the expiration of patents and any other market exclusivity periods for branded drugs, the first pharmaceutical manufacturers successfully to market generic equivalents of such drugs achieve higher revenues and gross profit from the sale of such generic drugs than do others from the sale of generic equivalents subsequently approved. As competing generic products reach the market, the prices, sales volumes and profit margins of the first generic versions often decline significantly. For these reasons, the Company's ability to achieve growth in revenues and profitability depends on its being among the first companies regularly to introduce new generic products. While the Company believes the pipeline of generic drugs and branded drugs it currently has under development will allow it to compete effectively, no assurance can be given that any of the drugs in its pipeline will be successfully developed or approved by FDA, will be among the first to the market or will achieve significant revenues and profitability. See "-- Dependence on Successful Patent Litigation," "--Competition," "--Dependence on Regulatory Approval and Compliance," "--Pending Regulatory Matters," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

 Dependence on Certain Existing Products

  The Company derives and is expected to continue to derive a significant portion of its revenues and gross profit from a limited number of products. Net revenues from INFeD in 1997 were $104.4 million or 21% of the Company's total net revenues, with gross profit from INFeD as a percentage of total gross profit being significantly greater. Any material decline in revenues or gross profit from these products could have a material adverse effect on the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Products."

 Dependence on Successful Patent Litigation

  A significant portion of the Company's revenues and gross profit has been derived from generic versions of branded drug products covered by patents the Company has challenged under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Waxman-Hatch Act"). In several successful proceedings, the Company has been advised and represented by an independent patent attorney, Alfred B. Engelberg (the "Consultant"), whose involvement has been substantial. The Company expects that the Consultant will be involved with the Company in no more than two additional patent challenges, one of which is currently being litigated. Through its internal efforts, and with the assistance of third-party collaborators and advisors, the Company has identified a number of additional patents that may be susceptible to challenge. There can be no assurance the Company will successfully complete the development of any additional products involving patent challenges, succeed in any pending or future patent challenges or, if successful, receive significant revenues or profit from the products covered by successfully challenged patents. See "--Dependence Upon New Products and Effect of Product Lifecycles," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Government Regulations."

 Competition

  The pharmaceutical industry is intensely competitive. The Company competes with numerous companies in the pharmaceutical industry generally and the generic segment of the industry specifically. These competitors include generic drug manufacturers and large pharmaceutical companies that continue to manufacture the branded and/or generic versions of drugs after the expiration of their patents relating to these drugs. Many of the Company's competitors have greater financial and other resources than the Company and, therefore, are able to spend more than the Company on research, product development and marketing. In addition, following the expiration of patents on branded drugs, manufacturers of these products have employed various strategies intended to maximize their share of the markets for these products, as well as, in some cases, generic equivalents of these products, and are expected to continue to do so in the future. There can be no assurance that developments by others will not render any product the Company produces or may produce obsolete or otherwise non-competitive. See "--Dependence Upon New Products and Effect of Product Lifecycles," "--Consolidation of Distribution Network; Customer Concentration" and "Business--Competition."

 Dependence on Regulatory Approval and Compliance

  The development, manufacture, marketing and sale of pharmaceutical products is subject to extensive federal, state and local regulation in the U.S. and similar regulation in other countries. The Company, like its competitors, must obtain approval from FDA before marketing most drugs, and must demonstrate continuing compliance with current Good Manufacturing Practices ("cGMP") regulations. Generally, for generic products an ANDA is submitted to FDA, and for new drugs, a New Drug Application ("NDA") is submitted. Under certain circumstances following product approval and market introduction, FDA can request product recalls, seize inventories and merchandise in commerce, move to enjoin further manufacture and product distribution, suspend distribution or withdraw FDA approval of the product, and debar a company from submitting new applications. FDA also can take administrative action against a company to suspend substantive review of pending applications and withhold approvals, if it concludes that the data and applications from that company may not be reliable or that there are significant unresolved cGMP issues pertinent to the manufacture of drugs at a particular facility of that company. Any such actions are likely to have a material adverse effect on a company's business. The Company has ANDAs currently pending before FDA and intends to file additional ANDAs in the future. Delays in the review of these applications or the inability of the Company to obtain approval of certain of these applications or to market the product following approval could have a material adverse effect on the Company's business, results of operations and financial condition. See "--Dependence Upon New Products and Effect of Product Lifecycles," "--Pending Regulatory Matters" and "Business--Government Regulations."

 Pending Regulatory Matters

  Over the past several years, FDA has inspected the Company's facilities and in certain instances has reported inspectional observations that included significant cGMP and application reporting deficiencies. As a result of these inspectional observations, for varying periods of time, each of the Company's facilities (other than its Humacao, Puerto Rico oral solid manufacturing facility) has been ineligible (and one facility is currently ineligible) to receive new product approvals.

  As a result of its 1996 inspection of the Company's subsidiary, Steris Laboratories, Inc. ("Steris"), FDA advised Steris that it will not approve any ANDAs for products manufactured at the Steris facility until cGMP and application reporting deficiencies noted during the inspection have been corrected. In a 1997 inspection of the Steris facility, FDA identified additional cGMP deficiencies, and Steris currently continues to be ineligible to receive new product approvals. Therefore, none of the 11 pending ANDAs that have been filed from the Steris facility (out of the Company's total of 23 pending ANDAs) is expected to be approved until FDA has confirmed that Steris has satisfactorily resolved the noted deficiencies. In addition, as a result of observations made in the 1996 inspection and an investigation by the FDA's Office of Regulatory Affairs, Steris entered into a plea agreement with the U.S. Department of Justice. Under the agreement, Steris pled guilty in January 1998 to misdemeanor violations for failure to observe application reporting requirements for drug stability problems for two drugs during 1994 and 1995 and, consequently, paid a fine of $1.0 million. Also in early 1998, FDA issued to Steris a Warning Letter relating to the deficiencies observed in the 1997 inspection of the Steris facility, including FDA's request that Steris delineate its timetable for correction of cGMP deficiencies and provide FDA with additional information regarding products for which corrective actions have not been completed. FDA advised Steris in the Warning Letter that failure to take prompt corrective action could result in seizure of product, an injunction, and/or prosecution.

  In 1995, FDA's inspection of the Company's subsidiary, Danbury Pharmacal, Inc. ("Danbury"), which operates facilities in Carmel, New York and Danbury, Connecticut, resulted in observations regarding compliance with cGMP requirements and the reliability of data submitted by Danbury in support of certain ANDAs. As a consequence, Danbury voluntarily engaged independent experts to audit all critical data in a representative sampling of its pending and approved ANDAs. Reports of the audits, all of which have been completed, have been submitted to FDA for evaluation. FDA has not advised Danbury about its review of the audit reports; however, the agency continues to review and approve ANDAs submitted by Danbury.

  Marsam Pharmaceuticals Inc. ("Marsam") was inspected by FDA during 1997 to evaluate whether certain pending ANDAs could be approved. Certain cGMP deficiencies were observed during the inspection, and ANDA approvals were withheld pending completion of remedial actions by Marsam. Following a reinspection in late 1997, Marsam has received new ANDA approvals.

  There can be no assurance that FDA will determine that the Company has adequately corrected the alleged deficiencies at its operating sites, that subsequent inspections will not result in additional significant observations, that approval of any of the pending or subsequently submitted ANDAs by the Company will be forthcoming or that FDA will not seek to impose additional regulatory sanctions against the Company or any of its subsidiaries. The range of possible sanctions includes FDA issuance of adverse publicity, product recalls or seizures, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on the Company's business, results of operations or financial condition. See "--Dependence Upon New Products and Effect of Products Lifecycles," "--Dependence on Regulatory Approval and Compliance" and "Business--Government Regulations."

 Consolidation of Distribution Network; Customer Concentration

  The Company's principal customers are wholesale drug distributors and major drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the United States. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drug store chains has decreased. The Company expects that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on generic drug manufacturers. The Company believes this consolidation has caused and may continue to cause the Company's customers to reduce purchases of the Company's products. In August 1997, Cardinal Health Inc. announced its intention to merge with Bergen Brunswig Corporation. In addition, in September 1997 McKesson Corporation announced its intention to merge with AmeriSource Health Corporation. The proposed mergers among the four largest pharmaceutical wholesalers in the United States, if consummated, would result in greater consolidation of the pharmaceutical wholesaling industry and may intensify pricing and other competitive pressures on generic pharmaceutical manufacturers. Specifically for Schein, if the Cardinal Health--Bergen Brunswig merger had been consummated at the beginning of 1997, the resulting combined customer would have accounted for approximately 37% of the Company's total net revenues in 1997. The Federal Trade Commission ("FTC") has voted to oppose both of these proposed mergers. While these companies may appeal the FTC decision, the Company cannot predict whether, or on what terms, if any, these proposed mergers would be consummated.

  For the year ended December 1997, sales to the Company's ten largest customers represented approximately 69% of the Company's total net revenues. For the year ended December 1997, three customers accounted for 19%, 18% and 10%, respectively, of the Company's total net revenues. The same three customers accounted for 16%, 15% and 11%, respectively, of the Company's total net revenues in 1996. The loss of any of these customers could materially and adversely affect the Company's business, results of operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Industry Overview."

 Dependence on Collaborative Relationships

  The Company develops and markets certain products through collaborative arrangements with other companies through which it gains access to dosage forms, proprietary drug delivery technology, specialized formulation capabilities and active pharmaceutical ingredients. The Company relies on its collaborative partners for any number of functions, including product formulation, approval and supply. There can be no assurance these products will be successfully developed or that the Company's partners will perform their obligations under these collaborative arrangements. Further, there can be no assurance that the Company will be able to enter into future collaborative arrangements on favorable terms, or at all. Even if the Company enters into such collaborative arrangements, there can be no assurance that any such arrangement will be successful. See "Business--Strategy" and "Business--Strategic Collaborations."

 Supply of Raw Materials

  The principal components of the Company's products are active and inactive pharmaceutical ingredients and certain packaging materials. Many of these components are available only from a single source and, in many of the Company's ANDAs, only one supplier of raw materials has been identified, even in instances when multiple sources exist. Because FDA approval of drugs requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of any new supplier would be required if active ingredients or such packaging materials were no longer available from the specified supplier. The qualification of a new supplier could delay the Company's development and marketing efforts. Any interruption of supply could have a material adverse effect on the Company's ability to manufacture its products or to obtain or maintain regulatory approval of such products. In addition, the Company obtains a significant portion of its raw materials from foreign suppliers. Arrangements with international raw material suppliers are subject, among other things, to FDA regulation, various import duties and other government clearances. Acts of governments outside the U.S. may affect the price or availability of raw materials needed for the development or manufacture of generic drugs. In addition, recent changes in patent laws in jurisdictions outside the U.S. may make it increasingly difficult to obtain raw materials for research and development prior to the expiration of the applicable U.S. patents. There can be no assurance that the Company will establish or, if established, maintain good relationships with its suppliers or that such suppliers will continue to supply ingredients in conformity with legal or regulatory requirements. See "Business--Strategy" and "Business-- Manufacturing and Distribution."

 Risk of Product Liability Claims; No Assurance of Adequate Insurance

  The testing, manufacture and sale of pharmaceutical products involve a risk of product liability claims and the adverse publicity that may accompany such claims. The Company is a defendant in a number of product liability cases, the outcome of which the Company believes should not materially and adversely affect the Company's business, financial condition or results of operations. Although the Company maintains what it believes to be an adequate amount of product liability insurance coverage, there can be no assurance that the Company's existing product liability insurance will cover all current and future claims or that the Company will be able to maintain existing coverage or obtain, if it determines to do so, insurance providing additional coverage at reasonable rates. No assurance can be given that one or more of the claims arising under any pending or future product liability cases, whether or not covered by insurance, will not have a material adverse effect on the Company's business, results of operations or financial condition. See "Business--Product Liability; Insurance" and "Business--Legal Proceedings."

 Control of the Company

  Several of the Company's current principal stockholders are parties to the Restructuring Agreements (as defined herein), one of which governs the voting of their Common Stock and remains in effect until March 2000, subject to earlier termination under certain circumstances. Upon such termination, the stockholders who are parties to these agreements may be able to control all matters requiring stockholder approval, including the election of directors. The shares subject to these agreements represent a majority of the shares of Common Stock to be outstanding immediately following the Equity Offering. Under these agreements, the voting trustee (currently Martin Sperber, the Chairman of the Board, Chief Executive Officer and President of the Company), has the right to vote, or direct the vote of, the shares subject to these agreements. As a result, Mr. Sperber will continue to control substantially all matters requiring stockholder approval, including the election of directors, following the Equity Offering.

  Bayer Corporation, which owns 28.3% of the outstanding shares of Common Stock immediately prior to the Equity Offering, may purchase shares of the Company up to a maximum, in the aggregate, of 30% of the Company's outstanding Common Stock between May 15, 1997 and May 15, 1999, 33 1/3% between May 16, 1999 and May 15, 2000 and 36 2/3% between May 16, 2000 and May 15, 2001. Bayer
Corporation is a party to an agreement (the "Standstill") with the Company that, among other things, prevents Bayer Corporation from acquiring or seeking to acquire control of the Company prior to May 15, 2001. After such date, Bayer Corporation has the right to acquire control through open market purchases, and under certain circumstances within six months of the end of the Standstill, to acquire from certain principal stockholders of the Company or from the Company at fair market value a number of shares that would enable Bayer Corporation to own a majority of the outstanding shares of Common Stock. During the Standstill, under the terms of the Restructuring Agreements, Bayer Corporation has the right to acquire, including under certain circumstances the right to acquire from the Company and certain of its principal stockholders, unless Bayer Corporation has sold shares of Common Stock other than to certain permitted transferees, (i) shares in connection with its exercise of certain preemptive rights, (ii) after the Qualified Public Offering Date (as defined below) and before May 15, 2001, shares necessary to acquire ownership of at least 21% more of the outstanding Common Stock than any other holder of 10% or more of the Common Stock (other than an employee benefit plan or a current stockholder) (the "Investment Spread"), (iii) if, within 30 days after the Qualified Public Offering Date, Bayer Corporation has the right to acquire ownership of at least 21% more of the outstanding Common Stock than any other holder of 10% or more of the Common Stock (other than a current stockholder or employee benefit plan) and the total number of shares issued and outstanding (less restricted securities, as defined therein) (the "Public Float") is less than 133% of the Investment Spread, shares equal to the amount such Public Float is less than 133% of the Investment Spread and (iv) if, on May 15, 2001, the Public Float is less than 133% of the number of shares that, when added to Bayer Corporation's shares, equals a majority of the shares then outstanding, shares equal to such amount.

  Until Bayer Corporation owns less than 10% of the outstanding Common Stock (the "Governance Termination Date"), Bayer Corporation has the right to nominate a number of members of the Board of Directors of the Company, rounded down to the nearest whole number, (until Bayer holds more than 50% of the outstanding Common Stock, then rounded up to the nearest whole number), equal to the product of (a) the number of members of the Board of Directors and (b) Bayer Corporation's percentage stockholding of Common Stock of the Company at the time of nomination. Currently, Bayer Corporation has the right to nominate one director. During the period that Bayer has the right to nominate only one director, Bayer may designate a second individual to attend Board meetings solely as an observer without any right to vote or participate in these meetings.

  Until May 15, 2001, the Company may not undertake certain actions without the consent of Bayer Corporation, including, among other things, (a) engaging in any business not principally in a segment of the pharmaceutical or health care industry (b) amending the Company's charter or by-laws to require more than majority approval to elect a majority of the Board of Directors, or (c) engaging in transactions with affiliates on terms more favorable to the affiliate than could be obtained in arm's length transactions, other than intercompany transactions and transactions under the Restructuring Agreements. In addition, until the shares of the Company's Common Stock held by more than 300 persons who are neither current stockholders, their permitted transferees nor employees of the Company have a total market value in excess of $100.0 million (the "Qualified Public Offering Date"), the Company may not undertake certain other actions (including incurring funded debt in excess of certain ratios, or declaring certain dividends or making certain distributions in respect of the Company's Common Stock) without the consent of Bayer Corporation.

  Each of the provisions described above may make it more difficult for a third party to acquire, or may discourage acquisition bids for, Schein and could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. See "Principal Stockholders-- Restructuring Agreements."

 Fluctuating Results of Operations

  During the past three years, the Company's results of operations have fluctuated materially on both an annual and a quarterly basis. These fluctuations have resulted from several factors, including, among others, the timing of introductions of new products by the Company and its competitors, timing of receipt of patent settlement revenues, dependence by the Company on a limited number of products, the Marsam Acquisition (as defined herein) in 1995 and weak performance by the generic drug industry in the second half of 1996 and continuing into the first half of 1997. The Company believes that it will continue to experience fluctuations in net revenues, gross profit and net income as a result of, among other things, the timing of regulatory approvals and market introduction of new products by the Company and its competitors, and downward pressure on pricing for generic products available from multiple approved sources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  THE COMPANY

  The Company was founded in 1985. From 1992 to 1994, the Company engaged in a series of corporate reorganization transactions, including the separation of the Company from Henry Schein, Inc., a company engaged in the direct marketing of health care products and services to office-based health care practitioners, and the Company's reincorporation from New York to Delaware by way of the merger of the Company's parent into the Company. In 1994, Bayer Corporation purchased 28.3% of the Company's outstanding shares and agreed to pursue future strategic alliances with the Company. In September 1995, the Company acquired all the outstanding shares of Marsam, a developer, manufacturer and marketer of generic injectable prescription drugs.

  The Company is a Delaware corporation with its corporate offices at 100 Campus Drive, Florham Park, New Jersey 07932. Its telephone number is (973) 593-5500.

                                USE OF PROCEEDS

  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer. The net proceeds from the Initial Offering of $100.0 million were used to repay the Senior Subordinated Loan.

                                CAPITALIZATION

  The following table sets forth the short-term debt and capitalization of the Company as of December 27, 1997. This table should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus. See "Use of Proceeds."

                                                                 DECEMBER 1997
                                                                 --------------
                                                                 (IN THOUSANDS)
SHORT-TERM DEBT:
  Revolving credit facility (1).................................    $ 44,000
  Current portion of term loan facility.........................      11,579
  Current portion of capitalized lease obligations and other....         861
                                                                    --------
    Total short-term debt.......................................    $ 56,440
                                                                    ========
LONG-TERM DEBT:
  Term loan facility............................................    $ 98,421
  Senior Floating Rate Notes Due 2004...........................     100,000
  Capitalized lease obligations.................................         284
                                                                    --------
    Total long-term debt........................................     198,705
                                                                    --------
STOCKHOLDERS' EQUITY:
  Common Stock, $.01 par value; 952 authorized shares, 273
   issued and outstanding.......................................           3
  Additional paid-in capital....................................      38,778
  Retained earnings.............................................      99,483
  Other.........................................................       1,451
                                                                    --------
    Total stockholders' equity..................................     139,715
                                                                    --------
      Total capitalization......................................    $338,420
                                                                    ========

--------
(1) As of December 27, 1997, the Company had approximately $56.0 million of borrowing availability under the Senior Credit Agreement, subject to satisfaction of certain conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                     SELECTED CONSOLIDATED FINANCIAL DATA
                                (IN THOUSANDS)

  The following selected consolidated financial data with respect to the Company's financial position at December 1996 and 1997, and its results of operations for the years ended December 1995, 1996 and 1997, has been derived from the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected consolidated financial information with respect to the Company's financial position at December 1993, 1994 and 1995, and its results of operations for the years ended December 1993 and 1994, has been derived from the audited consolidated financial statements of the Company which are not included in this Prospectus. The selected consolidated financial data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.

                                          YEAR ENDED DECEMBER
                              ------------------------------------------------
                                1993      1994    1995(1)     1996      1997
                              --------  --------  --------  --------  --------
STATEMENT OF OPERATIONS
 DATA:
Net revenues................  $393,926  $385,428  $391,846  $476,295  $490,170
Cost of sales...............   217,653   237,380   250,507   320,675   329,761
                              --------  --------  --------  --------  --------
 Gross profit...............   176,273   148,048   141,339   155,620   160,409
Costs and expenses:
 Selling, general and
  administrative............    64,489    71,783    75,274    87,329    81,809
 Research and development...    18,055    19,170    28,324    27,030    29,387
 Amortization of goodwill
  and other intangibles.....       --        --      3,399    10,195    10,196
 Special compensation,
  restructuring and
  relocation(2).............     8,426    33,594       --        --        --
 Acquired in-process Marsam
  research and
  development(1)............       --        --     30,000       --        --
                              --------  --------  --------  --------  --------
Operating income............    85,303    23,501     4,342    31,066    39,017
 Interest expense, net......     1,467     1,493    10,005    23,285    26,578
 Other expense (income),
  net(3)....................     9,215       212    (1,245)    1,193    (9,318)
                              --------  --------  --------  --------  --------
Income (loss) before taxes
  on income and minority
  interest..................    74,621    21,796    (4,418)    6,588    21,757
 Provision for income
  taxes.....................    29,096    15,165    10,482     5,191    10,655
 Minority interest..........      (343)      --        --        --        --
                              --------  --------  --------  --------  --------
Net income (loss)...........  $ 45,868  $  6,631  $(14,900) $  1,397  $ 11,102
                              ========  ========  ========  ========  ========
OTHER DATA:
Depreciation and
 amortization...............  $  7,328  $  8,464  $ 17,395  $ 25,450  $ 25,474
Capital expenditures, net...    22,806    16,135    13,986    11,309    14,446
Ratio of earnings to fixed
 charges(4).................      26.9x      8.0x      0.6x      1.3x     1.8x
Pro forma interest
 expense(5).................                                            25,147

                                                      DECEMBER
                                    --------------------------------------------
                                      1993     1994   1995(1)    1996     1997
                                    -------- -------- -------- -------- --------
BALANCE SHEET DATA:
Working capital...................  $ 87,035 $ 98,610 $ 92,021 $ 99,111 $ 73,249
Total assets......................   227,861  269,729  522,410  544,312  534,126
Short-term debt, including current
 portion of long-term debt........     1,838    3,465   40,078   41,090   56,440
Long-term debt, less current
 portion..........................    25,725   42,462  240,480  245,390  198,705
Stockholders' equity..............   130,336  140,164  125,692  129,980  139,715

--------
(1) Includes the results of Marsam from September 1995, the date of purchase. In connection with the purchase of Marsam, the Company recognized acquired in-process research and development. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 2 to the Consolidated Financial Statements of the Company.
(2) Special compensation, restructuring and relocation expenses includes costs recognized by the Company in connection with its restructuring and relocation of its corporate headquarters. From 1992 to 1994, the Company engaged in a series of corporate reorganization transactions, including the separation of the Company from Henry Schein, Inc., which is engaged in the direct marketing of health care products and services to office-based health care practitioners. In connection with these transactions, Bayer Corporation purchased from the Company's stockholders 28.3% of the Company's outstanding shares, and agreed with the Company to pursue future strategic alliances. Charges for special compensation, restructuring and relocation incurred in connection with the reorganization aggregated $8.4 million and $33.6 million for 1993 and 1994, respectively.
(3) Other expense (income), net, includes equity in earnings (loss) of unconsolidated international ventures of $(0.4) million, $(3.4) million and $(3.4) million in 1995, 1996 and 1997, respectively, gain on sales of marketable securities of $12.7 million in 1997, and a settlements contingency of $8.0 million in 1993.

(4) The ratio of earnings to fixed charges is computed by dividing (i) income
    (loss) before provision for income taxes and minority interest plus fixed charges by (ii) fixed charges. Fixed charges consist of interest on indebtedness, including amortization of debt issuance costs and the estimated interest component of rental expense (assumed to be one-third). In fiscal 1995, fixed charges exceeded income (loss) before provision for income taxes and minority interest by $4.4 million.

(5) Pro forma interest expense represents what interest expense, including amortization of debt issuance costs, would have been had the Initial Offering occurred on December 29, 1996 and the proceeds thereof used by the Company to retire the Senior Subordinated Loan.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. See "Risk Factors."

OVERVIEW

  The Company currently manufactures and markets two classes of pharmaceutical products, generic products and branded products. Generic products are comprised of the Company's core products (including methylphenidate and ketoprofen ER) and patent review products and settlements resulting from the Company's patent challenge activities. The Company's primary branded product, INFeD, is the leading injectable iron product in the United States.

  The Company's results of operations depend on the Company's ability to develop and commercialize new pharmaceutical products. Generally, following the expiration of patents and any other market exclusivity periods for branded drugs, the first pharmaceutical manufacturers successfully to market generic equivalents of such drugs achieve higher revenues and gross profit from the sale of such generic drugs than do others from the sale of generic equivalents subsequently approved. As competing generic equivalents reach the market, the prices, sales volumes and profit margins of the earliest generic versions often decline significantly. For these reasons, the Company's ability to achieve growth in revenues and profitability depends on its being among the first companies to introduce new generic products. During the past five years, the Company has introduced a number of generic products to the market at patent expiration dates and in a number of cases prior to patent expiration of the branded product by successful challenges to the patent under the Waxman-Hatch Act.

  The Company's dependence on a limited number of products, the product cycles of such products, and the timing of receipt of patent settlement revenues have resulted in significant fluctuations in the Company's earnings. Continued growth in the Company's revenues will depend on continued market demand for its products, as well as the successful introduction and marketing of new products.

  The development, manufacture, marketing and sale of pharmaceutical products is subject to extensive federal, state and local regulation. The Company, like other industry participants, must obtain approval from the FDA before marketing most drugs, and must demonstrate continuing compliance with cGMP regulations in its production. Over the last several years, FDA has inspected various Company manufacturing facilities. As a result of these inspections, FDA has required that the Company modify certain of its manufacturing and other practices and, at times, withheld approval of certain applications for new products, pending satisfactory resolution of issues identified during the inspections. However, all the Company's manufacturing facilities have continued production, and there has been no significant impact on overall production. Certain significant delays in the review or approval of applications for new products could have a material adverse effect on the Company's future prospects. See "Risk Factors--Dependence on Regulatory Approval and Compliance," "--Pending Regulatory Matters" and "Business-- Government Regulations."

  The Company acquired all the outstanding capital stock of Marsam (the "Marsam Acquisition") in September 1995 for $245.0 million in cash, which expanded the Company's ability to manufacture sterile penicillins and oral and sterile cephalosporins.

  The following table sets forth the net revenues of the Company's generic and branded businesses for each of the periods shown:

                                                           YEAR ENDED DECEMBER
                                                           --------------------
                                                            1995   1996   1997
                                                           ------ ------ ------
                                                              (IN MILLIONS)
Generic business:
  Core products........................................... $284.8 $322.3 $306.2
  Patent reviews
    Patent challenge product revenues.....................   35.0   52.5   54.6
    Settlement revenues...................................    5.0   13.5   25.0
                                                           ------ ------ ------
    Total patent review revenues..........................   40.0   66.0   79.6
    Total generic revenues................................  324.8  388.3  385.8
                                                           ------ ------ ------
Branded business:
  INFeD...................................................   67.0   88.0  104.4
                                                           ------ ------ ------
    Total net revenues.................................... $391.8 $476.3 $490.2
                                                           ====== ====== ======

  Patent challenge product revenues and settlement revenues resulted from the Company's patent review activities. Settlement revenues in 1995, 1996 and 1997 reflect funds received from a pharmaceutical company pursuant to an agreement reached with the Company in 1994. Under the agreement, which provides that certain contingent payments may be made to the Company, the Company received a final payment of $30 million in the first quarter of 1998, half of which was paid to the Consultant. In addition to the amounts paid to the Consultant, the Company incurs substantial other costs related to its patent review activities as part of its overall product development activities. See Note 10 to the Consolidated Financial Statements of the Company.

  In 1992, the Company entered the branded pharmaceutical segment of the market by introducing INFeD, which is currently the leading iron injectable product in the U.S. Net revenues from INFeD as a portion of total net revenues increased from 17% in 1995 to 21% in 1997. Gross profit margins on INFeD generally exceed gross profit margins on the Company's generic products. Accordingly, the gross profit from increased sales of INFeD have offset the reduction in gross profit from generic products during the periods presented.

  The Company's product line includes both solid dosage and sterile dosage generic products. The Company is also developing a line of specialty branded pharmaceuticals. The following table sets forth the percentages of the Company's net revenues attributable to its generic and branded businesses:

                                                      YEAR ENDED DECEMBER
                                                      ------------------------
                                                       1995     1996     1997
                                                      ------   ------   ------
   Generic business:
     Manufactured sterile dosage.....................     30%      38%      33%
     Manufactured solid dosage.......................     35       28       33
     Purchased products..............................     18       15       13
                                                      ------   ------   ------
       Total generic.................................     83       81       79
   Branded business:
     INFeD...........................................     17       19       21
                                                      ------   ------   ------
       Total.........................................    100%     100%     100%
                                                      ======   ======   ======

  During the period from 1995 to 1996, the Company's percentage of net revenues from manufactured sterile dosage products and INFeD increased and the percentage of net revenues from solid dosage products declined. This reflects
(i) the Company including Marsam's results (predominantly sterile dosage products) since its acquisition by the Company in September 1995, (ii) INFeD sales rising faster than the Company's total net revenues, and (iii) older solid dosage products experiencing declines in selling prices as competitors have entered the market. The increase in percentage of net revenues from solid dosage products in 1997 reflects the approval and launch in that year of methylphenidate and ketoprofen ER.

RESULTS OF OPERATIONS

  The following table sets forth certain selected statement of operations data as a percentage of net revenues for the periods indicated:

                                                       YEAR ENDED DECEMBER
                                                       -----------------------
                                                        1995     1996    1997
                                                       ------   ------  ------
Net revenues..........................................  100.0%   100.0%  100.0%
Cost of sales.........................................   63.9     67.3    67.3
                                                       ------   ------  ------
Gross profit..........................................   36.1     32.7    32.7
Costs and expenses:
  Selling, general and administrative.................   19.2     18.3    16.6
  Research and development............................    7.2      5.7     6.0
  Amortization of goodwill and other intangibles......    0.9      2.1     2.1
  Acquired in-process Marsam research and
   development........................................    7.7      --      --
                                                       ------   ------  ------
Operating income......................................    1.1      6.6     8.0
  Interest expense, net...............................    2.5      4.9     5.4
  Other expense (income), net.........................   (0.3)     0.3    (1.9)
                                                       ------   ------  ------
Income (loss) before provision for income taxes.......   (1.1)     1.4     4.5
  Provision for income taxes..........................    2.7      1.1     2.2
                                                       ------   ------  ------
Net income (loss).....................................   (3.8)%    0.3%    2.3%
                                                       ======   ======  ======

  1997 COMPARED TO 1996

  Net revenues increased $13.9 million, or 2.9%, from $476.3 million in 1996 to $490.2 million in 1997. In the branded business, sales increased $16.4 million, partially offset by a $2.5 million decline in the generic business. The increase in branded product sales reflected primarily an increase in units sold. The decline in generic business resulted from $32.2 million of price erosion in core products and $20.6 million resulting from a strategic decision in the second half of 1996 to discontinue certain lower-margin manufacturing and lower margin outsourced products, partially offset by a $26.6 million increase in sales of new products, a $10.1 million volume increase in sales of core products and a $13.6 million increase in total patent review revenues. The increase in patent review revenues resulted primarily from an $11.5 million increase in settlement revenues. Two new generic products that were launched in the fourth quarter of 1997 are methlyphenidate and ketoprofen ER, which had combined revenues of $17.8 million.

  Gross profit increased $4.8 million, or 3.1%, from $155.6 million in 1996 to $160.4 million in 1997. The gross margin was flat at 32.7% in 1996 and 1997. The increase in gross profit was principally the result of the introduction of new products, increased revenues of INFeD and an increase in settlement revenues offset by price erosion in both core products and patent challenge products. Gross profit from patent review revenues increased $5.1 million from $30.8 million in 1996 to $35.9 million in 1997 and related gross margin decreased from 46.7% in 1996 to 45.1% in 1997. Such gross profit reflects, among other things, net revenue from sales of patent challenge products and settlement revenues, offset, in part, by payments to the Consultant under the Consulting Agreement, which payments are included in cost of sales. In that regard, for projects in which the Consultant has rendered an opinion setting forth the basis for a possible patent challenge, the Company pays the Consultant half the adjusted gross profits (as defined), from the Company's sale of generic versions of the patented product until the date on which the patent would normally have expired or half the proceeds of any settlement. Patent review revenues have historically fluctuated and there can be no assurance of successful patent challenges in the future. See "Risk Factors-- Dependence on Successful Patent Litigation."

  Selling, general and administrative expenses decreased $5.5 million, or 6.3%, from $87.3 million in 1996 to $81.8 million in 1997. Selling, general and administrative expenses as a percentage of net revenues decreased from 18.3% in 1996 to 16.6% in 1997. The decrease in selling, general and administrative expenses was due primarily to a reduction in the generic field sales force due to consolidation of the customer base and overall cost control efforts.

  Research and development expenses increased $2.4 million, or 8.7%, from $27.0 million in 1996 to $29.4 million in 1997 as a result of increased research and development activities generally.

  Amortization of goodwill and other intangibles was unchanged from 1996 to 1997.

  As a result of the factors discussed above, operating income increased $7.9 million, or 25.6%, from $31.1 million in 1996 to $39.0 million in 1997.

  Interest expense, net, increased $3.3 million, or 14.1%, from $23.3 million in 1996 to $26.6 million in 1997 principally due to higher amortization of deferred financing expenses of $2.6 million and increased interest costs of $0.7 million resulting from refinancing of senior debt with higher cost subordinated debt in December 1996. The higher cost subordinated debt was exchanged for lower cost senior floating rate debt in December 1997.

  Other expense (income), net, changed by $10.5 million from an expense of $1.2 million in 1996 to income of $9.3 million in 1997 primarily due to gains on the sale of marketable securities of $12.7 million.

  The Company's effective tax rate is higher than the statutory rate due to the effect of significant non-deductible expenses. The effective tax rate decreased from 78.8% in 1996 to 49.0% in 1997, primarily as a result of higher income offsetting fixed non-deductible expenses.

  1996 COMPARED TO 1995

  Net revenues increased $84.5 million, or 21.6%, from $391.8 million in 1995 to $476.3 million in 1996. In the branded business, sales increased $21.0 million while generic sales increased $63.5 million. The increase in branded product sales largely reflected an increase in units sold. The increase in the generic business is primarily due to $32.2 million in sales from the Marsam Acquisition in the third quarter of 1995, and a $20.3 million increase in core product volume, partially offset by $15.0 million in price erosion. Patent review revenues increased $26.0 million, due to a $17.5 million increase in patent challenge product revenues and an increase in settlement revenues of $8.5 million.

  Gross profit increased $14.3 million, or 10.1% from $141.3 million in 1995 to $155.6 million in 1996. The gross margin decreased from 36.1% in 1995 to 32.7% in 1996. The increase in gross profit was largely attributable to increased revenues of INFeD, an increase in patent challenge settlement revenues and the full year of Marsam results, partially offset by price erosion in both core products and patent challenge products. Gross profit from patent review revenues decreased $0.3 million from $31.1 million in 1995 to $30.8 million in 1996 and related gross margin decreased from 77.8% in 1995 to 46.7% in 1996. Price erosion on products in respect of which the Company no longer shares gross profits with the Consultant were partially offset by sales of a new patent challenge product in respect of which the Consultant shared gross profits. Gross profit reflects, among other things, net revenue from sales of patent challenge products and settlement revenues, offset, in part, by payments to the Consultant under the Consulting Agreement, which payments are included in cost of sales. In that regard, for projects in which the Consultant has rendered an opinion setting forth the basis for a possible patent challenge, the Company pays the Consultant half the adjusted gross profits (as defined), from the Company's sale of generic versions of the patented product until the date on which the patent would normally have expired or half the proceeds of any settlement.

  Selling, general and administrative expenses increased $12.0 million, or 15.9%, from $75.3 million in 1995 to $87.3 million in 1996, but decreased as a percentage of net revenues from 19.2% in 1995 to 18.3% in 1996. Selling, general and administrative expenses increased due primarily to increased sales volume, the full year impact of the Marsam Acquisition and an increase in promotional activities in support of new product launches.

  Research and development expenses decreased $1.3 million, or 4.6%, from $28.3 million in 1995 to $27.0 million in 1996. Acquired in-process Marsam research and development charges of $30.0 million were fully reflected in 1995.

  Amortization of goodwill and other intangibles increased $6.8 million from $3.4 million in 1995 to $10.2 million in 1996, giving effect to the full year impact of the Marsam Acquisition.

  As a result of the factors discussed above, operating income increased $26.8 million from $4.3 million in 1995 to $31.1 million in 1996.

  Interest expense, net, increased $13.3 million from $10.0 million in 1995 to $23.3 million in 1996. The increase was due primarily to the increase in average debt associated with the financing for the Marsam Acquisition and higher interest rates.

  Other expense (income), net, increased $2.4 million from income of $1.2 million in 1995 to an expense of $1.2 million in 1996. Equity losses from the Company's investment in international joint ventures accounted for $3.0 million of the increase.

  The Company's effective tax rate is higher than the statutory rate due to the effect of significant non-deductible expenses, which were largely comprised of amortization of intangibles and the acquired in-process Marsam research and development charge.

LIQUIDITY AND CAPITAL RESOURCES

  Historically, the Company has financed its business operations primarily through a revolving credit facility and used long-term bank financing to fund acquisitions. The Company intends to finance future acquisitions through the issuance of new common shares, the incurrence of new debt or both. The incurrence of new debt is subject to certain limitations under the Senior Credit Agreement and the Notes and the Indenture.

  Net cash provided by operating activities was $34.9 million and $10.8 million for the years 1997 and 1996, respectively. The net cash provided by operating activities during 1997 was attributable to net income, as adjusted for non-cash charges, of $24.9 million and an increase in accounts payable and accrued expenses and a decline in inventories of $27.6 million, offset by an increase in accounts receivable and prepaid expenses and other assets of $17.6 million. The net cash provided by operating activities during 1996 was attributable to net income, as adjusted for non-cash charges, of $27.9 million and an increase in accounts payable and accrued expenses and a decrease in prepaid expenses and other assets of $13.9 million, offset by an increase in inventories and accounts receivable of $31.0 million.

  Net cash provided by investing activities for 1997 was $0.1 million compared to net cash used in investing activities in 1996 of $20.0 million. Cash provided by investing activities in 1997 resulted from the proceeds of sales of marketable securities of $14.7 million, offset primarily by capital expenditures, net of $14.4 million. The 1996 use of cash in investing activities was primarily due to (i) capital expenditures, net, (ii) purchase of product rights and licenses and (iii) investments in international joint ventures aggregating $17.4 million.

  Net cash used in financing activities for the year 1997 of $36.3 million resulted from the net repayment of debt. Net cash provided by financing activities for the year 1996 of $3.6 million was primarily due to net proceeds of debt.

  In September 1995, the Company entered into the Senior Credit Agreement with a group of banks to provide funds for the Marsam Acquisition, the repayment of certain debt, working capital and general corporate purposes. The Senior Credit Agreement, which expires in December 2001, provided a term loan facility of $250.0 million and a revolving credit facility of $100.0 million. Amounts outstanding under the revolving credit facility were $41.0 million and $44.0 million as of year-end 1996 and 1997, respectively.

  In December 1996, the Company prepaid $100.0 million of the term loan portion of the Senior Credit Agreement using the proceeds from a $100.0 million senior subordinated loan (the "Senior Subordinated Loan"). As a result of this payment and a scheduled payment, the term loan facility was reduced to $145.0 million by December 1996. In the year 1997, the Company made voluntary principal payments of $35.0 million, thus reducing the term loan portion to $110.0 million by year end. Quarterly principal payments on the term loan will begin in September 1998 and end in the year 2001. In addition to such principal payments, the Company is required to make additional principal payments from its excess cash flow, as defined in the agreement, if its leverage exceeds certain levels, and if the Company raises new capital from either the issuance of securities or certain asset sales not in the ordinary course of business. Borrowings under the Senior Credit

Agreement bear interest, which is payable at least quarterly, at a rate equal to a floating base rate plus a premium ranging from zero to 1.50% or at a rate equal to LIBOR plus a premium ranging from 0.75% to 2.50%, depending on the type of borrowing and the Company's performance against certain criteria. The Senior Credit Agreement also contains restrictions on the payment of dividends by the Company. The agreement provides that dividends may not be paid unless Total Debt is below 2.5 times the trailing four quarters of EBITDA, each such term as defined in the agreement. Dividends may not exceed 25% of the cumulative net income less any losses from October 1, 1995 to the most recent fiscal quarter end.

  In December 1997, the Company issued the Old Notes, the proceeds of which were used to repay the Senior Subordinated Loan. Interest on the Notes is payable quarterly at a rate per annum equal to LIBOR plus 3%. The Notes will mature in December 2004, unless previously redeemed. The Notes will be redeemable, in whole or in part, at the option of the Company, at any time at the specified redemption prices. Upon the occurrence of a change of control, each holder of Notes may require the Company to repurchase such holder's Notes, in whole or in part, at a repurchase price of 101% of the principal amount, plus accrued and unpaid interest. The Equity Offering does not constitute a "change of control" under the Notes. The Notes, which are unsecured obligations of the Company, rank pari passu with all existing and future senior indebtedness of the Company, and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated to the Notes. The Notes also provide that additional indebtedness may be incurred as long as, after giving effect to such incurrence, the consolidated coverage ratio (the ratio of consolidated cash flows to consolidated interest expense, as each such term is defined in the Indenture) is greater than 2.5 times for the years 1998 and 1999 and 3.0 times thereafter. Dividends can be paid only if, at the time of payment, the Company is able to incur an additional dollar of indebtedness by complying with such ratio. In addition, cumulative dividends cannot exceed 50% of the cumulative net income and the net proceeds of any equity offering to the most recent fiscal quarter.

  The Company in February 1998 entered into a strategic alliance agreement with Cheminor Drugs Limited and its subsidiaries ("Cheminor") and Dr. Reddy's Laboratories Limited and its subsidiaries ("Reddy"). Pursuant to the agreement, Cheminor will make available to the Company its present and future dosage form generic products on an exclusive basis in the United States and certain other countries, and the Company will make available to Cheminor and Reddy its present and future products on an exclusive basis for sale in India and certain other countries. Cheminor and Reddy will make available to the Company bulk active pharmaceutical ingredients. As part of the arrangement, the Company purchased 2.0 million publicly traded shares of Cheminor Drugs Limited (12.79% of the currently outstanding shares of Cheminor Drugs Limited) for $10.0 million using funds from the revolving credit facility under the Senior Credit Agreement, and under certain circumstances has the right and the obligation to purchase an additional 1.0 million shares for $5.0 million. Cheminor will have the right to make fair market value purchases of the Company's Common Stock, once the shares are publicly traded; the purchase price may be payable from profits otherwise due Cheminor from the alliance. Each party will also be entitled to representation on the other company's board of directors consistent with its equity interest.

  In March 1998, the Company entered into an agreement with Elan covering several products in various states of development. Under the agreement, the Company is obligated to pay $14.0 million in development and license fees over the next 12 months. The Company intends to pay such development and license fees using cash generated from its operations and funds from the revolving credit facility under the Senior Credit Agreement.

  The Company believes that cash generated from its operations, its existing credit facilities and the availability of $56.0 million under such facilities as of December 1997 are sufficient to finance its current level of operations and currently contemplated capital expenditures and strategic investments through the next 12 months. In the event the Company makes any significant acquisitions, it may be required to raise additional funds, through the issuance of additional debt or equity securities. There can be no assurance that such funds, if required, would be available or, if available, would be on terms acceptable to the Company.

  The Company intends to use all of the proceeds of the Equity Offering to repay a portion of the revolving and/or term loan facility under the Senior Credit Agreement, which matures on December 31, 2001 and bears interest at a rate at December 1997 of 7.91%, and/or to repurchase and retire a portion of the Notes, which bear interest at a rate at December 1997 of 8.94% and which were issued in exchange for the Company's Senior Subordinated Loan. Reductions to the revolving loan facility may be reborrowed. All repayments or repurchases of the term loan facility and Notes will be permanent. See "Capitalization" and "Business-- Strategic Collaborations."

QUARTERLY INFORMATION

  As a result of a variety of factors, including the introduction of new products by the Company, the timing of receipt of patent settlement revenues and changes in the degree of competition for the Company's products, the Company's quarterly results of operations have fluctuated significantly and are expected to fluctuate significantly in the future.

  The following tables present unaudited quarterly financial data for the years 1996 and 1997. The Company believes all necessary adjustments have been included in the amounts stated below to present fairly the selected quarterly information when read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto.

                              YEAR ENDED DECEMBER 1996                YEAR ENDED DECEMBER 1997
                                     (UNAUDITED)                             (UNAUDITED)
                         --------------------------------------  -------------------------------------
                          FIRST     SECOND    THIRD     FOURTH    FIRST    SECOND    THIRD     FOURTH
                         QUARTER   QUARTER   QUARTER   QUARTER   QUARTER  QUARTER   QUARTER   QUARTER
                         --------  --------  --------  --------  -------- --------  --------  --------
                                                     (IN THOUSANDS)
Net revenues:
 Net product sales...... $109,949  $120,398  $108,325  $124,123  $106,839 $114,441  $107,549  $136,341
 Settlements revenues...   13,500       --        --        --     25,000      --        --        --
                         --------  --------  --------  --------  -------- --------  --------  --------
 Total net revenues.....  123,449   120,398   108,325   124,123   131,839  114,441   107,549   136,341
                         --------  --------  --------  --------  -------- --------  --------  --------
Gross profit............   42,420    37,620    35,411    40,169    44,722   36,568    31,977    47,142
Cost and expenses:
 Selling, general and
  administrative........   20,636    21,480    21,229    23,984    19,942   19,129    20,885    21,853
 Research and
  development...........    7,242     8,119     7,683     3,986     6,744    7,434     8,676     6,533
 Amortization of
  goodwill and other
  intangibles...........    2,548     2,550     2,615     2,482     2,550    2,598     2,574     2,474
                         --------  --------  --------  --------  -------- --------  --------  --------
Operating income
 (loss).................   11,994     5,471     3,884     9,717    15,486    7,407      (158)   16,282
 Interest expense, net..    5,321     5,379     5,382     7,203     6,884    6,850     6,722     6,122
 Other expenses
  (income), net.........     (603)     (646)      797     1,645     1,094   (1,077)   (6,559)   (2,776)
                         --------  --------  --------  --------  -------- --------  --------  --------
Income (loss) before
 provision for income
 taxes..................    7,276       738    (2,295)      869     7,508    1,634      (321)   12,936
Provision for income
 taxes..................    3,343       733      (503)    1,618     3,625    1,315       155     5,560
                         --------  --------  --------  --------  -------- --------  --------  --------
Net income (loss)....... $  3,933  $      5  $ (1,792) $   (749) $  3,883 $    319  $   (476) $  7,376
                         ========  ========  ========  ========  ======== ========  ========  ========

INFLATION

  Management does not believe inflation had a material adverse effect on the financial statements for the periods presented.

EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

  Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), Disclosures about Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

  Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Results of operations and financial position will be unaffected by implementation of these new standards. The Company has not determined whether either of these two standards will have a material impact on its financial statement disclosure.

  In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 ("SFAS No. 132"), Employers' Disclosures about Pensions and Other Postretirement Benefits, which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 is not expected to materially impact the Company's current disclosures.

RISK MANAGEMENT

  The Company is potentially subject to a concentration of credit risk with respect to its trade receivables, the majority of which are due from wholesalers, drug store chains and distributors. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains sufficient allowances and insurance to cover potential or anticipated losses for uncollectible accounts.

  The Company from time to time hedges a portion of its floating rate interest exposure using various financial instruments. At December 1997, the Company had no interest rate hedges in place. In February 1998, the Company entered into $100.0 million of notional amount interest rate hedge agreements for a minimum of two years.

  The Company considers its investment in international subsidiaries and joint ventures to be both long-term and strategic. As a result, the Company does not hedge the long-term translation exposure to its balance sheet. Foreign currency translations to date have not been material.

YEAR 2000 COMPLIANCE

  The Company is modifying its computer systems to be Year 2000 compliant. The Company does not expect that the cost of modifying such systems will be material. The Company believes it will achieve Year 2000 compliance in advance of the year 2000, and does not anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance. The Company does not have any information concerning the Year 2000 compliance status of its suppliers and customers.

                                   BUSINESS

GENERAL

  Schein Pharmaceutical believes it is one of the leading generic pharmaceutical companies in terms of United States revenues. The Company develops, manufactures and markets one of the broadest generic product lines in the pharmaceutical industry through the integration of its product development expertise, diverse, high-volume production capacity and direct sales and marketing forces. The Schein product line includes both solid dosage and sterile dosage generic products, and the Company is also developing a line of specialty branded pharmaceuticals. The Company believes that its primary branded product, INFeD, is the leading injectable iron product in the United States in terms of revenues. The Company has a substantial pipeline of products under development. The Company enhances its internal product development, manufacturing and marketing capabilities through strategic collaborations. Schein generated net revenues of $490.2 million and operating income of $39.0 million during 1997.

  The Company believes it manufactures and markets the broadest product line of any U.S. pharmaceutical company in terms of number and types of products. The Company manufactures and markets approximately 160 chemical entities formulated in approximately 325 different dosages under approximately 200 ANDAs approved by FDA. Schein is currently the sole manufacturing source for 47 generic pharmaceutical products, of which 45 are sterile dosage products. The Company's solid dosage products include both immediate-release and extended-release capsules and tablets; sterile dosage products include solutions, suspensions, powders and lyophilized (freeze-dried) products primarily for administration as injections, ophthalmics and otics. The manufacture of sterile dosage products is significantly more complex than the manufacture of solid dosage products, which limits competition in this product area. The Company currently manufactures approximately four billion solid dosage tablets and capsules and 75 million sterile dosage vials and ampules annually. Solid dosage generic products and sterile dosage generic products each accounted for approximately 40% of the Company's net revenues in 1997.

  Since introducing INFeD in 1992, the Company has been developing a portfolio of branded products, primarily in select therapeutic markets, such as iron management for the nephrology, oncology and hematology markets. INFeD is used in the treatment of certain types of anemia, particularly in dialysis patients, and accounted for approximately 21% of the Company's net revenues in 1997. The Company markets INFeD through a 20-person dedicated sales and marketing force, as well as through co-marketing collaborations with Bayer Corporation in the nephrology market and MGI in the oncology market.

  The Company believes its 130-person direct sales and marketing force is one of the largest in the U.S. generic pharmaceutical industry. Through its customized marketing programs, the Company markets its products to approximately 60,000 customers representing all major customer channels, including pharmaceutical wholesalers, chain and independent drug retailers, hospitals, managed care organizations, other group purchasing organizations and physicians.

  Schein's objective is to become the leading generic pharmaceutical company in the approximately $7.4 billion generic prescription pharmaceutical industry in the United States. The Company's growth strategy is to: (i) leverage its diverse pharmaceutical formulation and manufacturing capabilities to extend the breadth of its generic product line; (ii) focus its product development activities on complex and other generic drugs that require specialized development or manufacturing technology and are therefore expected to encounter limited competition; (iii) develop and market branded drugs for select therapeutic categories; (iv) pursue strategic collaborations to supplement product development and manufacturing resources; and (v) expand market penetration through direct sales and innovative marketing programs.

  The Company's commitment to product development has resulted in 24 ANDA approvals during the past three years. During the past three fiscal years, the Company, directly and through its strategic collaborations, has expended $84.7 million on product pipeline development activities, which the Company believes is among the highest product development expenditure levels for any independent generic drug company. The Company pursues product development through its 150-person product development staff and various collaborations and licensing arrangements with other pharmaceutical and drug delivery technology companies. The Company's product development efforts focus on: (i) major branded drugs coming off patent; (ii) drugs for which patent protection has lapsed and for which there are few or no generic producers; (iii) drugs whose patents may be susceptible to challenge; (iv) proprietary and branded products focused in select therapeutic areas; and (v) generic products that require specialized development, formulation, drug delivery or manufacturing technology.

  The Company supplements its internal product development, manufacturing and marketing capabilities from external sources. During 1994, Schein entered into a strategic alliance with Bayer Corporation, through which Bayer Corporation became a 28.3% stockholder of Schein, and Bayer Corporation currently participates with Schein in several collaborations. In 1995, the Company acquired Marsam, expanding the Company's ability to develop and manufacture sterile penicillins and oral and sterile cephalosporins. In addition, the Company has entered into strategic collaborations involving product development arrangements with companies such as Ethical and Elan; raw material supply arrangements with companies such as Johnson Matthey and Abbott; and sales and marketing arrangements with Bayer and other companies such as MGI.

INDUSTRY OVERVIEW

  In the U.S., pharmaceutical products are marketed as either branded or generic. Branded products are marketed under brand names and through programs designed to attract physician and consumer loyalty. Branded drugs generally are covered by patents at the time of their market introduction, thereby resulting in periods of market exclusivity for the patent holders. Following the expiration of these patents, marketing of branded drugs often continues, particularly in cases where there is significant physician or consumer loyalty.

  Generic pharmaceuticals (also known as "multi-source" or "off-patent" pharmaceuticals) are the chemical and therapeutic equivalents of branded drugs. Under the Waxman-Hatch Act, generic drugs generally may be sold in the United States following (i) FDA approval of an ANDA that includes evidence that the generic drug is bioequivalent to its branded counterpart and (ii) the expiration, invalidation or circumvention of any patents on the corresponding branded drug and the expiration of any other market exclusivity periods applicable to the branded drug.

  Since the adoption of the Waxman-Hatch Act, generic pharmaceuticals have become an increasingly important segment of the U.S. pharmaceutical market, particularly when measured in terms of the increasing rate at which doctors' prescriptions have allowed generic drugs to be substituted for branded drugs. In 1996, prescriptions dispensed in the United States for generic drugs reached 40% of the total drug prescriptions dispensed. In terms of dollar sales, however, generic drugs have accounted for a much lower percentage of the total U.S. pharmaceutical market. Sales of generic drugs in 1995 accounted for approximately $7.4 billion out of a total U.S. prescription pharmaceutical market of approximately $77.4 billion.

  The lower percentage of total dollar sales attributable to generic pharmaceuticals compared to the growth in the number of generic pharmaceutical prescriptions dispensed reflects the pricing dynamics for generic pharmaceuticals. As the number of commercially available generic competitors of a branded drug increases, their selling prices and gross margins decline substantially. Generic drugs are generally sold at a 20% to 80% discount from their branded counterparts. Intense price competition in the generic drug industry requires companies to introduce new generic drug products regularly in order to maintain and increase revenues.

  Growth of the generic drug industry has been driven primarily by the dollar volume of branded drugs that have lost patent protection and the rising rate at which generic drugs have been substituted for branded drugs. Industry sources estimate that, during the next five years, branded drugs with 1996 U.S. sales of more than $13.0 billion will lose patent protection. The rising rate of generic substitution has resulted in large part from increasing pressure within the U.S. health care industry to contain costs. Due to the lower cost of generic drugs compared to their branded counterparts, third party payors, such as insurance companies, company health plans, health maintenance organizations, managed care organizations, pharmacy benefit managers, group purchasing organizations, government-based programs and others, have adopted policies that encourage or mandate generic substitution. In addition, physicians, pharmacists and consumers are becoming increasingly comfortable with the quality and therapeutic equivalence of generic drugs.

  A significant portion of pharmaceuticals are distributed in the United States through wholesale drug distributors and major retail drug store chains. During the past several years, there has been a consolidation of these distribution channels, resulting in a smaller number of wholesale distributors and the emergence of fewer, larger regional and nationwide retail drug store chains. In addition to pressuring generic drug manufacturers to lower their prices and/or provide volume discounts, these customers have also been seeking to reduce the number of sources from which they purchase pharmaceutical products.

  Participants in the generic drug market include independent generic drug manufacturers such as the Company, generic drug subsidiaries of large branded pharmaceutical companies and joint ventures and collaborations between branded pharmaceutical companies and generic drug manufacturers. The participation of branded pharmaceutical companies in the U.S. generic industry accelerated during the first half of the 1990s as pricing pressure and generic substitution grew. The extent to which the branded pharmaceutical companies will continue to participate in the generic drug industry segment cannot be predicted by the Company.

  The Company believes it is well positioned to capitalize on these industry trends by leveraging its product development, manufacturing and marketing capabilities to expand its market penetration.

STRATEGY

  The Company's objective is to become the leading generic pharmaceutical company in the approximately $7.4 billion generic prescription pharmaceutical industry in the United States. An important focus of the Company includes the development, manufacture and marketing of complex generic products and branded products for select therapeutic categories. The Company's strategy for achieving this objective comprises the following five elements:

  Leverage Diverse Pharmaceutical Formulation and Manufacturing Capabilities to Extend the Breadth of Its Generic Product Line. The Company believes it manufactures and markets the broadest product line of any U.S. pharmaceutical company. This product line includes both solid dosage and sterile dosage products comprising approximately 160 chemical entities in approximately 325 dosage forms and strengths under approximately 200 approved ANDAs. Solid dosage forms include both immediate-release and extended-release capsules and tablets; sterile dosage forms include solutions, suspensions, powders and lyophilized (freeze-dried) products primarily for administration as injections, ophthalmics and otics. The Company believes its diverse high-volume manufacturing capabilities enable it to participate in segments of the generic drug industry where competition is limited. As the U.S. generic drug market consolidates and major drug buyers increasingly purchase from fewer suppliers, the Company believes its high volume and diverse drug formulation and manufacturing capabilities will constitute an important competitive advantage.


  Focus Product Development on Complex and Other Generic Drugs that Require Specialized Development or Manufacturing Technology and Encounter Limited Competition. The Company targets generic drugs for which it believes it can achieve relatively high margins by being the first or among the first generic manufacturers to launch the product. The Company is currently the sole generic source for 47 products, and the Company is developing several "complex generic" drugs that are difficult to duplicate due to formulation and/or manufacturing complexities and other generic drugs for which raw materials are in limited supply. In addition, the Company closely analyzes pharmaceutical patents and initiates patent challenges where appropriate opportunities exist. Products currently being considered for development include several that could lead to patent challenges. The Company has generated significant revenues and profits from generic products that have been the subject of successful patent challenges initiated by the Company.

  Develop and Market Branded Drugs for Select Therapeutic
Categories. Leveraging its broad pharmaceutical formulation, development and manufacturing capabilities, the Company targets branded drug development and marketing opportunities in select therapeutic categories with limited competition. The Company's branded drug development and marketing efforts currently focus on injectable products used in the management of iron-related disorders. The Company's first branded product, INFeD, is the leading injectable iron product in the U.S. Schein's near-term development plan is to expand the Company's iron management expertise into the oncology, hematology and gastroenterology markets, and an NDA for its next generation injectable iron product was filed with FDA in December 1997. The Company also is pursuing opportunities to broaden its branded pharmaceutical product line by: (i) formulating and developing, either internally or through development collaborations, unique products that may be patented; (ii) acquiring products developed by other drug companies; and (iii) acquiring formulation technologies for developing new dosage forms of existing drugs.

  Pursue Strategic Collaborations to Supplement Product Development and Manufacturing Resources. Schein has formed product development and marketing alliances with several bulk pharmaceutical producers, drug delivery technology companies and other drug manufacturers to expand the breadth of its product development capabilities. Included among these are collaborations with drug delivery companies, Elan and Ethical, and several bulk pharmaceutical and finished dosage form producers. The Company plans to utilize collaborative and licensing arrangements with third parties to share product development risk and gain access to sales and marketing rights, dosage forms, proprietary drug delivery technologies, specialized formulation capabilities and active pharmaceutical ingredients.

  Expand Market Penetration through Direct Sales and Innovative Marketing Programs. The Company believes its 130-person direct sales and marketing force is one of the largest in the U.S. generic pharmaceutical industry. This sales and marketing force includes 90 field representatives, 20 telemarketing representatives and 20 marketing personnel and covers all major customer groups, including chain and independent drug retailers, managed care organizations, pharmaceutical wholesalers, hospitals and group purchasing organizations. The Company has developed market share initiatives with selected leading chain and wholesale customers and has implemented customized marketing programs to meet specific customer needs, including customer inventory management, patient-focused education and compliance programs. With respect to its branded product business, the Company has a team of approximately 20 sales representatives dedicated to marketing INFeD. This sales and marketing force is complemented by marketing collaborations with Bayer in the nephrology market and MGI in the oncology market.

PRODUCTS

  The Company believes it manufactures and markets the broadest number of products of any U.S. pharmaceutical company in terms of number and types of products. The Company's product line includes both solid dosage and sterile dosage generic products; the Company is also developing a line of specialty branded pharmaceuticals. The Company manufactures and markets approximately 160 chemical entities in approximately 325 dosage forms and strengths under approximately 200 approved ANDAs. Schein is currently the sole generic source for 47 pharmaceutical products.

  The following table sets forth the percentages of the Company's net revenues attributable to its generic and branded businesses:

                                                     YEAR ENDED DECEMBER
                                                   ----------------------------
                                                   1993  1994  1995  1996  1997
                                                   ----  ----  ----  ----  ----
Generic business:
  Manufactured sterile dosage.....................  18%   25%   30%   38%   33%
  Manufactured solid dosage.......................  55    40    35    28    33
  Purchased products..............................  16    19    18    15    13
                                                   ---   ---   ---   ---   ---
    Total generic.................................  89    84    83    81    79
Branded business:
  INFeD...........................................  11    16    17    19    21
                                                   ---   ---   ---   ---   ---
    Total......................................... 100%  100%  100%  100%  100%
                                                   ===   ===   ===   ===   ===

  During the period from 1993 to 1996, the Company's percentage of net revenues from manufactured sterile dosage products and INFeD increased and the percentage of net revenues from solid dosage products declined. This reflects
(i) the Company including Marsam's results (predominantly sterile dosage products) since its acquisition by the Company in September 1995, (ii) INFeD sales rising faster than the Company's total net revenues and (iii) older solid dosage products experiencing declines in selling prices as competitors have entered the market. The increase in percentage of net revenues from solid dosage products in 1997 reflects the approval and launch in that year of methylphenidate and ketoprofen ER.

  GENERIC PRODUCTS

  The Company's generic business consists of the manufacturing and marketing of sterile and solid dosage products and the marketing of certain additional purchased products.

  The Company's manufactured sterile dosage product portfolio is comprised of approximately 110 products and accounted for approximately 33% of the Company's total net revenues in 1997. This portfolio includes vecuronium bromide, an anesthetic product that is currently the Company's largest selling generic product, sales of which comprised approximately 8% of the Company's total net revenues during this period. The Company is manufacturing and marketing vecuronium bromide prior to expiration of the patent covering this product pursuant to a licensing arrangement. None of the Company's other generic sterile dosage products accounted for more than 6% of net revenues in 1997. Included in the sterile dosage product portfolio are 45 products for which the Company is currently the sole generic source, one of which is vecuronium bromide.

  The Company's manufactured solid dosage product portfolio is comprised of approximately 50 products and accounted for approximately 33% of the Company's total net revenues in 1997. None of the Company's solid dosage products accounted for more than 6% of net revenues in 1997. The Company's solid dosage portfolio includes two products for which the Company is currently the sole generic source.

  In the fourth quarter of 1997, the Company launched two significant solid dosage products. Each of these launches represent generic products that require specialized development or manufacturing expertise and where competition is expected to be limited. Methylphenidate is the generic equivalent of Ritalin(R), which is used in the treatment of attention deficit disorder. Methylphenidate is a controlled substance that is difficult to produce and although the branded product has been off patent for a number of years, Schein is only the second generic producer of methylphenidate. Ketoprofen ER, a once-a-day non-steroidal anti-inflammatory drug developed using Elan's extended release technology, was introduced late in the fourth quarter of 1997 as the first generic equivalent to Oruvail(R), a branded product that has been off patent for a number of years.

  Pursuant to a custom manufacturing agreement dated as of July 1, 1995 between Johnson Matthey and the Company, the Company has exclusive purchase and supply rights for bulk active methylphenidate hydrochloride produced by Johnson Matthey. The agreement terminates on December 31, 2005, as amended, with automatic renewals for additional successive three-year terms. Either party may terminate the agreement on December 31, 2005 or the end of each renewal with 24-months' prior notice.

  Pursuant to a product development, license and supply agreement dated August 16, 1994, as amended, between Elan and the Company, the Company has the right to package, market, sell and distribute ketoprofen ER in the U.S. under Elan's ANDA. Pursuant to the agreement, the Company has paid approximately $2.5 million in development and license fees. Currently, the term of the agreement is 18 years or, if longer, for the life of Elan's patents. In March 1998, the Company entered into an agreement with Elan covering several products in various stages of development. Under the agreement, the Company is obligated to pay $14.0 million in development and license fees, and additional development and license fees based on achievement of certain milestones.

  The Company supplements its manufactured product line with purchased products from other generic pharmaceutical manufacturers. Generally, the Company purchases products through purchase orders without formal arrangements or material long-term commitments. The gross margins received by the Company on these products are generally lower than the gross margins received by the Company on products that it manufactures. In addition, the Company believes its customers are increasingly seeking to purchase products directly from manufacturers. The percentage of the Company's total net revenues of generic products manufactured by others has declined from approximately 18% in 1995 to 13% in 1997.

  BRANDED PRODUCTS

  Until 1992, the Company's exclusive focus was on generic pharmaceutical products. In 1992, the Company introduced INFeD, its primary branded product, and currently has other branded products under development. The Company focuses on products used in the management of iron-related disorders. Currently, INFeD, an injectable iron dextran used in the treatment of severe anemia or iron deficiency, accounts for approximately 21% of the Company's net revenues. INFeD is most commonly used in the U.S. to treat iron deficiency anemia in patients with end-stage renal disease who are receiving therapy with recombinant human erythropoietin (EPO). In addition to the dialysis market, the high incidence of iron deficiency anemia related to other medical conditions presents further opportunities for the Company to leverage its existing INFeD sales and marketing capabilities.

  The Company is seeking to expand its branded pharmaceutical business through internal development and collaborative arrangements with other companies, with a particular view to leveraging its expertise in iron management into the nephrology, hematology and oncology markets. The following table identifies the Company's branded product marketing and development activities:

            PRODUCT             THERAPEUTIC APPLICATION            STATUS
            -------             -----------------------            ------
INFeD..........................     Iron management     Launched in U.S. in 1992
Ferrlecit......................     Iron management     NDA filed by Makoff R&D
                                                         Laboratories, Inc. in
                                                         December 1997
Nifedipine OD..................     Hypertension        Launched in U.K. in 1996

  Iron Management Market

  In recent years, there has been increasing focus on improving the quality of life of patients undergoing chronic disease therapy through, among other means, iron management. The oxygen carrying component of red blood cells, hemoglobin, requires iron to function efficiently. In some cases, iron management requires the treatment of iron deficiency and, in other cases, the treatment of iron overload disorders. The Company is currently marketing and developing prescription products for the treatment of anemia in the dialysis and oncology markets, and seeks to market INFeD for the gastroenterology and bloodless medicine markets.

  Dialysis Market. The dialysis market is currently the largest market for injectable iron and iron replacement products. Orally administered iron has historically been, and continues to be, the first form of treatment used by doctors to treat anemia in dialysis patients. Research has shown, however, that orally administered iron inadequately treats iron deficiency in dialysis patients and that injectable iron is more rapidly and directly absorbed in the body. The National Kidney Foundation's Dialysis Outcome Quality Improvement
(DOQI) guidelines encourage more consistent use of injectable iron to supplement the use of oral iron in dialysis patients. Approximately 60% to 65% of dialysis patients are given injectable iron at least once a year. EPO therapy is currently used to treat approximately 92% of all dialysis patients. EPO allows patients to generate their own red blood cells, thus greatly reducing the need for blood transfusions. One of the effects of EPO treatment, however, is rapid mobilization of iron reserves and depletion of iron stores. The Company believes that certain studies indicate that INFeD can be used together with EPO to overcome this iron depletion effect. Accordingly, the use of EPO therapy has created a need for iron management techniques.

  Oncology Market. In the oncology market, which includes patients with cancer and cancer-related illnesses, anemia is a significant side effect of the disease and the drugs used in treatment of the disease. Fatigue associated with anemia is not widely recognized or treated as part of cancer treatment regimens. Although there is a small base of injectable iron users in this area, the Company believes there is potential for market expansion.

  Hematology and Gastroenterology. INFeD may also have applications in the area of bloodless medicine. Bloodless medicine is surgery without the use of blood infusions or transfusions; instead, plasma is supplemented with iron that is administered to the patient before surgery to build up red blood cells or after surgery to more rapidly replace red blood cells lost during surgery. In the gastroenterology market, of the over one million patients with inflammatory bowel disease, 30% to 70% experience anemia, mostly due to iron deficiency.

  INFeD. INFeD (iron dextran injection, USP 50 mg/mL) is a liquid complex of ferric hydroxide and dextran that is used in the treatment of patients with documented iron deficiency in whom oral administration is unsatisfactory or impossible. INFeD's product label includes the following warning: "Warning:
The parenteral use of complexes of iron and carbohydrates has resulted in anaphylactic-type reactions. Deaths associated with such administration have been reported. Therefore, INFeD (iron dextran injection, USP 50 mg/mL) should be used only in those patients in whom the indications have been clearly established and laboratory investigations confirm an iron-deficient state not amenable to oral iron therapy."

  Currently, iron dextran is the only injectable iron formulation in the U.S. market. The Company introduced its injectable iron product, INFeD, in May 1992. Based on its evaluation of information from various industry sources, the Company believes that INFeD currently has approximately 85% of the injectable iron market, and that iron dextran products are marketed by one other company in the U.S. Net sales of INFeD in 1997 were $104.4 million and accounted for 21%, of the Company's net revenues. Growth in sales of INFeD has been driven by the expanding use of EPO and the growing recognition of patient outcomes and quality of life issues associated with iron deficiency anemia in dialysis patients. For patients being treated with EPO, injectable iron therapy has become adjunctive therapy rather than supportive therapy, as studies have shown that anemic patients may become resistant to EPO and that injectable iron can help to maintain EPO responsiveness and optimize its effectiveness. The Company believes that the dialysis market should continue to expand with the expected increase in the ESRD population, as well as the expanding use of hemodialysis in the treatment of ESRD patients.

  Pursuant to a supply agreement dated May 1, 1992, as amended on December 2, 1993 and June 9, 1995, between Abbott and the Company, Abbott supplies iron dextran bulk solution to the Company on an exclusive basis. The agreement terminates on December 31, 1999. Abbott retains the right to manufacture, sell, ship, market or distribute a finished iron dextran drug product, provided the product is not manufactured with bulk solution or technology relating to bulk solution obtained from Abbott or a licensee or sublicensee of Abbott.

  Ferrlecit. Ferrlecit (sodium ferric gluconate complex in sucrose injection) is intended to be the Company's next generation injectable iron product. Ferrlecit is administered parenterally to treat hemodialysis patients with iron deficiency anemia.

  Ferrlecit was developed by the Nattermann Company, of Cologne (now Rhone-Poulenc Rorer GmbH) and is widely used in Europe. Makoff R&D Laboratories, Inc. ("R&DL"), a specialty renal pharmaceutical company, acquired the rights to Ferrlecit from Rhone-Poulenc Rorer GmbH under a distribution agreement dated June 24, 1993 and a trademark agreement dated August 26, 1993. In 1996, pursuant to an exclusive trademark and distribution agreement with R&DL, the Company acquired from R&DL the exclusive right to market and distribute Ferrlecit in the U.S. and several other countries for a period of ten years after market authorization has been granted by FDA. R&DL filed its NDA in December 1997. See "--Government Regulations--NDA Process."

  Other Products

  Nifedipine OD. In the U.K., the Company is currently marketing a brand version of Nifedipine OD, a once-a-day version of nifedipine used in the treatment of hypertension. Pursuant to a license obtained from Ethical, this product is being produced by a U.K. contract manufacturer. The Company is also preparing for the product's launch in Israel, South Africa, the Caribbean and selected markets in Latin America and Asia.

PRODUCT DEVELOPMENT

  The Company seeks to expand its product portfolio through continuing investment in research and development. As a result of its $84.7 million investment in product development over the past three years, the Company has 23 ANDAs pending with FDA as of February 28, 1998 (11 of which were filed from the Company's Steris facility and are not expected to be approved until FDA has confirmed that Steris has satisfactorily resolved certain inspectional observations) and over 60 products under development internally and with third parties. The Company believes that this level of investment in development activities should accelerate its ANDA filings and launches in the next several years. The Company's product development activities are conducted by 150 research and development professionals and supported by others with expertise in manufacturing, technology, legal, regulatory and intellectual property issues. See "Risk Factors--Pending Regulatory Matters" and "Business--Pending Regulatory Matters."

  The Company's generic product development efforts focus on: (i) major branded drugs coming off patent; (ii) drugs for which patent protection has lapsed and for which there are few or no generic producers; (iii) drugs whose patents may be susceptible to challenge; (iv) proprietary and branded products in select therapeutic areas; and (v) generic products that require specialized development, formulation, drug delivery or manufacturing technology. In furtherance of its strategy to be among the first to market generic versions of brand drugs, the Company uses its scientific, pharmacologic, manufacturing and legal expertise to identify brand products covered by patents that are susceptible to challenge or circumvention. When the Company decides to pursue development of a generic version of a brand product so identified, it seeks a source for the drug's active pharmaceutical ingredient, develops a formulation for the drug, conducts bioequivalence studies on its formulation (where required) and prepares an ANDA filing. The ANDA filing must include a certification from the Company that the patent on the brand product is invalid or not infringed, and the patent holder must be provided with notice of the filing and basis for the certification. If the patent holder commences litigation within 45 days of the notice, FDA may not approve the ANDA for a period of 30 months, unless the case is resolved earlier in court or by settlement. A successful patent challenge may result in a court determination that the patent on the brand product is invalid, not infringed or unenforceable. Alternatively, a settlement with the patent holder may include a license to the Company to sell the generic version of the brand product prior to the expiration of the patent covering the product.

  Since 1985, the Company has had a series of non-exclusive agreements (collectively, the "Consulting Agreement") with the Consultant. Under the Consulting Agreement, the Consultant and the Company have identified certain patents on branded pharmaceutical products that might be susceptible to a challenge, and the Consultant has acted as litigation counsel or advising counsel to the Company in those instances where the Company decided to proceed with a patent challenge. For projects in which the Consultant has rendered an opinion setting forth the basis for a possible patent challenge, the Company pays the Consultant half the adjusted gross profit from the Company's sale of generic versions of the patented product until the date on which the patent would normally have expired or half the proceeds of any settlement.

  The Consultant's services are provided on a non-exclusive basis to the Company. The Consulting Agreement does not have a specific term and continues until the current projects under the Consulting Agreement are completed and all payments due to the Consultant are made. There are two projects under the Consulting Agreement that are currently identified, one of which has resulted in a pending patent challenge initiated by the Company. In accordance with the Consultant's right to delegate responsibility for defending patent challenge litigation to other counsel selected with the consent of the Company, responsibility for the pending patent challenge has been delegated to other counsel. The Consultant may terminate the Consulting Agreement for certain specified reasons at any time. Without regard to who terminates the Consulting Agreement or the reasons therefor, the Consultant will be entitled to payment in conjunction with any sales or settlements with respect to any patented product for which the Consultant has previously rendered an opinion. The Consultant has rendered opinions with respect to each of the two patented drug products that are the respective subjects of the current projects under the Consulting Agreement, and the Company will owe the Consultant payments to the extent that the Company successfully develops one or both of these products and challenges the applicable patents and thereafter markets one or both of these products, or otherwise favorably settles any such challenge. See "Risk Factors--Dependence on Successful Patent Litigation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Results of Operations."

  In its branded product business, the Company intends to develop products for the management of iron-related disorders and select other businesses, as well as to promote the use of its primary branded product, INFeD, beyond the dialysis market to other therapeutic areas, such as oncology and gastroenterology.

STRATEGIC COLLABORATIONS

  To expand its product portfolio and improve its profitability, the Company will continue to pursue strategic collaborations to access additional dosage forms, proprietary drug delivery technology, specialized formulation capabilities and sources of bulk active materials. The Company has product development arrangements with companies such as Ethical and Elan; collaborative arrangements for direct access to raw materials with, among others, Johnson Matthey and Abbott; and sales and marketing arrangements with companies such as Bayer Corporation and MGI.

  Under the arrangements with Ethical and Elan, the Company funds development costs for designated products. The strategic partner develops the products. Following regulatory approval, the strategic partner supplies, and the Company markets, the products and pays the strategic partner a royalty or profit share from sales. A product covered by the strategic collaboration with Elan is ketoprofen ER, which the Company is currently marketing. Several products are in various stages of development under the Company's arrangements with Ethical and Elan. To date, the Company has paid an aggregate of approximately $19 million in license and product development fees under these arrangements, and may be obligated to pay approximately $36 million in additional fees as and when products covered by the arrangements are successfully developed and certain milestones are achieved. See "--Products."

  The Company in February 1998 entered into a strategic alliance agreement with Cheminor and Reddy. Pursuant to the agreement, Cheminor will make available to the Company its present and future dosage form generic products on an exclusive basis in the United States and certain other countries, and the Company will make available to Cheminor and Reddy its present and future products on an exclusive basis for sale in India and certain other countries. Cheminor and Reddy will make available to the Company bulk active pharmaceutical ingredients. As part of the arrangement, the Company purchased
2.0 million publicly traded shares of Cheminor Drugs Limited (12.79% of the currently outstanding shares of Cheminor Drugs Limited) for $10.0 million, and under certain circumstances has the right and the obligation to purchase an additional 1.0 million shares for $5.0 million. Cheminor will have the right to make fair market value purchases of the Company's Common Stock, once the shares are publicly traded; the purchase price may be payable from profits otherwise due Cheminor from the alliance. Each party will also be entitled to representation on the other company's board of directors consistent with its equity interest. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "-- Products."

MANUFACTURING AND DISTRIBUTION

  The Company operates five manufacturing facilities and two distribution centers. The following table presents the facilities owned or leased by the Company and indicates the location and type of each of these facilities.

                                                      OWN OR                 LEASE
        PROPERTY                  LOCATION            LEASE    SQUARE FEET EXPIRATION
        --------          ------------------------- ---------- ----------- ----------
Manufacturing Facilities
  Solid dosage..........  Carmel, NY(/1/)(/2/)      Own          112,000       --
  Solid dosage..........  Humacao, PR               Own           75,000       --
  Solid dosage..........  Danbury, CT(/2/)          Lease         88,000      2005
  Sterile dosage........  Phoenix, AZ(/1/)(/2/)     Own          175,000       --
  Sterile dosage........  Cherry Hill, NJ(/1/)(/2/) Own           99,700       --
                                                    Lease(/3/)   109,800      1999
Distribution Centers
  Eastern Distribution..  Brewster, NY(/1/)         Lease         98,500      2007
  Western Distribution..  Phoenix, AZ               Lease         76,000      2000
Corporate Offices.......  Florham Park, NJ(/1/)     Lease         53,000      2005

--------
(1) The Company maintains administrative offices at this facility.
(2) The Company maintains research laboratories at this facility.
(3) In 1998, the Company intends to exercise its option to purchase this facility. See Note 10 to the Consolidated Financial Statements of the Company.

  MANUFACTURING FACILITIES

  The Company's aggregate manufacturing capacity is among the largest of any generic pharmaceutical company in the United States. The diversity and capacity of these facilities are important elements of the Company's strategy to expand the range of its existing product line and provide several significant benefits, including (i) the ability to satisfy the growing preference among many of the Company's customers for buying pharmaceuticals directly from manufacturers and from fewer sources, (ii) added flexibility in raw materials sourcing and manufacturing cost control, and
(iii) economies of scale with respect to manufacturing infrastructure functions common to solid dosage manufacturing and/or sterile dosage manufacturing, such as water distillation, air purification, drug formulation systems, filling and packaging lines, and quality control and regulatory compliance. See "--Strategy" and "--Government Regulations."

  The Company has made a substantial investment in plant and equipment and believes that it is unique in its capacity to produce a broad line of both sterile dosage products and solid dosage products. The Company manufactures a variety of product forms and types, including immediate-release and extended-release solid dosage products and sterile anti-infectives, injectables, penicillins, cephalosporins, ophthalmics and otics. The Company currently produces approximately four billion tablets and capsules and 75 million vials and ampules annually and has the capacity to increase production to six billion tablets and capsules and 100 million vials and ampules annually. This range of manufacturing capabilities allows the Company to participate in segments of the generic industry where competition is limited. Further, the Company's high-volume production enables it to obtain favorable access to raw materials, which typically represent a substantial portion of the cost of producing drug products. See "Risk Factors--Dependence on Regulatory Approval and Compliance."

  The Company believes that it is one of only two U.S. generic manufacturers with dedicated sterile filling facilities for cephalosporin and penicillin antibiotics, which target the high volume institutional injectable market. In addition, the Company's ophthalmic and otic drug manufacturing facilities target higher margin specialty markets.

  In accordance with FDA requirements for manufacturers of finished pharmaceutical products, the Company has developed strict quality control procedures to ensure the quality and safety of its products. The Company employs sanitary handling procedures, customized systems for monitoring and regulating environmental conditions and back-up systems for many of the critical steps in the production processes. The Company performs sample testing of raw materials and packaging supplies used in manufacturing its products and conducts on-site audits of raw material suppliers. In its manufacturing process, the Company maintains strict quality control procedures and believes it is in material compliance with FDA's cGMP standards. The Company has approximately 380 employees dedicated to quality control and quality assurance. Because developing and obtaining approval of new generic products requires a large investment and several years of lead time, the Company believes that companies like itself that have modern, versatile manufacturing facilities will have a competitive advantage in responding to market opportunities. See "Risk Factors--Dependence on Regulatory Approval and Compliance," "Risk Factors--Pending Regulatory Matters" and "--Government Regulations."

  The Company does not manufacture the active pharmaceutical ingredients used in the preparation of its products. Instead, the Company purchases these active pharmaceutical ingredients from international and domestic sources. FDA requires pharmaceutical manufacturers to identify in their drug applications the supplier(s) of all the raw materials for its products. If raw materials for a particular product become unavailable from an approved supplier specified in a drug application, any delay in the required FDA approval of a substitute supplier could interrupt manufacture of the product, which could materially and adversely affect the Company's profit margins and market share for the product. To the extent practicable, the Company attempts to identify more than one supplier in each drug application. However, in the case of certain products (including certain products that contribute (or may contribute) significantly to its sales and net income), the Company has submitted drug applications that identify only one supplier. The Company has a program of identifying alternative suppliers where practicable and, in many cases, filing supplemental applications with FDA for approval.

  The Company obtains a significant portion of its raw materials from international suppliers. Arrangements with international raw material suppliers are subject, among other things, to FDA, customs and other government clearances, various duties and regulation by the country of origin. The Company has a number of collaborative arrangements for exclusive access to some difficult to source products.

SALES AND MARKETING

  The Company believes that it has one of the largest direct sales and marketing forces in the generic drug industry, with 90 field representatives, 20 telemarketing representatives and 20 marketing personnel. This team is focused on enhancing pharmacist and payor knowledge of the Schein product line and providing a differentiated level of customer service and support. The sales and marketing force promotes Schein's newly approved products and supports customers with innovative, value added services in inventory management and patient education.

  The Company's broad customer base, which purchases from wholesalers and directly from the Company, includes: retail customers, including chain drug stores, mass merchandisers, food stores and independent drug stores; wholesale distributors; managed care providers, including group purchasing organizations, HMOs and mail order companies; alternative site customers, such as long term care companies, home infusion companies and surgery centers; and medical/surgical suppliers.

  Most pharmaceuticals today are sold through national and regional wholesalers, who command approximately 80% of the U.S. drug distribution market. While pharmaceutical products are typically distributed via these wholesalers, pharmaceutical companies often directly enter into contracts with the retail chains, managed care and institutional customers covering the actual acquisition price. Under these arrangements, wholesalers often service substantially all of a customer's product needs, allowing it to maintain minimal inventories and receive overnight deliveries of several manufacturers' products from a single source. Currently, approximately 64% of the Company's net revenues are sold through wholesalers, with approximately 82% of these net revenues subject to direct contracts between the Company and its customers. In general, it is the Company's strategy to seek to enter into purchase contracts with retail, managed care and institutional customers. Sales to Bergen Brunswig Corporation, Cardinal Health, Inc. and McKesson Drug Company accounted for 19%, 18% and 10%, respectively, of the Company's total net revenues for 1997. In August 1997, Cardinal Health Inc. announced its intention to merge with Bergen Brunswig Corporation. In addition, in September 1997 McKesson Corporation announced its intention to merge with AmeriSource Health Corporation. The proposed mergers among the four largest pharmaceutical wholesalers in the United States, if consummated, would result in greater consolidation of the pharmaceutical wholesaling industry and may intensify pricing and other competitive pressures on generic pharmaceutical manufacturers. Specifically for Schein, if the Cardinal Health--Bergen Brunswig merger had been consummated at the beginning of 1997, the resulting combined customer would have accounted for approximately 37% of the Company's total net revenues in 1997. The Federal Trade Commission ("FTC") has voted to oppose both of these proposed mergers. While these companies may appeal the FTC decision, the Company cannot predict whether, or on what terms, if any, these proposed mergers would be consummated.

  The vast majority of the Company's products are sold under the "Schein Pharmaceutical," "Marsam Pharmaceuticals" and "Steris Laboratories" labels. In addition, the Company sells a limited number of products to distributors under private labels.

  The Company directs its sales and marketing activities through programs specific to its generic product and branded product businesses.

  GENERIC PRODUCTS

  The Company believes it has one of the largest generic sales and marketing organizations in the U.S. generic pharmaceutical industry, with a sales and marketing organization of 130 people serving the retail, institutional, alternative site, managed care and other generic drug purchasing markets, including a 20-person telemarketing sales force and 20 marketing personnel supporting the 90-person field sales organization. The Company's large sales and marketing force permits effective coverage of all purchasers of generic products. The sales and marketing force promotes newly approved products, encourages substitution of the Company's generic products for branded products and supports the customer with value added services in inventory management and patient education.

  The Company has developed market share initiatives with selected leading chain and wholesale customers and has implemented customized marketing programs to meet specific customer needs, including the following:

  . The Company has implemented a unique vendor managed inventory program, Schein Pharmaceutical Managed Auto Replenishment Technology
     ("S.M.A.R.T."), which monitors customers' inventory levels daily to ensure adequate stocking levels, minimize the occurrence of back orders and returned goods and enhance inventory turnover for such key customers.

  . The Company uses state-of-the-art electronic data interchange ("EDI") systems, which enable it to efficiently exchange data with its key wholesale and retail customers for a variety of transactions.

  . The Company has designed the Generic Acceptance and Intervention Network ("G.A.I.N."), a patient-focused education program to promote the use of generic products.

  BRANDED PRODUCTS

  The Company has a sales and marketing organization of 20 people dedicated to marketing INFeD. In 1994, the Company entered into a three-year co-promotion arrangement with Bayer Corporation covering the Company's INFeD product. Under this agreement, certain of Bayer's specialty sales representatives in the United States and Puerto Rico, on a full-time equivalent basis (aggregating
16), detail INFeD to the nephrology market. In early 1998, this agreement was extended to December 1998. In addition, as part of its marketing effort in the oncology market, the Company entered into a co-promotion arrangement with MGI in March 1997 for MGI's 21-person sales force to support INFeD in the oncology market.

COMPETITION

  In the generic pharmaceutical business, the Company competes with a number of companies, including independent generic manufacturers and larger pharmaceutical companies, which sell the same generic equivalents of the Company's products. Many companies, including large pharmaceutical firms with financial and marketing resources and development capabilities substantially greater than those of the Company, are engaged in developing, marketing and selling products that compete with those offered by the Company. The selling prices of the Company's products may decline as competition increases. Further, other products now in use or under development by others may be more effective than the Company's current or future products. The pharmaceutical industry is characterized by intense competition and rapid product development and technological change. The Company's pharmaceuticals could be rendered obsolete or made uneconomical by the development of new pharmaceuticals to treat the indications addressed by the Company's products, technological advances affecting the cost of production, or marketing or pricing actions by one or more of the Company's competitors. The Company's business, results of operations and financial condition could be materially adversely affected by any one or more of such developments. Competitors may also be able to complete the regulatory process for certain products before the Company and, therefore, may begin to market their products in advance of the Company's products. The Company believes that competition among prescription pharmaceuticals and generics will be based on, among other things, product efficacy, safety, reliability, availability and price. The Company believes that various competitive factors, including pressure from major wholesalers and delays in generic drug approvals by FDA, led to price declines beginning in mid-1996 for generic drugs, largely offsetting growth in unit sales.

  From time to time, the Company may compete for the in-license or acquisition of certain branded products with other pharmaceutical companies pursuing a similar strategy. The Company's branded product competes with generic pharmaceuticals which claim to offer equivalent therapeutic benefits at a lower cost. In some cases, third-party payors encourage the use of lower cost generic products by paying or reimbursing a user or supplier of a branded prescription product a lower purchase price than would be paid or reimbursed for a generic product, making branded products less attractive, from a cost perspective, to buyers. The aggressive pricing activities of the Company's generic competitors and the payment and reimbursement policies of third-party payors could have a material adverse effect on the Company's business, results of operations and financial condition.

GOVERNMENT REGULATIONS

  The research, development and commercial activities relating to branded and generic prescription pharmaceutical products are subject to extensive regulation by U.S. and foreign governmental authorities. Certain pharmaceutical products are subject to rigorous pre-clinical testing and clinical trials and to other approval requirements by FDA in the United States under the Federal Food, Drug and Cosmetic Act (the "FDCA") and the Public Health Services Act and by comparable agencies in most foreign countries.

  The FDCA, the Public Health Services Act, the Controlled Substances Act and other federal statutes and regulations govern or influence all aspects of the Company's business. Noncompliance with applicable requirements can result in fines and other judicially imposed sanctions, including product seizures, injunctive actions and criminal prosecutions. In addition, administrative or judicial actions can result in the recall of products and the total or partial suspension of the manufacturing of products, as well as the refusal of the government to approve pending applications or supplements to approved applications. FDA also has the authority to withdraw approvals of drugs in accordance with statutory due process procedures. See "Risk Factors-- Dependence on Regulatory Approval and Compliance" and "Risk Factors--Pending Regulatory Matters."

  FDA approval is required before any dosage form of any new unapproved drug, including a generic equivalent of a previously approved drug, can be marketed. All applications for FDA approval must contain information relating to product formulation, stability, manufacturing processes, packaging, labeling and quality control. In addition, acts of foreign governments may affect the price or availability of raw materials needed for the development or manufacture of generic drugs.

  ANDA PROCESS

  The Waxman-Hatch Act established abbreviated application procedures for obtaining FDA approval for those drugs which are off-patent and whose non-patent exclusivity under the Waxman-Hatch Act has expired and which are shown to be bioequivalent to previously approved brand name drugs. Approval to manufacture these drugs is obtained by filing an ANDA. An ANDA is a comprehensive submission which must contain data and information pertaining to the formulation, specifications and stability of the generic drug as well as analytical methods and manufacturing process validation data and quality control procedures. As a substitute for clinical studies, FDA requires data indicating that the ANDA drug formulation is bioequivalent to a previously approved NDA drug. In order to obtain an ANDA approval of a strength or dosage form which differs from the referenced brand name drug, an applicant must file and have granted an ANDA Suitability Petition. A product is not eligible for ANDA approval if it is not bioequivalent to the referenced brand name drug or if it is intended for a different use. However, such a product might be approved under an NDA with supportive data from clinical trials.

  The advantage of the ANDA approval process is that an ANDA applicant generally can rely upon bioequivalence data in lieu of conducting pre-clinical testing and clinical trials to demonstrate that a product is safe and effective for its intended use(s). The Company files ANDAs to obtain approval to manufacture and market its generic products. No assurance can be given that ANDAs or other abbreviated applications will be suitable or available for the Company's products or that the Company's proposed products will receive FDA approval on a timely basis, if at all. While the FDCA provides for a 180-day review period, the Company believes the average length of time between initial submission of an ANDA and receiving FDA approval is approximately two years.

  While the Waxman-Hatch Act established the ANDA, it has also fostered pharmaceutical innovation through such incentives as market exclusivity and patent restoration. The Waxman-Hatch Act provides two distinct market exclusivity provisions which either preclude the submission or delay the approval of a competitive drug application. A five-year marketing exclusivity period is provided for new chemical compounds and a three-year marketing exclusivity period is provided for applications containing new clinical investigations essential to the approval of the application. The non-patent market exclusivity provisions apply equally to patented and non-patented drug products. Any entitlement to patent marketing exclusivity under the Waxman-Hatch Act is based upon the term of the original patent plus any patent extension granted under the Waxman-Hatch Act as compensation for reduction of the effective life of a patent as a result of time spent by FDA in reviewing the innovator's NDA. The patent and non-patent marketing exclusivity provisions do not prevent the filing or the approval of an NDA. Additionally, the Waxman-Hatch Act provides 180-day market exclusivity against effective approval of another ANDA for the first ANDA applicant who (a) submits a certificate challenging a listed patent as being invalid or not infringed and (b) successfully defends in court any patent infringement action based on such certification. The brand product segment of the pharmaceutical industry has initiated legislative efforts to limit the impact of the Waxman-Hatch Act, both on the federal and state levels. Recently, legislation has been introduced designed to extend the patent protection on certain brand pharmaceuticals and efforts have been made by the brand pharmaceutical industry to introduce legislation to limit generic firms' ability to begin research and development activities prior to patent expiration. In addition, the brand product pharmaceutical companies have also initiated legislative efforts in various states to limit the substitution of generic versions of certain types of branded pharmaceuticals. The Company cannot predict whether any such legislation will be enacted.

  NDA PROCESS

  An NDA is a filing submitted to FDA to obtain approval for a drug not eligible for an ANDA and must contain complete pre-clinical and clinical safety and efficacy data or a right of reference to such data. Before dosing a new drug in healthy human subjects or patients may begin, stringent government requirements for pre-clinical data must be satisfied. The pre-clinical data, typically obtained from studies in animal species, as well as from laboratory studies, are submitted in an Investigational New Drug ("IND") application, or its equivalent in countries outside the United States, where clinical trials are to be conducted. The pre-clinical data must provide an adequate basis for evaluating both the safety and the scientific rationale for the initiation of clinical trials.

  Clinical trials are typically conducted in three sequential phases, although the phases may overlap. In Phase I, which frequently begins with the initial introduction of the compound into healthy human subjects prior to introduction into patients, the product is tested for safety, adverse effects, dosage, tolerance, absorption, metabolism, excretion and other elements of clinical pharmacology. Phase II typically involves studies in a small sample of the intended patient population to assess the efficacy of the compound for a specific indication, to determine dose tolerance and the optional dose range as well as to gather additional information relating to safety and potential adverse effects. Phase III trials are undertaken to further evaluate clinical safety and efficacy in an expanded patient population at typically dispersed study sites, in order to determine the overall risk-benefit ratio of the compound and to provide an adequate basis for product labeling. Each trial is conducted in accordance with certain standards under protocols that detail the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol must be submitted to FDA as part of the IND.

  Data from pre-clinical testing and clinical trials may be submitted to FDA as an NDA for marketing approval and to foreign health authorities as a marketing authorization application. The process of completing clinical trials for a new drug is likely to take several years and require the expenditure of substantial resources. Preparing an NDA or marketing authorization application involves considerable data collection, verification, analysis and expense, and there can be no assurance that approval from FDA or any other health authority will be granted on a timely basis, if at all. The approval process is affected by a number of factors, primarily the risks and benefits demonstrated in clinical trials as well as the severity of the disease and the availability of alternative treatments. FDA or other health authorities may deny an NDA or marketing authorization application if the regulatory criteria are not satisfied, or such authorities may require additional testing or information.

  Even after initial FDA or other health authority approval has been obtained, further studies, including Phase IV post-marketing studies, may be required to provide, for example, additional data on safety, and will be required to gain approval for the use of a product as a treatment for clinical indications other than those for which the product was initially tested. Also, FDA or other regulatory authorities require post-marketing reporting to monitor serious and unanticipated adverse effects of the drug. Results of post-marketing programs may limit or expand the further marketing of the products. Further, if there are any modifications to the drug, including changes in indication, manufacturing process or labeling or a change in manufacturing facility, an application seeking approval for such changes must be submitted to FDA or other regulatory authority. Additionally, FDA regulates post-approval promotional labeling and advertising activities to assure that such activities are being conducted in conformity with statutory and regulatory requirements. Failure to adhere to such requirements can result in regulatory actions which could have a material adverse effect on the Company's business, results of operations and financial condition.

  PENDING REGULATORY MATTERS

  Over the past several years, FDA has inspected the Company's facilities and in certain instances has reported inspectional observations that included significant cGMP and application reporting deficiencies. As a result of these inspectional observations, for varying periods of time, each of the Company's facilities (other than its Humacao, Puerto Rico oral solid manufacturing facility) has been ineligible (and one facility is currently ineligible) to receive new product approvals.

  As a result of its 1996 inspection of the Company's subsidiary, Steris Laboratories, Inc. ("Steris") located in Phoenix, Arizona, FDA advised Steris that it will not approve any ANDAs for products manufactured at the Steris facility until cGMP and application reporting deficiencies noted during the inspection have been corrected. In a 1997 inspection of the Steris facility, FDA identified additional cGMP deficiencies, and Steris currently continues to be ineligible to receive new product approvals. Therefore, none of the 11 pending ANDAs that have been filed from the Steris facility (out of the Company's total of 23 pending ANDAs) is expected to be approved until FDA has confirmed that Steris has satisfactorily resolved the noted deficiencies. In addition, as a result of observations made in the 1996 inspection and an investigation by the FDA's Office of Regulatory Affairs, Steris entered into a plea agreement with the U.S. Department of Justice. Under the agreement, Steris pled guilty in January 1998 to misdemeanor violations for failure to observe application reporting requirements for drug stability problems for two drugs during 1994 and 1995 and, consequently, paid a fine of $1.0 million. Also in early 1998, FDA issued to Steris a Warning Letter relating to the deficiencies observed in the 1997 inspection of the Steris facility, including FDA's request that Steris delineate its timetable for correction of cGMP deficiencies and provide FDA with additional information regarding products for which corrective actions have not been completed.

  The Warning Letter addressed five deficient areas at Steris: polymorph testing to ensure products conform to appropriate standards of identity, strength, quality, and purity; process validation; method validation; microbiological controls; and handling of out-of-specification test results for finished products. FDA advised Steris in the Warning Letter that failure to take prompt corrective action with regard to these areas could result in seizure of product, an injunction, and/or prosecution. Steris has responded to the Warning Letter and anticipates meeting with FDA in the near future to determine what additional corrective actions, if any, FDA might require.

  In 1995, FDA's inspection of the Company's subsidiary, Danbury Pharmacal, Inc. ("'Danbury"), which operates facilities in Carmel, New York and Danbury, Connecticut, resulted in observations regarding compliance with cGMP requirements and the reliability of data submitted by Danbury in support of certain ANDAs. As a consequence, Danbury voluntarily engaged independent experts to audit all critical data in a representative sampling of its pending and approved ANDAs. Reports of the audits, all of which have been completed, have been submitted to FDA for evaluation. FDA has not advised Danbury about its review of the audit reports; however, the agency continues to review and approve ANDAs submitted by Danbury.

  Marsam Pharmaceuticals Inc. ("'Marsam"), located in Cherry Hill, New Jersey, was inspected by FDA during 1997 to evaluate whether certain pending ANDA's could be approved. Certain cGMP deficiencies were observed during the inspection, and ANDA approvals were withheld pending completion of remedial actions by Marsam. Following a reinspection in late 1997, Marsam has received five new ANDA approvals.

  See "Risk Factors--Pending Regulatory Matters."

  OTHER REGULATION

  The Prescription Drug Marketing Act (the "PDMA"), which amends various sections of the FDCA, imposes requirements and limitations upon drug sampling and prohibits states from licensing distributors of prescription drugs unless the state licensing program meets certain federal guidelines that include, among other things, state licensing of wholesale distributors of prescription drugs under federal guidelines that include minimum standards for storage, handling and record keeping. In addition, the PDMA sets forth civil and criminal penalties for violations of these and other provisions. Various sections of the PDMA are still being implemented by FDA and the states. Nevertheless, failure by the Company's distributors to comply with the requirements of the PDMA could have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Dependence on Regulatory Approval and Compliance" and "Risk Factors--Pending Regulatory Matters."

  Manufacturers of marketed drugs must comply with cGMP regulations and other applicable laws and regulations required by FDA, the Drug Enforcement Agency, the Environmental Protection Agency and other regulatory agencies. Failure to do so could lead to sanctions, which may include an injunction suspending manufacturing, the seizure of drug products and the refusal to approve additional marketing applications. Manufacturers of controlled substances are also subject to the licensing, quota and regulatory requirements of the Controlled Substances Act. Failure to comply with the Controlled Substances Act and the regulations promulgated thereunder could subject the Company to loss or suspension of those licenses and to civil or criminal penalties. The Company seeks to ensure that any third party with whom it contracts for product manufacturing or packaging will comply with cGMPs with which the Company must also comply. FDA conducts periodic inspections to ensure compliance with these rules. However, there can be no assurance that any such third parties will be found to be in compliance with cGMP standards. Any such non-compliance could result in a temporary or permanent interruption in the development and testing of the Company's planned products or in the marketing of approved products, as well as increased costs. Such non-compliance could have a material adverse effect on the Company's business, results of operations and financial condition.

  Products marketed outside the United States, which are manufactured in the United States, are subject to certain FDA regulations as well as regulation by the country in which the products are to be sold. The Company is required to obtain approval for and maintain compliance with applicable regulations relating to the marketing of its products outside the United States. There can be no assurance that any such approval may be obtained or such compliance maintained.

PRODUCT LIABILITY; INSURANCE

  The testing, manufacturing and distribution of the Company's products involve a risk of product liability claims. Pursuant to the Company's various insurance policies, the Company is self-insured up to the first $500,000 of claims for each occurrence and $2,500,000 in the aggregate per policy year. Although no assurance can be given, the Company believes that its product liability insurance is adequate. Product liability insurance, however, could cease to be available or could cease to be available on acceptable terms, either as a function of the market for product liability insurance for pharmaceutical companies or the Company's own claims experience. See "Risk Factors--Risk of Product Liability Claims; No Assurance of Adequate Insurance."

EMPLOYEES

  At December 1997, the Company had approximately 1,850 employees, of which 800 were engaged in manufacturing, 380 were engaged in quality control and quality assurance, 250 were engaged in administration, finance and human resources, 150 were engaged in research and product development, 150 were engaged in sales and marketing, 80 were engaged in distribution and 40 were engaged in regulatory affairs. No employee is represented by a union, and the Company has never experienced a work stoppage. Management believes its relationship with its employees is good.

LEGAL PROCEEDINGS

  The Company is a defendant in several product liability cases typical for a company in the pharmaceutical industry. The Company also is involved in other proceedings and claims of various types. Management believes the disposition of these matters will not have a material adverse effect on the Company's financial position, operations or liquidity.

  In October 1997, the Company received a subpoena from the Department of Health and Human Services, Office of Inspector General seeking pricing information for two products formerly marketed by the Company, vinblastine sulfate and vincristine sulfate. The Company is aware of a number of other pharmaceutical manufacturers and distributors that have been served with similar subpoenas, which the Company believes is in connection with a government investigation into claims for reimbursement by Medicare and/or Medicaid. The Company has complied with the subpoena.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the directors and executive officers of the Company.

              NAME               AGE                  POSITIONS
              ----               ---                  ---------
Martin Sperber..................  66 Chairman of the Board of Directors, Chief
                                     Executive Officer and President
Dariush Ashrafi.................  51 Executive Vice President, Chief Financial
                                     Officer and Director
Javier Cayado...................  52 Senior Vice President, Technical Operations
Paul Feuerman...................  38 Senior Vice President, General Counsel, and
                                     Director
Paul Kleutghen..................  45 Senior Vice President, Strategic
                                     Development
David R. Ebsworth*..............  43 Director
Richard L. Goldberg*............  62 Director

--------
* Members of the Compensation Committee.

  Martin Sperber has been Chairman, Chief Executive Officer, President and Director of the Company since 1989. From 1985 until 1989, Mr. Sperber was President and Chief Operating Officer of the Company. Mr. Sperber has been employed in various positions in the Schein organization for over 40 years. Mr. Sperber is a member of the Board of the Generic Pharmaceutical Industry Association, a member of the Board of the American Foundation for Pharmaceutical Education, a member of the American Pharmaceutical Association and a member of the Council of Overseers of the Long Island University Arnold and Marie Schwartz College of Pharmacy. Mr. Sperber received his B.S. degree in Pharmacy from Columbia University.

  Dariush Ashrafi has been Executive Vice President and Chief Financial Officer since October 1995, and Director since September 1997 and from May 1995 until September 1995 was Senior Vice President and CFO. From 1990 to 1995, Mr. Ashrafi was Senior Vice President, Chief Financial Officer and director of The Warnaco Group, Inc., an apparel company. Prior to joining Warnaco, he spent 18 years with Ernst & Young and became a partner in 1983. Mr. Ashrafi received his B.S. degrees in Aeronautical and Astronautical Engineering and in Management Science from the Massachusetts Institute of Technology and his M.S. in Finance from the Massachusetts Institute of Technology Sloan School.

  Javier Cayado has been Senior Vice President of Technical Operations of the Company since February 1998. From 1993 to 1998, Mr. Cayado was successively Vice President, Senior Vice President and General Manager of Danbury Pharmacal, a wholly owned subsidiary of the Company. Prior to joining Schein in 1993, Mr. Cayado had a 14-year career with Pfizer Pharmaceutical culminating with his assignment as General Manager of Pfizer's bulk chemical and pharmaceutical products plants in Puerto Rico. He received his B.S. in Chemical Engineering from the University of Connecticut.

  Paul Feuerman has been General Counsel since 1991. He has been a Vice President of the Company since January 1992, Senior Vice President since February 1997, and a Director since September 1997. Mr. Feuerman previously was associated with the law firm of Proskauer Rose LLP. He received his B.A. from Trinity College and his J.D. from Columbia Law School.

  Paul Kleutghen has been Senior Vice President of Strategic Development of the Company since February 1998. From 1993 to 1998, he was Vice President of Business Development. Between 1989 and 1993, he was Vice President of Materials and Operations. Prior to joining Schein, Mr. Kleutghen was with Pfizer Pharmaceutical culminating with his assignment as Director of Production Planning for the U.S. pharmaceutical division. Mr. Kleutghen earned an undergraduate degree in Engineering and Computer Science from the University of Leuven in Belgium and an MBA in Finance from the University of Chicago.

  David R. Ebsworth became a Director of the Company in September 1994 as part of Bayer Corporation's investment in the Company. He is currently Executive Vice President, Bayer Corporation and President, Pharmaceutical Division North America. Between 1983 and 1993, Dr. Ebsworth held various management and sales marketing positions with the Bayer companies in Germany and Canada. Dr. Ebsworth received his B.S. and Doctor of Philosophy degrees from the University of Surrey (England).

  Richard L. Goldberg has been a director of the Company since September 1994. He is currently a Senior Partner at Proskauer Rose LLP and has been a member of that law firm since 1990. Prior to 1990, he was a Senior Partner at Botein Hays & Sklar. Mr. Goldberg is also a member of the Board of Directors of Comtech Telecommunications Corp. (NASDAQ). He is a graduate of Brooklyn College and received his J.D. from Columbia Law School.

BOARD OF DIRECTORS

  The Board of Directors has five directors, three of whom--Martin Sperber, Dariush Ashrafi and Paul Feuerman--are also officers of the Company and two of whom--David R. Ebsworth and Richard L. Goldberg--are not officers of the Company. The Company intends to add two independent directors to the Board of Directors within one year of the date of the Equity Offering.

  Non-employee directors may receive meeting fees and annual grants of options to purchase shares of the Company's Common Stock pursuant to the Non-Employee Director Plan. To date, no meeting fees have been paid to non-employee directors. See "--Stock Options."

  The Company's certificate of incorporation as in effect upon the completion of the Equity Offering divides the board of directors into three classes, with each class holding office for staggered three-year terms. The terms of one-third of the current directors will expire at the annual meeting of stockholders in each of 1999, 2000 and 2001. At each annual election, commencing at the annual meeting of stockholders in 1999, the successors to the class of directors whose term expires at that time will be elected to hold office for a term of three years to succeed those directors whose term expires, so that the term of one class of directors will expire each year. The classification of directors has the effect of making it more difficult to change the composition of the Board of Directors in a relatively short period. In addition, the classified board provision could discourage a third party from attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders or could delay, defer or prevent a change in control of the Company.

  Pursuant to the Restructuring Agreements (as defined herein), until Bayer (as defined herein) owns less than 10% of the Company's outstanding Common Stock, Bayer Corporation is entitled to nominate a number of members of the Board of Directors of the Company, rounded down to the nearest whole number (until Bayer holds more than 50% of the Company's outstanding stock, then rounded up to the nearest whole number), equal to the product of (a) the number of members of the Board of Directors and (b) its percentage stockholdings of Common Stock at the time of nomination. In this regard, Bayer Corporation nominated David R. Ebsworth as a member of the Board of Directors. The Voting Trustee (currently Mr. Sperber) is entitled under the Restructuring Agreements to nominate the balance of the members of the Board of Directors until the Voting Trust Termination Date (as defined herein). Until May 15, 2001, the Voting Trustee and certain of the Company's principal stockholders must vote for the election of Bayer Corporation's nominee(s). Until the Voting Trust Termination Date, Bayer Corporation and certain of the Company's principal stockholders must vote for the election of the Voting Trustee's nominees.

  The Company in February 1998 entered into a strategic alliance agreement with Cheminor and Reddy. As part of the arrangement, the Company purchased 2.0 million publicly traded shares of Cheminor Drugs Limited (12.79% of the currently outstanding shares of Cheminor Drugs Limited) for $10.0 million, and under certain circumstances has the right and the obligation to purchase an additional 1.0 million shares for $5.0 million. Cheminor will have the right to make fair market value purchases of the Company's Common Stock, once the shares are publicly traded; the purchase price may be payable from profits otherwise due Cheminor from the alliance. Each party will also be entitled to representation on the other company's board of directors consistent with its equity interest, at all times during which each party owns at least ten percent of the total issued and outstanding shares of the other party. Currently, Cheminor does not own shares of the Company's Common Stock and, accordingly, is not entitled to representation on the Company's board of directors.

  The Company's officers are elected by the Board of Directors for one-year terms and serve at the discretion of the Board of Directors. See "Principal Stockholders," "Risk Factors--Control of the Company" and "Description of Capital Stock."

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has one standing committee: the Compensation Committee.

  The Compensation Committee approves the compensation for senior executives of the Company, makes recommendations to the Board of Directors with respect to compensation levels and administers the Company's stock option plans. The members of the Compensation Committee are Messrs. Ebsworth and Goldberg.

  The Company's Board of Directors is expected to appoint directors who are not affiliated with the Company to an Audit Committee of the Board of Directors. The Audit Committee will have general responsibility for surveillance of financial controls, as well as for accounting and audit activities of the Company. The Audit Committee will annually review the qualifications of the Company's independent certified public accountants, make recommendations to the Board of Directors as to their selection and review the plan, fees and results of their audit.

LIMITATIONS ON LIABILITY

  The Company's certificate of incorporation contains a provision that, subject to certain exceptions, limits the personal liability of the Company's directors for monetary damages to the Company and its stockholders for breaches of fiduciary duty owed to the Company or its stockholders.

  In addition, the Company has entered into agreements with its directors and officers providing for indemnification of those individuals under certain circumstances.

  The Company has obtained director and officer liability insurance that insures the Company's directors and officers against certain liabilities.

EXECUTIVE COMPENSATION

  The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the Company's remaining executive officers (the "Named Executive Officers") for the years ended December 1996 and 1997.

                          SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                        ------------------------
                                             ANNUAL COMPENSATION(1)       AWARDS      PAYOUTS
                                         ------------------------------ ---------- -------------
                                                                        SECURITIES
                                                           OTHER ANNUAL UNDERLYING     LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION(9)(10)        SALARY   BONUS   COMPENSATION OPTIONS(#) PAYOUTS($)(2) COMPENSATION
----------------------------------       -------- -------- ------------ ---------- ------------- ------------
Martin Sperber...........           1997 $700,000 $400,000   $ 9,436        --            --       $10,880 (3)
 Chairman of the Board of           1996  700,000      --      9,929        --            --        10,305 (3)
  Directors, Chief
  Executive Officer and
  President
Dariush Ashrafi..........           1997  341,000   93,000    10,300        550      $ 75,000       22,709 (4)
 Executive Vice                     1996  341,000   59,700   143,725        200        75,000       24,321 (4)
  President, Chief
  Financial Officer and
  Director
Javier Cayado............           1997  220,000   37,000       398        100       100,000       29,343 (5)
 Senior Vice President              1996  220,000   40,500       969        100       125,000       16,910 (5)
  Technical Operations
Paul Feuerman............           1997  225,000   61,000     8,596        150       100,000       17,625 (6)
 Senior Vice President,             1996  185,000   32,400     7,738        200       100,000       13,799 (6)
  General Counsel and
  Director
Paul Kleutghen...........           1997  211,000   37,300     9,362         85       100,000       36,531 (7)
 Senior Vice President              1996  211,000   38,800    24,415        200       100,000       47,115 (7)
  Strategic Development
Marvin Samson............           1997  400,000      --      2,659      1,750           --        24,754 (8)
 Former Executive Vice              1996  400,000   70,000       --         200           --        21,126 (8)
  President

--------
(1) The compensation described in this table does not include medical, dental or other benefits available generally to all salaried employees of the Company, as well as certain perquisites and other personal benefits, the value of which does not exceed the lesser of $50,000 or 10% of the named executive officer's total salary and bonus reported in this table.
(2) LTIP payouts, reflect Long Term Incentive Plan ("LTIP") payments pursuant to various deferred compensation agreements.
(3) In 1997 All Other Compensation includes $8,000 for the Company Retirement Plan discretionary contribution, $1,680 for the cost of term life insurance coverage provided by the Company and $1,200 for the Company Retirement Plan matching contribution. In 1996 All Other Compensation includes $7,500 for the Company Retirement Plan discretionary contribution, $1,680 for the cost of term life insurance coverage provided by the Company and $1,125 for the Company Retirement Plan matching contribution.
(4) In 1997 All Other Compensation includes $12,363 for the Supplemental Retirement Plan contribution, $8,000 for the Company Retirement Plan discretionary contribution, $1,200 for the Company Retirement Plan employer matching contribution and $1,146 for the cost of term life insurance coverage provided by the Company. In 1996 All Other Compensation includes $14,550 for the Supplemental Retirement Plan contribution, $7,500 for the Company Retirement Plan contribution, $1,146 for the cost of term life insurance coverage provided by the Company and $1,125 for the Company Retirement Plan employer matching contribution.
(5) In 1997 All Other Compensation includes $6,458 for the value of the BEARs Program, $8,000 for the Company Retirement Plan discretionary contribution, $7,543 for the value of the Life Insurance Plan, $5,402 for the Supplemental Retirement Plan contribution, $1,200 for the Company Retirement Plan employer matching contribution and $740 for the cost of term life insurance coverage provided by the Company. In 1996 All Other Compensation includes $1,005 for the value of the BEARs Program, $7,500 for the Company Retirement Plan discretionary contribution, $6,541 for the Supplemental Retirement Plan contribution, $1,125 for the Company Retirement Plan employer matching contribution and $739 for the cost of term life insurance provided by the Company.
(6) In 1997 All Other Compensation includes $2,583 for the value of the BEARs Program, $8,000 for the Company Retirement Plan discretionary contribution, $5,086 for the Supplemental Retirement Plan contribution, $1,200 for the Company Retirement Plan matching contribution and $756 the cost of term life insurance coverage provided by the Company. In 1996 All Other Compensation includes $402 for the value of the BEARs Program, $7,500 for the Company Retirement Plan discretionary contribution, $4,150 for the Supplemental Retirement Plan contribution, $1,125 for the Company Retirement Plan employer matching contribution, and $622 for the cost of term life insurance provided by the Company.
(7) In 1997 All Other Compensation includes $3,229 for the value of the BEARs Program, $12,095 for a forgiven equity loss loan, $8,000 for the Company Retirement Plan discretionary contribution, $5,713 for a forgiven personal loan, $4,693 for the Supplemental Retirement Plan contribution, $1,200 for the Company Retirement Plan matching contribution, $892 for the value of the Life Insurance Plan and $709 for the cost of term life insurance provided by the Company. In 1996 All Other Compensation includes $502 for the value of the BEARs Program, $19,884 for a forgiven personal loan, $12,095 for a forgiven equity loss loan, $7,500 for the Company Retirement Plan discretionary contribution, $5,300 for the Supplemental Retirement Plan, $1,125 for the Company Retirement Plan employer matching contribution and $709 for the cost of term life insurance provided by the Company. Mr. Kleutghen has a balance on his equity loss loan of $12,095. The equity loss loan was issued August 1993 for $60,476. The terms of the loan state that 1/5 of the loan be forgiven each year. Interest at the rate of 7% on the balance of the loan is due annually. The balance on the personal loan is $8,730. The personal loan was issued July 1989 for $75,000. The terms of the loan state the loan and interest will be forgiven over a period of 10 years.
(8) Marvin Samson served as the Company's Executive Vice President until January 7, 1998. In 1997 All Other Compensation includes $15,333 for the value of the Life Insurance Plan, $8,000 for the Company Retirement Plan discretionary contribution, $1,200 for the Company Retirement Plan matching contribution and $221 for the cost of term life insurance coverage provided by the Company. In 1996 All Other Compensation includes $12,467 for the value of the Life Insurance Plan, $7,500 for the Company Retirement Plan discretionary contribution, $909 for the cost of term life insurance coverage provided by the Company and $250 for the Company Retirement Plan matching contribution.
(9) Michael Casey served as the Company's Executive Vice President until September 5, 1997. In 1997 Mr. Casey received $242,308 in Salary, options covering 850 shares of Common Stock, $75,000 in LTIP payouts and $1,984 in All Other Compensation. All Other Compensation includes $1,200 for the Company Retirement Plan matching contribution and $784 for the cost of term life insurance provided by the Company. After Mr. Casey left the Company he received additional payments totaling $60,577. In 1996 Mr. Casey received $326,442 in Salary, $61,300 in Bonus, $102,309 in Other Annual Compensation, options covering 200 shares of Common Stock, $75,000 in LTIP payouts and $9,477 in All Other Compensation. All Other Compensation includes $7,260 for the Company Retirement Plan discretionary contribution, $1,125 in for the Company Retirement Plan matching contribution and $1,092 for the cost of term life insurance coverage provided by the Company.
(10) James McGee served as the Company's Executive Vice President and Chief Operating Officer until December 31, 1996. In 1997 after Mr. McGee left the Company he received additional payments totaling $1,643,861. In 1996 Mr. McGee received $431,000 in Salary, $75,400 in Bonus $98,825 in Other Annual Compensation, options covering 200 shares of Common Stock, $2,000,000 in LTIP payments and $180,833 in All Other Compensation. All Other Compensation includes $104,540 for a forgiven equity loss loan, $44,670 for the value of the Life Insurance Plan, $21,550 for the Supplemental Retirement Plan contribution, $7,500 for the Company Retirement Plan discretionary contribution, $1,448 for the cost of term life insurance coverage provided by the Company, and $1,125 for the Company Retirement Plan matching contribution.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                                                                                      STOCK PRICE
                                                                                     APPRECIATION
                                            INDIVIDUAL GRANTS                     FOR OPTION TERM(1)
                         ------------------------------------------------------- ---------------------
                             NUMBER OF        % OF TOTAL
                             SECURITIES     OPTIONS GRANTED EXERCISE
                         UNDERLYING OPTIONS TO EMPLOYEES IN PRICE PER EXPIRATION
          NAME                GRANTED            1997         SHARE      DATE       5%         10%
          ----           ------------------ --------------- --------- ---------- --------- -----------
Martin Sperber..........         --               --            --        --           --          --
Dariush Ashrafi.........         550              6.5%        $1500      2007    $ 586,030 $ 1,421,829
Paul Feuerman...........         150              1.8          1500      2007      159,826     387,772
Jay Cayado..............         100              1.2          1500      2007      106,551     258,514
Paul Kleutghen..........          85              1.0          1500      2007       90,568     219,737
Marvin Samson...........       1,750             20.7          1500      2007    1,864,641   4,524,003
Michael Casey*..........         850             10.1          1500      2007          --          --

--------

*Options subsequently canceled

                        FISCAL YEAR--END OPTION VALUES

                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                                           AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                         SHARES ACQUIRED                ------------------------- -------------------------
          NAME             ON EXERCISE   VALUE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- -------------- ----------- ------------- ----------- -------------
Martin Sperber..........       --             --           4,795          --             --          --
Dariush Ashrafi.........       --             --             347        1,103            --     $ 41,033
Paul Feuerman...........       --             --             242          328            --       11,183
Jay Cayado..............       --             --             233          217            --        7,455
Paul Kleutghen..........       --             --             290          275            --        6,337
Marvin Samson...........       --             --              67        1,883            --      130,463
Michael Casey...........       --             --             347          --             --          --
James McGee.............       --             --           4,577          --       $ 863,100         --

--------
(1) Assumes that a 105-for-one stock split will occur immediately prior to the effective date of the Equity Offering and that the price per share of Common Stock is $15.00.

EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement with Martin Sperber dated September 30, 1994, as amended as of March 6, 1998, pursuant to which Mr. Sperber serves as Chairman of the Board, Chief Executive Officer and President of the Company. Under this agreement, the term of Mr. Sperber's employment commenced on January 1, 1994 and terminates on January 1, 2000, unless earlier terminated by the death of Mr. Sperber, by action of the Board of Directors with or without cause, due to the disability of Mr. Sperber or by Mr. Sperber upon 30 days written notice or a material breach by the Company of his employment or stock option agreement that is not cured within 30 days. If Mr. Sperber is terminated without cause, in addition to all accrued but unpaid compensation to the date of termination, he is entitled to receive as severance compensation his base salary from the date of termination through January 1, 2000 and an amount equal to the product of (i) a fraction, the numerator of which is the amount of earned incentive compensation for the last full year before termination and the denominator of which is 365 and (ii) the number of days from termination until January 1, 2000. If Mr. Sperber voluntarily terminates his employment prior to January 1, 2000 (other than for an uncured breach by the Company), he is only entitled to such severance pay as is determined by the Compensation Committee. Mr. Sperber currently receives base annual compensation of $700,000. Mr. Sperber may also receive incentive compensation in an amount to be determined by the Compensation Committee. If Mr. Sperber's employment is terminated prior to January 1, 2000, such incentive compensation shall be based on objective criteria established by the Compensation Committee or $250,000 plus the product of (x) the fraction derived by dividing (i) the sum of the actual cash incentive compensation earned by each of the three most senior executives of the Company other than Mr. Sperber in the year Mr. Sperber's employment is terminated less the sum of the minimum cash incentive compensation contemplated for such executives for such year, by (ii) the sum of the maximum cash incentive compensation contemplated for such executives for such year less the sum of the minimum cash incentive compensation contemplated for such executives for such year and (y) $250,000. Mr. Sperber is prohibited from competing with the Company during the term of the agreement and until the second anniversary of the date the Company makes its final base salary payment to Mr. Sperber pursuant to the agreement.

  Following termination of Mr. Sperber's employment other than for cause, Mr. Sperber will be entitled during his lifetime and for the life of his spouse to continue to participate in, or receive benefits that, on an after-tax basis, are the same as those under all medical and dental benefit plans, policies and programs in effect at the termination of his employment. In addition, unless Mr. Sperber's employment is terminated for cause, Mr. Sperber will be entitled to a pension, beginning after the termination of his employment and continuing until the later of the death of Mr. Sperber or his spouse, in an amount equal to 45% of the average total cash compensation for the highest three of the last six years prior to termination, reduced generally by the sum of the amount Mr. Sperber would be entitled to receive under all of the Company's qualified retirement plans within the meaning of Section 401(a) of the Internal Revenue Code and under Social Security if he commenced receiving such benefit payments at age 65. See "--Stock Options."

  The Company entered an Option Agreement with Mr. Sperber dated September 30, 1994 under which Mr. Sperber was granted, as a key employee pursuant to the Company's 1993 Stock Option Plan, a non-qualified option to purchase from the Company up to 4,795 shares of Common Stock at a price of $2,000 per share. The option expires on the earlier of September 30, 2004 or upon Termination of Employment (as defined in the 1993 Stock Option Plan). In the event of Mr. Sperber's death, disability, retirement or termination without cause, the option remains exercisable for one year (but may be extended by the Company at its discretion). Upon termination of Mr. Sperber's employment for cause (or discovery of justification for termination for cause after termination for another reason), all outstanding options are immediately cancelled. In the event Mr. Sperber's employment is terminated for any other reason, all outstanding options will remain exercisable for three months from the date of termination (but may be extended at the discretion of the Company).

  The Company entered into an employment agreement with Dariush Ashrafi dated May 1, 1995, pursuant to which Mr. Ashrafi serves as Executive Vice President and Chief Financial Officer of the Company. Under this agreement, the term of Mr. Ashrafi's employment began on May 1, 1995 and terminates 60 days after either Mr. Ashrafi or the Company gives written notice that he or it does not wish to continue the employment, unless earlier terminated for cause or upon the death or disability of Mr. Ashrafi. In 1997, the Company's Board of Directors determined to award a $93,000 bonus to Mr. Ashrafi, payable to Mr. Ashrafi in 1998. Pursuant to a 1995 deferred compensation agreement, between the Company and Mr. Ashrafi, Mr. Ashrafi is entitled to receive an LTIP payment of $300,000, payable in quarterly payments in the amount of $18,750. If Mr. Ashrafi's employment with the Company is terminated under certain circumstances, he is entitled to receive 100% of his base salary and annual cash bonus paid or payable by the Company to him in respect of the last full fiscal year preceding the termination date as one lump sum payment. Further, if Mr. Ashrafi is terminated other than for cause or disability, or if he voluntarily terminates his employment in certain instances, he is entitled to receive basic health and medical benefits until the earlier of one year following termination and his full-time employment elsewhere.

  The Company entered into an employment agreement with Paul Feuerman dated November 29, 1993, pursuant to which Mr. Feuerman serves as Senior Vice President and General Counsel to the Company. Under this agreement, the term of Mr. Feuerman's employment began on November 29, 1993 and terminates 60 days after either Mr. Feuerman or the Company gives written notice that he or it does not wish to continue the employment, unless earlier terminated for cause or upon the death or disability of Mr. Feuerman. In 1997, the Company's Board of Directors determined to award a $61,000 bonus, payable to Mr. Feuerman in 1998. Pursuant to a deferred compensation agreement dated August 8, 1996, between the Company and Mr. Feuerman, Mr. Feuerman is entitled to receive an LTIP payment of $500,000, payable in two annual installments of $100,000 each followed by two annual installments of $150,000 each. If Mr. Feuerman's employment with the Company is terminated under certain circumstances, he is entitled to receive 100% of his base salary and annual cash bonus paid or payable by the Company to him in respect of the last full fiscal year preceding the termination date as one lump sum payment. Further, if Mr. Feuerman is terminated other than for cause or disability, or if he voluntarily terminates his employment in certain instances, he is entitled to receive basic health and medical benefits until the earlier of one year following termination and his full-time employment elsewhere.

  The Company entered into an employment agreement with Jay Cayado dated November 22, 1993, pursuant to which Mr. Cayado serves as Senior Vice President Technical Operations of the Company. Under this agreement, the term of Mr. Cayado's employment began on November 22, 1993 and terminates 60 days after either Mr. Cayado or the Company gives written notice that he or it does not wish to continue the employment, unless earlier terminated for cause or upon the death or disability of Mr. Cayado. In 1997, the Company's Board of Directors determined to award a $37,000 bonus to Mr. Cayado, payable to Mr. Cayado in 1998. Pursuant to a deferred compensation agreement dated Feb. 7, 1996, between the Company and Mr. Cayado, Mr. Cayado is entitled to receive an LTIP payment of $450,000, payable annually in one installment of $125,000, one installment of $100,000 and three installments of $75,000 each. If Mr. Cayado's employment with the Company is terminated under certain circumstances, he is entitled to receive 100% of his base salary and annual cash bonus paid or payable by the Company to him in respect of the last full fiscal year preceding the termination date as one lump sum payment. Further, if Mr. Cayado is terminated other than for cause or disability, or if he voluntarily terminates his employment in certain instances, he is entitled to receive basic health and medical benefits until the earlier of one year following termination and his full-time employment elsewhere.

  The Company entered into an employment agreement with Paul Kleutghen dated November 29, 1993, pursuant to which Mr. Kleutghen serves as Senior Vice President, Strategic Development, to the Company. This agreement terminates 60 days after either Mr. Kleutghen or the Company gives written notice that he or it does not wish to continue the employment, unless earlier terminated for cause or upon the death or disability of Mr. Kleutghen. In 1997, the Company's Board of Directors determined to award a $37,300 bonus, payable to Mr. Kleutghen in 1998. Pursuant to a deferred compensation agreement dated August 8, 1996, between the Company and Mr. Kleutghen, Mr. Kleutghen is entitled to receive a bonus of $500,000, payable in two annual installments of $100,000 each followed by two annual installments of $150,000 each. If Mr. Kleutghen's employment with the Company is terminated under certain circumstances, he is entitled to receive 100% of his base salary and annual cash bonus paid or payable by the Company to him in respect of the last full fiscal year preceding the termination date as one lump sum payment. Further, if Mr. Kleutghen is terminated other than for cause or disability, or if he voluntarily terminates his employment in certain instances, he is entitled to receive basic health and medical benefits for one year following termination and the full-time employment elsewhere.

  The Company entered into an agreement dated November 29, 1993 with James C. McGee, pursuant to which Mr. McGee served as the Company's Executive Vice President. Mr. McGee ceased full-time employment and became a consultant to the Company on December 31, 1996. Under an agreement dated September 20, 1996, Mr. McGee has received payments totaling $1,527,461 and is entitled to receive
(a) $116,400 when bonuses are paid to certain senior executives in respect of fiscal 1997, and (b) continuing health and dental insurance coverage. Until December 31, 1998, Mr. McGee will serve as a consultant to the Company and is entitled to receive base consulting fees equal to his annual base salary of $431,000, plus an additional consulting fee equal to a fraction of his annual base salary (determined by dividing the aggregate bonuses to be paid to certain senior executive officers of the Company by such senior executive officers' aggregate annual base salaries) to be paid as and when bonuses are paid to senior executive officers of the Company in respect of fiscal 1998.

  Pursuant to an agreement dated July 28, 1995, Marvin Samson was appointed an Executive Vice President and Director of the Company, as well as President, Chief Executive Officer and Chief Operating Officer and Director of Marsam. Mr. Samson ceased to be an employee and director of the Company and Marsam on January 7, 1998. In connection with Mr. Samson's employment agreement, the Company is paying Mr. Samson compensation through 2000, currently at the annual rate of $400,000. During this period, the Company also is providing certain insurance and automobile benefits.

  A compensation continuation agreement provides for pension payments to Mr. Samson commencing September 2000 in an amount equal to his annual base salary immediately prior to retirement and, thereafter, 50% of that amount for each of the next nine years. The Company has also agreed to provide certain benefits to Mr. Samson in the form of payments on a split dollar life insurance contract insuring the lives of Mr. Samson and his wife.

STOCK OPTIONS

  The Company's 1997 Stock Option Plan (the "1997 Plan") provides for the granting of options to purchase not more than an aggregate of 27,400 shares of Common Stock, subject to adjustment under certain circumstances. In addition, the Company's 1993 Stock Option Plan (the "1993 Plan") provided for the granting of options to purchase not more than an aggregate of 27,400 shares of Common Stock, subject to adjustment under certain circumstances. In addition, the Company's 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan" and, together with the 1997 Plan and the 1993 Plan, the "Stock Option Plan") provides for the granting of options to purchase not more than an aggregate of 1,000 shares of Common Stock, subject to adjustment under certain circumstances. Although options granted under the 1993 Plan to purchase 25,268 shares are still outstanding, no further grants will be made pursuant to the 1993 Plan. Some or all of the options granted under the 1997 Plan may be "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986 (the "Code"). The Company has outstanding options to purchase 9,851 shares of Common Stock which were granted under the 1997 Plan at the then fair market value and plans to grant approximately 9,500 additional options to purchase shares of Common Stock under the 1997 Plan prior to or at the completion of the Equity Offering at an exercise price equal to the public offering price. The Company intends to reduce the exercise price to the public offering price in the Equity Offering for all options granted under the 1997 Plan and the 1993 Plan to non-director employees that have an exercise price above such price. Currently, options to purchase a total of 18,490 shares of Common Stock would be subject to such a reduction in exercise price.

  The Compensation Committee administers the 1997 Plan. The Compensation Committee has full power and authority to interpret the 1997 Plan, set the terms and conditions of individual options and supervise the administration of the 1997 Plan.

  The Compensation Committee determines, subject to the provisions of the 1997 Plan, to whom options are granted, the number of shares of Common Stock subject to an option, whether stock options will be incentive or non-qualified, the exercise price of the options (which, in the case of non-qualified options, may be less than the fair market value of the shares on the date of grant) and the period during which options may be exercised. All employees of the Company are eligible to participate in the 1997 Plan. No options may be granted under the 1997 Plan after March 3, 2007.

  The Compensation Committee may amend the 1997 Plan from time to time. However, the Compensation Committee may not, without stockholder approval, amend the 1997 Plan to increase the number of shares of Common Stock under the 1997 Plan (except for changes in capitalization as specified in the 1997
Plan).

  The Non-Employee Director Plan provides for automatic annual grants of options to purchase shares of the Company's Common Stock to non-employee directors of the Company in amounts calculated using a formula provided in the plan. The Company has granted options to purchase 215 shares of Common Stock under the Non-Employee Director Plan and plans to grant 90 additional options to purchase shares of Common Stock under the Non-Employee Director Plan to certain directors prior to or at the completion of the Equity Offering.

  The Board of Directors of the Company may amend the Non-Employee Director Plan from time to time. However, the Board of Directors may not, without stockholder approval, amend the plan to increase the number of shares of Common Stock available for option grants under the plan (except for changes in capitalization specified in the plan).

CERTAIN OTHER EMPLOYEE BENEFIT PLANS

  The Company maintains The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates (the "Company Retirement Plan"), under which employees (other than temporary employees) of the Company may participate on the first day of the first pay period after completing six consecutive calendar months during which they complete at least 500 hours of service. Effective July 1, 1996, the Company Retirement Plan became the successor to the Marsam Pharmaceuticals Retirement Plan.

  Participants generally may make basic contributions to the Company Retirement Plan, by salary deduction, of up to 14% of their compensation from the Company, subject to applicable federal tax limitations ($10,000 for the 1998 plan year, subject to cost of living adjustments); the amount of a participant's basic contribution is generally excluded from gross income for federal or state income tax purposes. In 1998 the Company will make a mandatory matching contribution to the Company Retirement Plan of $0.50 for each dollar contributed to the Company Retirement Plan as a basic contribution, up to the first 6% of a participant's contribution; the Company also may make additional matching contributions and may make other non-matching contributions to the Company Retirement Plan at the discretion of the Board of Directors. In 1998, the Company made a discretionary, non-matching contribution under the Company Retirement Plan for 1997 equal to 5% of compensation (as defined in the Company Retirement Plan).

  Concurrently with the IPO, participants in the Company Retirement Plan will be permitted to invest up to the lesser of 5% or $15,000 of their account balance in Common Stock at the IPO price. After the Equity Offering, participants will be permitted to invest, at the then current market price, up to 5% of their and the Company's contributions to the Company Retirement Plan in Common Stock. Participants will be allowed to sell their shares of Common Stock at any time.

  Participants in the Company Retirement Plan have a 100% vested and nonforfeitable interest in the value of their basic contribution and the Company's matching contribution, and they acquire a 100% vested and nonforfeitable interest in the Company's non-matching amounts at retirement, death, disability or termination pursuant to an employee reduction plan. If their employment terminates prior to the normal retirement date for any other reason, participants acquire a 10% vested and nonforfeitable interest in the Company's non-matching contribution amounts for each of the first four years of service; and a 20% vested and nonforfeitable interest in the Company's non-matching contribution amounts for each of the fifth, sixth and seventh years of service; accordingly, after seven years of service, participants have a 100% vested and nonforfeitable interest in the value of the Company's non-matching contribution amounts.

  Participants are entitled to receive the amounts in their Company Retirement Plan accounts in a single lump-sum payment on death, disability, retirement or termination of employment. At the election of the participant, the participant's Company Retirement Plan account is eligible for payment in installments of either 5 or 10 years. In certain circumstances, participants may receive loans and hardship withdrawals from their accounts in the Company Retirement Plan.

  Supplemental Retirement Plan. The Company maintains a Supplemental Retirement Plan (the "Supplemental Retirement Plan"). Under the Supplemental Retirement Plan, the Company pays non-qualified deferred compensation to certain of its employees consisting of benefits based on annual compensation in excess of limitations imposed by the Code on contributions under the Company Retirement Plan. The Supplemental Retirement Plan is an unfunded "pension benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended.

  Split Dollar Life Insurance Plan. The Company maintains a Split Dollar Life Insurance Plan (the "Life Insurance Plan"). Under the Life Insurance Plan, each participating officer owns a life insurance policy. Each policy is designed to provide at age 65 an annuity equal to a specified percentage of the participant's projected average annual salary for the final three years of employment (less Social Security benefits and certain benefits under the Company Retirement Plan and Supplemental Retirement Plan). A cash surrender value, which is owned by the individual and designed to fund the annuity, accumulates under each participant's policy. The Company and the employee will share the cost of premiums. The premiums advanced by the Company will be repaid out of the cash value of the policies or the proceeds of the death benefits.

  1993 Book Equity Appreciation Rights Program. The Company maintains a Book Equity Appreciation Rights Program (the "Program") to allow certain employees to benefit from an increase in the Company's book value (calculated according to a formula defined in the Program). All participants are fully vested in their book equity appreciation rights ("BEARs"). The Company does not intend to make any additional grants of BEARs.

  1998 Employee Stock Purchase Plan. The Company adopted an Employee Stock Purchase Plan on January 23, 1998, which provides employees an opportunity to purchase stock of the Company through payroll deductions upon completion of the Offering. Employees may elect to withhold from 1% to 20% of their compensation and purchase Common Stock directly from the Company. Each employee's annual purchase is limited to Common Stock with a fair market value of $25,000 per year, which Common Stock will be purchased at 85% of the fair market value of the Stock. The maximum number of shares of the Company's Common Stock available for purchase under the plan is 4,762 shares.

                             CERTAIN TRANSACTIONS

  In 1994, the Company entered into a Heads of Agreement with Bayer Corporation and Bayer A.G. (collectively, "Bayer"), pursuant to which the Company and Bayer committed together to explore business opportunities for the U.S. and abroad. Under the agreement, the parties agreed to share expertise, personnel, products and production facilities where appropriate to (i) explore potential areas of mutual interest and cooperation in the U.S. domestic market, (ii) identify multisource pharmaceutical business opportunities abroad and (iii) explore the use of Bayer's chemical synthesis expertise to provide the Company with chemical drug ingredients. The agreement provides that any decision to pursue a project must be approved by both parties and based on a separately negotiated contractual agreement.

  In 1994, the Company entered into a three-year co-promotion agreement with Bayer Corporation covering the Company's INFeD product. Under the terms of the agreement, during the periods from 1995 to 1997, in exchange for promotional support, the Company shared with Bayer the net profits of INFeD in excess of specified threshold amounts which are based, in part, on the prior year's sales. In early 1998, this agreement was amended and extended to December 1998. This amended agreement provides that in exchange for promotional support, the Company pays Bayer Corporation a fixed dollar amount plus a fixed percentage of sales above a threshold amount. The Company incurred selling expenses under these agreements (in the form of payments to Bayer) of approximately $3.0 million in 1996 and $4.2 million in 1997. There were no selling expenses (in the form of payments to Bayer) under the first agreement for 1995. Selling expenses in 1998 under the agreement are expected to remain approximately constant as a percentage of INFeD revenues compared to 1997. See "Principal Stockholders."

  Since 1994, the Company and Bayer, through their respective affiliates, have entered into several joint ventures to own, manage or develop generic pharmaceutical businesses outside of the U.S. Each of Schein and Bayer have contributed various assets and rights and funded the operations of these ventures, and in certain circumstances have guaranteed certain liabilities of these ventures, such as leases and lines of credit. It is contemplated that the Company and Bayer will sell products to certain of these ventures for resale in their local markets.

  During 1995, 1996 and 1997, the Company invested approximately $3.5 million, $2.0 million and $0.2 million, respectively, to acquire up to a 50% interest in each of several international pharmaceutical businesses. These businesses are jointly owned with subsidiaries of Bayer AG, the parent of Bayer Corporation, a minority investor in the Company. Each party's interest in profits and losses is proportional to that party's equity investment in a venture. The Company recorded losses of approximately $0.4 million, $3.4 million and $3.4 million in 1995, 1996 and 1997, respectively, as its share of the operating results of these businesses. The Company generally anticipates that these international businesses will not have significant revenues or operations for a period of two to three years, during which time the businesses incur expenses to register products in anticipation of future sales. The Company incurred expenses of approximately $2.1 million, $2.9 million and $2.8 million in 1995, 1996 and 1997, respectively, to identify, evaluate, and establish these and other potential international business ventures. Each of Bayer and Schein currently is evaluating the extent of its continued participation in certain of these ventures.

  In 1997, the Company, together with the Pharmaceutical, Consumer Healthcare, Afga Film and Diagnostics divisions of Bayer Corporation, has created a marketing collaboration called Bayer Healthcare Partners. Through Bayer Healthcare Partners, the participants combine their sales and marketing efforts to offer, on a case-by-case basis, a package of goods and services designed to be more attractive to a customer, most likely a managed healthcare provider. The participants share in the costs of these combined marketing efforts. The Company's participation in Bayer Healthcare Partners is determined on a year to year basis. In the last six months of 1997, the Company incurred expenses of approximately $0.1 million and the rate of the Company's expenditures in 1998 is expected to be similar. Under its existing arrangement with Bayer Healthcare Partners, the Company is not required to share revenues or profits with other participants.

  In the conduct of its business, the Company sells pharmaceutical products to Henry Schein, Inc. for distribution to its customers. Net sales to Henry Schein, Inc. were $5.3 million, $8.6 million and $10.0 million in 1995, 1996 and 1997, respectively. Certain of the Company's principal stockholders also are principal stockholders of Henry Schein, Inc. All transactions between the Company and Henry Schein, Inc. are on an arm's-length basis.

  In connection with Mr. Ashrafi's relocation, the Company loaned Mr. Ashrafi $150,000 at an interest rate of 6.875% per annum evidenced by a promissory note dated May 31, 1996. As of December 1997, an aggregate principal amount of $150,000 was outstanding on that loan.

  Richard L. Goldberg, who is a Director of the Company, is a member of Proskauer Rose LLP, which has been retained by the Company to provide legal services.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 12, 1998, by
(i) each person (or affiliated group of persons) known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

                                                          BENEFICIAL OWNERSHIP
                                                                 (2) (3)
                                                          ----------------------
BENEFICIAL OWNER(1)                                         NUMBER     PERCENT
-------------------                                       ----------- ----------
Martin Sperber (4).......................................     195,283      66.2%
Marvin H. Schein (5) (6).................................      90,020      30.5%
 135 Duryea Road
 Melville, NY 11747
Bayer Corporation........................................      77,542      26.3%
 100 Bayer Road
 Pittsburgh, PA 15205
Trust established by Pamela Schein (5) (6)...............      68,042      23.1%
Pamela Joseph (6) (7)....................................      26,528       9.0%
Dariush Ashrafi..........................................         346      *
Javier Cayado............................................         233      *
Paul Feuerman............................................         242      *
Paul Kleutghen...........................................         290      *
David R. Ebsworth........................................          19      *
Richard L. Goldberg......................................          19      *
Directors and Executive Officers as
 Group (7 persons) (4)...................................     196,432      66.6%

--------
 * Denotes less than 1%.
(1) Unless otherwise indicated, the address for each person is c/o Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, New Jersey 07932.
(2) The persons and entities named in the table have sole voting and investment powers with respect to all of the Common Stock shown as beneficially owned by them, except as noted below.

(3) The 295,009 shares of Common Stock deemed outstanding includes:
  (a) 273,264 shares of Common Stock outstanding; and

  (b) 21,745 shares of Common Stock issuable pursuant to the exercise of options held by the respective person or group or reserved for issuance to management, which may be exercised within 60 days after the date of the Equity Offering prospectus.
(4) Includes:
  (a) 5,898 shares for which Mr. Sperber is either the direct beneficial owner or holds in trusts for his family members' benefit; and
  (b) 4,795 shares issuable pursuant to the exercise of stock options that are held by Mr. Sperber and are currently exercisable; and
  (c) 184,590 shares over which Mr. Sperber has voting control pursuant to the voting trust agreement dated September 30, 1994 (the "Voting Trust Agreement"). Mr. Sperber, acting as voting trustee, is able to control substantially all matters requiring stockholder approval, including the election of directors.
(5) Includes all shares for which such stockholder is either the direct beneficial owner or holds in trust for his or her family members' benefit and/or charities for which such stockholder is trustee.
(6) All shares are held by Mr. Sperber as voting trustee under the Voting Trust Agreement. See "--Restructuring Agreements."
(7) Includes 1,737 shares held in trust, of which Ms. Joseph is a principal beneficiary.

  Restructuring Agreements

  At the time of Bayer Corporation's acquisition of its 28.3% interest in the Company, the Company, Bayer Corporation, Mr. Sperber, and certain other principal stockholders entered into certain agreements (the "Restructuring Agreements") relating to the governance of the Company and certain other matters.

  Agreements Relating to Control of the Company. The Restructuring Agreements provide that, until the earlier of March 1, 2000 and the effective date of a merger, consolidation or combination that results in the Voting Trustee (currently Mr. Sperber) (the "Voting Trustee") neither holding the position of chairman of the board, president, chief executive officer or chief operating officer of the resulting entity nor having the right to designate a majority of the members of the board of the resulting entity (such earlier date, the "Voting Trust Termination Date"), the Voting Trustee will have the right to vote, or direct the vote of, all the shares of Common Stock owned by Marvin Schein, Pamela Schein and Pamela Joseph and certain trusts established by them or for their issue (collectively, the "Family Stockholders") (i.e., 67.5% of the outstanding shares of Common Stock. As a result of the foregoing, the Voting Trustee as a practical matter will be able to control substantially all matters requiring stockholder approval, including the election of directors, until March 1, 2000 (without giving effect to any future public issuance of Common Stock by the Company or sales of Common Stock by Continuing Stockholders). The Restructuring Agreements provide that Mr. Sperber may designate certain individuals to succeed him as Voting Trustee under the Restructuring Agreements.

  The Restructuring Agreements provide that, until the Governance Termination Date, Bayer Corporation shall be entitled to nominate a number of members of the Board of Directors of the Company, rounded down to the nearest whole number (until Bayer holds more than 50% of the outstanding Common Stock, then rounded up to the nearest whole number), equal to the product of (a) the number of members of the Board of Directors and (b) its percentage stockholdings of Common Stock of the Company at the time of nomination. The Voting Trustee is entitled, until the Voting Trust Termination Date, to nominate the balance of the members of the Board of Directors. Until May 15, 2001, the Voting Trustee and the other Continuing Stockholders (as defined herein) (to the extent their shares of Common Stock are not voted by the Voting Trustee) must vote for the election of Bayer Corporation's nominee(s). Until the Voting Trust Termination Date, Bayer Corporation and the Continuing Stockholders (to the extent their shares of Common Stock are not voted by the Voting Trustee) must vote for the election of the Voting Trustee's nominees.

  Until the earlier of May 15, 2001 and a sale of shares by Bayer Corporation other than to a Permitted Assignee (as defined herein), the Company may not, without Bayer Corporation's consent, among other things, (a) own, manage or operate any business not principally engaged in a segment of the pharmaceutical or health care industry or any business ancillary thereto, (b) amend or restate the Company's charter or by-laws to require more than majority approval to elect a majority of the Board of Directors, or (c) engage in transactions with any affiliate on terms more favorable to the affiliate than could be obtained in an arm's-length transactions, other than intercompany transactions and transactions under the Restructuring Agreements. In addition, until the earlier of (i) the Governance Termination Date, (ii) the Qualified Public Offering Date and (iii) a sale of shares by Bayer Corporation other than to a Permitted Assignee, the Company may not undertake certain other actions (including incurring funded debt in excess of certain ratios or declaring certain dividends or making certain distributions in respect of the Company's Common Stock) without the consent of Bayer Corporation.

  The Restructuring Agreements include the Standstill, which imposes certain restrictions on Bayer Corporation and its affiliates until May 15, 2001 (the "Standstill Period"). During the Standstill Period, Bayer Corporation and its affiliates may not among other things (a) acquire, announce an intention to acquire or offer to acquire any assets of the Company or its subsidiaries (other than in the ordinary course) or equity securities of the Company, (b) participate in or encourage the formation of a group or entity that seeks to acquire equity securities of the Company, (c) solicit proxies or become a participant in any election contest with respect to the Company, (d) initiate or otherwise solicit stockholders for the approval of stockholder proposals or induce any other person to initiate any stockholder proposal, (e) seek to place designees on, or remove any member of, the Board or Directors, (f) deposit any equity securities in a voting trust or like arrangement, (g) seek to control the management of the Company or negotiate with any person with respect to any form of extraordinary transaction with the Company or other transaction not in the ordinary course of business, or be involved in a tender or exchange offer or other attempt to violate the Standstill or (h) request the Company or otherwise seek to amend or waive any provision of the Standstill. In addition, until the Qualified Public Offering Date, the Company may not undertake certain other actions (including incurring funded debt in excess of certain ratios or declaring certain dividends or making certain distributions in respect of the Company's Common Stock) without the consent of Bayer Corporation.

  After the Standstill Period, Bayer Corporation has the right to acquire control through open market purchases, and under certain circumstances within six months of the end of the Standstill Period, to acquire from certain principal stockholders of the Company or from the Company a number of shares that would enable Bayer Corporation to own a majority of the outstanding shares of Common Stock. During the Standstill Period, under the terms of the Restructuring Agreements, Bayer Corporation has the right to acquire, including under certain circumstances the right to acquire from the Company and certain of its principal stockholders at fair market value unless Bayer Corporation has sold shares of Common Stock other than to certain permitted transferees, (i) shares in connection with its exercise of certain preemptive rights, (ii) after the Qualified Public Offering Date (as defined below) and before May 15, 2001, shares necessary to acquire the Investment Spread, (iii) if, within 30 days after the Qualified Public Offering Date, Bayer Corporation has the right to acquire ownership of at least 21% more of the outstanding Common Stock than any other holder of 10% or more of the Common Stock (other than a current stockholder or employee benefit plan) and the Public Float is less than 133% of the Investment Spread, shares equal to the amount such Public Float is less than 133% of the Investment Spread and (iv) if, on May 15, 2001, the Public Float is less than 133% of the number of shares that, when added to Bayer Corporation's shares, equals a majority of the shares then outstanding, shares equal to such amount. Notwithstanding the foregoing, Bayer Corporation may purchase additional shares up to a maximum ownership, in the aggregate, of 30% of the Company's outstanding Common Stock between May 15, 1997 and May 15, 1999, 33 1/3% between May 16, 1999 and May 15, 2000 and 36
2/3% between May 16, 2000 and the end of the Standstill Period.

  Under the Reorganization Documents, if Bayer Corporation for any reason acquires shares in excess of the New Percentage, until May 15, 2001, Bayer shall vote those excess shares in accordance with the Voting Trustee's instructions and those excess shares will not be considered in determining the number of director nominees to which Bayer Corporation is entitled.

  Under the Restructuring Agreements, each of Marvin Schein, Pamela Schein and Pamela Joseph has agreed that such individual, and such individual's Family Group, shall not acquire shares if, as a consequence of the acquisition such individual, together with such individual's Family Group (as defined herein), owns in excess of (a) in the case of Marvin Schein and his Family Group, 35.85% of the Common Stock, (b) in the case of Pamela Schein and her Family Group, 27.55% of the Common Stock and (c) in the case of Pamela Joseph and her Family Group, 12.97% of the Common Stock.

  Restrictions on Transfer. The Restructuring Agreements generally provide that Marvin Schein, Pamela Schein, Pamela Joseph, Mr. Sperber, Stanley Bergman, certain trusts established by these individuals (collectively, the "Continuing Stockholders") and certain of their transferees may not transfer any of their shares of Common Stock until March 1, 2000, except (a) pursuant to Rule 144 under the Securities Act, but subject to volume limitations intended to equal the volume limitations applicable to affiliates as set forth in Rule 144(e)(1) (the "Maximum Rule 144 Sales Amount"), (b) in a wide distribution in an amount that exceeds the Maximum Rule 144 Sales Amount, regardless of whether the seller is an affiliate or Rule 144(k) is applicable, in connection with which the seller or the underwriter confirms that no direct or indirect purchaser in that distribution is intended to acquire more than the Maximum Rule 144 Sales Amount, (c) to certain family members of the transferor, related trusts or estates, or other entities owned exclusively by such transferor, family members, trusts or estates (collectively, a "Family Group"), (d) in private placements, to persons who own fewer than 1% of the outstanding Common Stock immediately prior to the transfer and who are not affiliated with or Family Group members of the transferor, of no more than (I) 1% of the outstanding Common Stock to any one person, its affiliates or Family Group members in any three-month period and (II) 4% of the outstanding Common Stock to all persons in any twelve-month period, (e) in connection with the exercise of certain registration rights granted to the Company's stockholders under the Restructuring Agreements, but only if, to the extent the number of shares sold exceeds the Maximum Rule 144 Sales Amount, it is confirmed to the Company that it is intended that no purchaser will acquire more than the Maximum Rule 144 Sales Amount, (f) pledges to a financial institution or transfers to a financial institution in the exercise of its pledge rights, (g) to Bayer Corporation as provided under the Restructuring Agreements, (h) pursuant to a merger or a consolidation that has been approved by the Board of Directors and stockholders of the Company, (i) in a tender offer in which Mr. Sperber (or any member of his Family Group who acquired shares from Mr. Sperber) sells shares and (j) in a tender offer for a majority of the shares of Common Stock of the Company by a bidder not affiliated with Bayer Corporation, if Bayer Corporation and its affiliates have failed to pursue a tender offer or other acquisition permitted under the Restructuring Agreements. In addition, Continuing Stockholders have been granted registration rights.

  In addition to the above restrictions, the Restructuring Agreements generally provide that Bayer Corporation may not transfer any of their shares until May 15, 1999. However, Bayer Corporation may transfer its shares in connection with certain registration rights granted to Bayer Corporation under the Restructuring Agreements or to a Permitted Assignee. A "Permitted Assignee" is (a) a successor to all or substantially all the business and assets of Bayer or a majority-owned subsidiary of Bayer Corporation who agrees to be bound by the Restructuring Agreements, (b) with respect to certain preemptive rights, rights of first refusal and rights of first offer, a single purchaser who, immediately after the purchase and for 60 days thereafter, owns at least 10% of the shares then owned by Bayer Corporation and who agrees to be bound by the Standstill and (c) with respect to certain registration rights, any person referred to in (a) above and up to three non-affiliated purchasers who, immediately after the respective purchases and for 60 days thereafter, own in the aggregate at least 20% of the shares then owned by Bayer Corporation and who agree to be bound by the Standstill.

  If Bayer Corporation sells any of its shares in the Company to any unaffiliated third party, then the following of Bayer Corporation's rights under the Restructuring Agreements terminate: the right to consent to certain transactions of the Company; the right to purchase additional shares on Company issuances of equity securities; the right to acquire shares to maintain an ownership percentage of more than 21% of outstanding shares over certain 10% holders; the right to acquire from the Company or the Family Stockholders under certain circumstances after the Standstill Period, shares for a controlling interest in the Company; and rights of first refusal with regard to share transfers by Continuing Stockholders. However, certain of those rights (i.e., rights to purchase additional shares on Company issuances of equity securities and rights of first refusal) may be transferred to a single purchaser who owns at least 10% of the Company's shares then owned by Bayer Corporation and who agrees to be bound by the Standstill obligations.

  Mr. Sperber and Mr. Bergman may not transfer any of their shares to Bayer Corporation except in certain open market transactions and except to the extent that Bayer Corporation first offered to purchase such shares from the Family Stockholders and the Family Stockholders did not sell such shares.

  The Company may not transfer any of its shares to Bayer Corporation, except to the extent that Bayer Corporation is entitled to purchase shares under the Restructuring Agreements and those shares are not purchased in the open market or from Family Stockholders.

  Rights of Inclusion and First Refusal. The Restructuring Agreements provide that, if at any time prior to the Voting Trust Termination Date, any Family Stockholder or Family Group member (an "Offeree") receives an offer from a third party to purchase some or all of the Offeree's shares of Common Stock, the Offeree wishes to sell the shares (other than in a transaction described in clauses (a) through (i) of the first paragraph of "--Restrictions on Transfer" above) and Mr. Sperber, as Voting Trustee, consents to the transaction, the Company or its designee shall have the right of first refusal to purchase those shares on the same terms as in the third party offer.

  Under the Restructuring Agreements, if the Company fails to exercise its right of first refusal and Bayer Corporation has not sold shares other than to a Permitted Assignee, such right will be deemed assigned to Bayer Corporation, provided that (a) the stockholdings of Bayer Corporation may not as a result of its exercising such right exceed the New Percentage and (b) if as a result of its exercising such right, Bayer Corporation would own a majority of the shares of Common Stock. Bayer Corporation will exercise such right at a price per share equal to the greater of (I) the price contained in the third party offer and (II) the price determined by an investment banking firm, who will take into consideration, among other things, that control of the Company will pass at that time to Bayer Corporation.

  In addition, if, prior to the end of the Standstill or the time that Bayer Corporation sells shares other than to a Permitted Assignee, the Company is not entitled to exercise the right of first refusal described above and a Continuing Stockholder is permitted under the Restructuring Agreements, and in good faith wishes, to sell shares of Common Stock to a third party (other than sales under Rule 144 under the Securities Act and sales under clauses (b), (i) and (j) of the first paragraph of "--Restrictions on Transfer" above), Bayer Corporation shall have the right of first offer to purchase those shares of Common Stock on the same terms as the Continuing Stockholder wishes to sell the shares of Common Stock.

  The Restructuring Agreements provide that if at any time prior to the earlier of the second anniversary of the Qualified Public Offering Date and May 15, 2001, Bayer Corporation is permitted under the Restructuring Agreements, and in good faith wishes, to sell shares of Common Stock to a third party, the Company and the Continuing Stockholders shall have the right of first offer to purchase those shares of Common Stock on the same terms as the Bayer Corporation wishes to sell the shares of Common Stock.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

  As of September 5, 1995, the Company entered into the Senior Credit Agreement with a group of lenders. The Chase Manhattan Bank (formerly Chemical
Bank) acts as credit agent thereunder. The Senior Credit Agreement, as amended, provides a term loan facility of $250.0 million and a revolving credit facility of $100.0 million, each maturing on December 31, 2001. As of December 27, 1997, the Company had pre-paid $140 million of the term loan portion of the Senior Credit Agreement and had permanently reduced the lenders' commitments with respect thereto and had outstandings under the revolving credit facility of $44.0 million.

  The Company's borrowing can be based, at the option of the Company, on a spread above LIBOR or an alternate base rate ("ABR"). The interest rate spread applicable to term loan and revolving credit borrowings fluctuates based on leverage. The spread, in the case of LIBOR loans, can range from 0.75% to 2.50% and, in the case of ABR loans, from 0% to 1.50%. The ABR is based on a per annum rate which is the greater of (i) the prime rate of the Credit Agent (as defined herein), (ii) the secondary market rate for three-month certificates of deposit as published in Federal Reserve Statistical Release H-15 (519), plus 1%, and (iii) the Federal Funds rate, plus one-half of 1%. A commitment fee ranging from 0.25% to 0.50% per annum of the unused daily amount of the total commitment is payable quarterly.

  The term loan facility may be prepaid at any time by the Company. Such facility is subject to quarterly amortization payments, beginning on September 30, 1998. Annual amortization payments will total $11.6 million, $28.9 million, $34.8 million, and $34.7 million in total between the years 1998 through 2001, respectively. In addition to scheduled amortization, the term loan facility is subject to mandatory prepayment, without penalty or premium, to the extent of (a) 75% of excess cash flow for any fiscal year, (b) a specified percentage, based on leverage, from net proceeds derived from an equity issuance, (c) 100% of net proceeds from a permitted debt issuance, and
(d) 100% of net proceeds from an asset sale in excess of $1.0 million, all as more fully set forth in the Senior Credit Agreement.

  The Senior Credit Agreement contains a number of affirmative covenants, including those relating to existence; business and properties; insurance; taxes; recordkeeping and financial reporting; and notice of certain events, as well as negative covenants, including: limitations on indebtedness; liens; sale and lease-back transactions; investments, loans and advances; mergers, consolidations and sales of assets; dividends and distributions; payment of dividends by subsidiaries; capital expenditures; transactions with affiliates; and changes in line of business. The Company is required to maintain specified financial ratios with respect to leverage, senior debt, fixed charge coverage and working capital and a minimum net worth.

  The Senior Credit Agreement contains customary events of default, including covenant default, breach of representation and warranty, failure to pay principal or interest or fees when due, cross-default to other indebtedness, bankruptcy default, ERISA default, the occurrence of a change in control, the guarantee agreement or any security document (as defined therein) ceasing to be in full force and effect and any interest created by a security document ceasing to be enforceable or ceasing to have the effect and priority purported to be created thereby.

  Borrowings under the Senior Credit Agreement are secured on a senior basis by mortgages on real property, liens on inventory and receivables and a pledge of subsidiary stock, which represents substantially all of the Company's assets. The Company's obligations under the Senior Credit Agreement are jointly and severally guaranteed on a senior secured basis by the Company's domestic subsidiaries.

  Societe Generale, an affiliate of Societe Generale Securities Corporation, was the lender under the Senior Subordinated Loan Agreement, dated as of December 20, 1996, as amended (the "Senior Subordinated Loan Agreement"). All borrowings under the Senior Subordinated Loan Agreement (the "Senior Subordinated Loan") were repaid from the proceeds of the Initial Offering. See "Use of Proceeds."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were originally sold by the Company to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of accredited investors (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act). As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company agreed, for the benefit of the holders of the Old Notes, at the Company's cost, to (i) file the Exchange Offer Registration Statement within 45 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the New Notes, (ii) use their reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within the earlier of (a) 90 days after the Issue Date or
(b) 30 days after the consummation of the Equity Offering and (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use their reasonable best efforts to issue as soon as practicable, but in any event prior to 150 days after the date of the original issue of the Old Notes, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the New Notes in exchange for surrender of the Old Notes. The Company will keep the Exchange Offer open for not less than 30 business days (or longer if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Each New Note will bear interest from the last Interest Payment Date. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes. If (i) any change in law or applicable interpretations of the staff of the Commission does not permit the Company to effect the Exchange Offer as contemplated hereby or (ii) the Initial Purchaser, as a holder of Notes, (A) is not eligible to participate in the Exchange Offer or (B) participates in the Exchange Offer and does not receive freely transferable Exchange Notes in exchange for tendered Old Notes, the Company will file with the Commission and use commercially reasonable efforts to cause to be declared effective on or prior to the latter of (x) 120 days after the date of issuance of the Old Notes (the "Issue Date") or (y) 45 days after the publication of the change in law or interpretation, a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Notes by the holders thereof, from time to time, in accordance with such registration statement and Rule 415 under the Securities Act (the "Shelf Registration Statement").

  The Company will use commercially reasonable efforts to have the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event on or prior to 150 days after the Issue Date. If applicable, the Company will use commercially reasonable best efforts to keep the Shelf Registration Statement effective for the earlier of three years from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold, subject to certain exceptions, including suspending the effectiveness thereof as required by law or for certain valid business reasons.

  In the event (to the extent applicable) that (i) (A) the Exchange Offer Registration Statement is not filed on or prior to the 45th day following the Issue Date, (B) the Exchange Offer Registration Statement is not declared effective within the earlier of (x) 90 days after the Issue Date or (y) 30 days after the consummation of the initial public offering of the Company's Common Stock or (C) the Exchange Offer is not consummated on or prior to the 150th day following the Issue Date or (ii) the Shelf Registration Statement is not declared effective on or prior to the later of (x) the 120th day after the Issue Date and (y) the 45th day after the publication of the change in law or interpretation referred to in the second preceding paragraph, the interest rate borne by the Notes shall be increased by one-half of one percent per annum following, in the case of clause (i)(A) such 45-day period, in the case of clauses (i)(B) such 90- or 30-day period, as the case may be, or in the case of clause (i)(C), such 150-day period, or, in the case of clause (ii), such 45- or 120-day period, as applicable. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one-half of one percent per annum. Such increase will cease to be effective on the date of filing of the Exchange Offer Registration Statement, effectiveness of the Exchange Offer Registration Statement, consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be.

  Any amounts of additional interest due pursuant to the preceding paragraph will be payable in cash, on the same original interest payment dates as the Notes. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Notes of such holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period, and the denominator of which is 360.

  The Registration Rights Agreement provides that the Company (i) shall cause the Exchange Offer Registration Statement to remain continuously effective for a period of at least 30 Business Days (or longer if required by applicable law) from its effective date, and shall supplement or amend the Prospectus to the extent necessary to permit the Prospectus (as supplemented or amended) to be delivered by broker-dealers in connection with any resale of any such New Notes and (ii) shall pay all expenses incident to the Exchange Offer and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of Old Notes that wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the New Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the New Notes (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting New Notes in the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder or the person receiving such New Notes, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in a distribution of the New Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the New Notes it must comply with the registration and prospectus delivery requirements of the

Securities Act in connection with any resale of the New Notes and cannot rely on those no-action letters. Each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  If a holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If a holder is a broker-dealer that will receive New Notes for its own account in exchange for Notes that were acquired as a result of market making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

  Holders of the Notes will be required to make certain representations to the Company in order to participate in the Exchange Offer, and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Notes included in the Shelf Registration Statement. A holder who sells Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  A holder whose Notes are included in a Registration Statement will be required to agree not to effect any public sale or distribution of the issue being registered or a similar security of the Company or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such Registration Statement (except as part of such registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

  Unless the Company is then subject to Section 13 or 15(d) of the Exchange Act, the Company will continue to provide to holders of the Notes and to prospective purchasers of the Notes, for so long as the Notes are outstanding, the information required by Rule 144A under the Securities Act ("Rule 144A"), as such Rule may be amended, or any similar rule or regulation adopted by the Commission.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that (i) the New Notes bear a different CUSIP number from the Old Notes and (ii) the New Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on
     , 1998 as the record date for the Exchange Offer for the purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
 , 1998, unless the Company in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended, which in no event shall be more than 60 days after the date of this Prospectus (unless the Company extends the Exchange Offer as set forth under "Conditions" prior to the end of the 60 days from the date of this Prospectus, in which case the "Expiration Date" shall mean the latest date and time of any such extension).

  In order to extend the Exchange Offer, the Company will issue a notice of such extension by press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

  The Company expressly reserves the right, in its sole discretion, prior to the Expiration Date (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If there are any material changes to the terms of the Exchange Offer, the Company will disclose any such material change or material changes to the terms of the Exchange Offer in a post-effective amendment to the Exchange Offer Registration Statement.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or an Agent's Message (as defined herein) in connection with a book-entry transfer, and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old

Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  The term "Agent's Message" means a message transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Notes that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

  By executing the Letter of Transmittal, each holder will make the representations set forth above in the seventh and ninth paragraphs under the heading "--Purpose and Effect of the Exchange Offer."

  Each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities, or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the

Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account of DTC), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must: (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"); (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender; and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

  If the Company determines in its reasonable discretion that any of the above conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer, accept all properly tendered Old Notes which have not been withdrawn and extend the Exchange Offer for at least an additional five business days. See "--Expiration Date; Extensions; Amendments."

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                By Mail                By Overnight Courier or Hand Delivery:


         THE BANK OF NEW YORK                   THE BANK OF NEW YORK
        101 Barclay Street, 7E                   101 Barclay Street
       New York, New York 10286               New York, New York 10286

                                           Corporate Trust Services Window
Attention: Reorganization Section--7E;              Ground Level
             Diana Torres

     (registered or certified mail     Attention: Reorganization Section--7E;
             recommended)                           Diana Torres

                            Facsimile Transmission:
                                (212) 815-6339

                             Confirm by Telephone:
                                (212) 815-5789

  DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonable believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE NEW NOTES

  With respect to resales of New Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives New Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who receives New Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretative letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Any broker-dealer who acquired the Old Notes directly from the Company in the Initial Offering, and not as a result of market-making or trading activities, must, in the absence of an exemption from registration, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale of the New Notes and cannot rely on the position of the staff of the Commission enunciated in the no-action and interpretive letters referred to above; and such broker-dealers cannot use this Prospectus in connection with resales of the New Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the New Notes are to be acquired by the holder in the ordinary course of business, (ii) the holder (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage in the distribution of the New Notes, (iii) the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) the holder is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. As indicated above, each Participating Broker-Dealer that receives a New Note for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                             DESCRIPTION OF NOTES

GENERAL

  The New Notes are to be issued under an indenture, dated as of December 24, 1997 (the "Indenture") between the Company, the Guarantors and The Bank of New York, as Trustee (the "Trustee"), a copy of which is available upon request to the Company. The form and terms of the New Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the New Notes have been registered under the Securities Act and (ii) the holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate of the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following summary of all the material terms of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")) and the Notes. Capitalized terms used herein and not otherwise defined have the meanings set forth in "--Certain Definitions."

  Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture. As of the date of the Indenture, all of the Company's Subsidiaries other than Schein Pharmaceutical (Netherlands) B.V., Schein Pharmaceutical (Bermuda) Ltd. and Schein Farmaceutica de Peru will be Restricted Subsidiaries.

TERMS OF THE NOTES

  Interest on each New Note will accrue from the last Interest Payment Date on which interest was paid on the Old Note tendered in exchange therefor. Holders of Old Notes whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Old Notes accrued from the last Interest Payment Date to the date of the issuance of the New Notes. Consequently, holders who exchange their Old Notes for New Notes will receive the same interest payment on the same Interest Payment Date that they would have received had they not accepted the Exchange Offer. Interest on the New Notes is payable quarterly on January 15, April 15, July 15 and December 15 of each year accruing from the last Interest Payment Date at a rate equal to the Applicable LIBOR Rate.

  The "Applicable LIBOR Rate" means, for each quarterly period during which any Note is outstanding subsequent to the initial quarterly period, 300 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof) equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates for deposits in U.S. dollars for a period of three months, as set forth on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Rate Determination Date for such quarterly period; provided, however, that if only one such offered rate appears on the Reuters Screen LIBO Page, the Applicable LIBOR Rate for such quarterly period will mean such offered rate. If such rate is not available at 11:00 a.m., London time, on the Interest Rate Determination Date for such quarterly period, then the Applicable LIBOR Rate for such quarterly period will mean the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in amounts equal to US$1 million are offered by the Reference Banks to leading banks in the London interbank market for a period of three months as of 11:00 a.m., London time, on the Interest Rate Determination Date for such quarterly period. If on any Interest Rate Determination Date, at least two of the Reference Banks provide such offered quotations, then the Applicable LIBOR Rate for such quarterly period will be determined in accordance with the preceding sentence on the basis of the offered quotations of those Reference Banks providing such quotations; provided, however, that if fewer than two of the Reference Banks are so quoting such interest rates as mentioned above, the Applicable LIBOR Rate for such quarterly period shall be deemed to be the applicable LIBOR Rate for the next preceding quarterly period and in the case of the quarterly period next succeeding the initial quarterly period, the Applicable LIBOR Rate shall be 8.6875%.

  "Interest Rate Determination Date" means, with respect to each quarterly period, the second London Banking Day prior to the first day of such quarterly period.

  "LIBOR Fraction" means the actual number of days in the quarterly period divided by 360; provided, however, that the number of days in each quarterly period shall be calculated by including the first day of such quarterly period and excluding the last.

  "London Banking Day" means any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

  "quarterly period" means the period from and including a scheduled payment date (or December 24, 1997, in the case of the initial quarterly period) through the day next preceding the following scheduled interest payment date.

  "Reference Banks" means each of: Societe Generale, London Branch; The Chase Manhattan Bank, London Branch; Deutsche Bank, London Branch; and Rabobank Nederland, London Branch and any such replacement bank thereof as listed on the Reuters Screen LIBO Page and their respective successors, and if any such banks are not at the applicable time providing interest rates as contemplated within the definition of the "Applicable LIBOR Rate," Reference Banks shall mean the remaining bank or banks so providing such rates. In the event that less than two of such banks are providing such rates, the Company shall use reasonable efforts to appoint additional Reference Banks so that there are at least two such banks providing such rates; provided, however, that such banks appointed by the Company shall be London offices of leading banks engaged in the London interbank market.

  "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London Interbank Offered Rates of leading banks).

  If the date due for payment of interest on or principal of the Notes or the date fixed for redemption of any Note shall not be a Business Day (as defined herein), then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

OPTIONAL REDEMPTION

  The Notes will be redeemable, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days' prior notice, at 103.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding the date of redemption, and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but excluding, the date of redemption, if redeemed during the 12-month period commencing on January 15 of each year:

                                                                      REDEMPTION
       PERIOD                                                           PRICE
       ------                                                         ----------
       1998..........................................................  103.000%
       1999..........................................................  101.500%
       2000..........................................................  100.750%
       2001 and thereafter...........................................  100.000%

  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable, although no Note of $1,000 in original principal amount will be redeemed in part.

SINKING FUND

  The Notes will not be entitled to the benefit of any sinking fund or other mandatory redemption obligation prior to maturity.

GUARANTEES

  All of the Company's existing and future Restricted Subsidiaries (referred to herein as the "Guarantors"), will jointly and severally, fully and unconditionally, guarantee on a senior unsecured basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes. Each of the Guarantors has guaranteed the Company's indebtedness under the Senior Credit Agreement on a senior secured basis. The Subsidiary Guarantee of each Guarantor will be effectively subordinated to the prior payment in full of all secured indebtedness of such Guarantors, including secured indebtedness under the Senior Credit Agreement.

  Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of the applicable Guarantor, be guaranteed by such Guarantor, without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Guarantor will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or any holder of a Note in enforcing any rights under the Subsidiary Guarantee with respect to such Guarantor.

  Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Notes, (b) be binding upon the relevant Guarantor and (c) enure to the benefit of and be enforceable by the Trustee, the holders of Notes and their successors, transferees and assigns.

RANKING

  The indebtedness evidenced by the Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior indebtedness of the Company and will rank senior in right of payment to all existing and future indebtedness of the Company that is, by its terms, expressly subordinated to the Notes. The Notes will also be effectively subordinated to all existing and future indebtedness of any Subsidiary of the Company that is not a Guarantor of the Notes.

  Holders of secured indebtedness of the Company, including the lenders under the Senior Credit Agreement, will have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Notes. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share with the Notes and their claims with respect to any other assets of the Company. As of December 27, 1997, the Company and its Restricted Subsidiaries had secured indebtedness of approximately $154.4 million outstanding. The obligations of the Company and the Guarantors under the Senior Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors. Secured indebtedness under the Senior Credit Agreement is the only material secured indebtedness of the Company and its subsidiaries. As of December 27, 1997, the Company had $56.0 million of undrawn availability under the Senior Credit Agreement. The Indenture will permit the Company and its Restricted Subsidiaries to incur additional Indebtedness, including Secured Indebtedness, subject to certain limitations.

CHANGE OF CONTROL

  If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in any integral multiple of $1,000, for a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, on such Notes to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.

  Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things: (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase each Holder's Notes, in whole or in part, at the Change of Control Purchase Price; (ii) the Change of Control Purchase Price and the Change of Control Purchase Date which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; (iii) that any Note not tendered for purchase will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and (v) certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The Senior Credit Agreement generally prohibits the purchase of the Notes by the Company prior to full repayment of Indebtedness thereunder (except that the proceeds from an equity or subordinated debt offering may be used to repurchase the Notes) and, upon a Change of Control, all amounts outstanding under the Senior Credit Agreement may become due and payable. There can be no assurance that, in the event of a Change of Control, the Company will be able to obtain the necessary consents from the lenders under the Senior Credit Agreement to consummate a Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default.

  The existence of a right of the holder of Notes to require the Company to purchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

  The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no firmly established meaning under New York law (the law governing the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred. Any dispute as to whether or not a Change of Control was triggered as a result of an asset disposition could require judicial intervention.

  The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.

  The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Issue Date with respect to Indebtedness outstanding on the Issue Date and refinancing thereof and customary default provisions) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

CERTAIN COVENANTS

  The Indenture contains certain covenants including, among others, the following:

  Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided, however, that the Company may incur Indebtedness (including through the issuance of Disqualified Capital Stock) if on the date of such incurrence the Consolidated Coverage Ratio would be greater than (i) 2.50:1, if such Indebtedness is incurred prior to the expiration of 24 months after the Issue Date, and (ii) 3.00:1 if such Indebtedness is incurred on or subsequent to the expiration of 24 months after the Issue Date.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may incur Indebtedness to the extent set forth below:
(i) the incurrence by the Company of Indebtedness under the Senior Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the undrawn amount of the letters of credit plus any unreimbursed drawings thereon) up to an aggregate principal amount of $250.0 million outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the Senior Credit Agreement made after the Issuance Date with the Net Cash Proceeds of Asset Dispositions, if any; (ii) Indebtedness (x) of the Company to any Restricted Subsidiary and (y) of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; (iii) Indebtedness of the Company represented by the Notes; (iv) any Indebtedness of the Company (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the date of the Indenture; (v) Indebtedness represented by the Guarantees of the Notes and Guarantees of Indebtedness incurred pursuant to clause (i) above; (vi) Indebtedness of the Company or any Restricted Subsidiary under Interest Rate Agreements that are entered into by the Company or such Restricted Subsidiary for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) with respect to Indebtedness of the Company or such Restricted Subsidiary incurred without violation of the Indenture or with respect to customary commercial transactions of the Company or such Restricted Subsidiary entered into in the ordinary course of business; (vii) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (vii), does not exceed $25.0 million; (viii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such incurrence; (ix) Acquired Indebtedness; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger; and provided, further that the Company would have been able to incur such Indebtedness at the time of the incurrence thereof pursuant to clause (a) above, determined on a pro forma basis as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness and the operating results of such merged or acquired entity had been included for all purposes in such pro forma calculation as if such entity had been a Restricted Subsidiary at the beginning of such four-quarter period; (x) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; (xi) additional indebtedness in an aggregate amount not to exceed $10.0 million at any one time outstanding; and (xii) Refinancing Indebtedness; provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (the "Refinanced Indebtedness"), (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity of not less than the stated maturity of the Refinanced Indebtedness and (C) the Refinancing Indebtedness shall rank in right of payment relative to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Refinanced Indebtedness.

  (c) Notwithstanding any other provision of this covenant, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness (i) pursuant to paragraph (b) above, if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated

Indebtedness or (ii) pursuant to paragraph (a) or (b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is expressly subordinated in right of payment to such Senior Indebtedness.

  (d) The Company shall not incur any Secured Indebtedness that is not Senior Indebtedness.

  Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire such Capital Stock and other than dividends and distributions paid by a Restricted Subsidiary to the Company or to another Restricted Subsidiary);

    (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Restricted Subsidiary or options, warrants or other rights to acquire such Capital Stock;

    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness; or

    (iv) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than a Permitted Investment)

(the foregoing actions described in clauses (i) through (iv) above being hereinafter collectively referred to as "Restricted Payments") unless after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not cause or constitute a Default or an Event of Default; (B) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to paragraph (a) under "Limitation of Indebtedness"; and (C) the aggregate amount of all such Restricted Payments (the amount of any such Restricted Payment, if other than cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made after the Issue Date (including such Restricted Payment) does not exceed the sum of:

    (i) 50% of the aggregate cumulative Consolidated Net Income (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

    (ii) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Capital Stock (other than Disqualified Capital Stock) or any options, warrants or rights to purchase such shares of Capital Stock (other than Disqualified Capital Stock) or other cash contributions to its capital (excluding amounts used pursuant to clauses (ii) or (iii) of paragraph (b) below);

    (iii) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Capital Stock) of the Company;

    (iv) the aggregate Net Cash Proceeds received after the Issue Date by the Company from Indebtedness of the Company or Disqualified Capital Stock of the Company that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company or options, warrants or rights to acquire such Capital Stock, to the extent such Indebtedness of the Company or Disqualified Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

    (v) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date, not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

  (e) Notwithstanding the foregoing, and in the case of clauses (v) and (vii) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions:

    (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this "Limitation on Restricted Payments" covenant (such payment being deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this "Limitation on Restricted Payments" covenant);

    (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company or warrants, options or other rights to acquire such stock in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

    (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

    (iv) the repurchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Refinancing Indebtedness;

    (v) Investments in Permitted Foreign Companies in a net aggregate amount not to exceed $10.0 million in any fiscal year, provided, however, that, to the extent the net aggregate amount of such Investments in any fiscal year is less than $10.0 million, 50% of such difference may be carried forward and added to the $10.0 million permitted amount for the subsequent fiscal year;

    (vi) Investments in Cheminor Drugs Limited and Dr. Reddy's Laboratories Limited having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vi) that are at the time outstanding, not to exceed $10.0 million; and

    (vii) Additional Investments (including, without limitation, Unrestricted Subsidiaries) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at the time outstanding, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

The actions described in clauses (i) and (vii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant (provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) of this "Limitation on Restricted Payments" covenant when declared, but not also when paid pursuant to such clause (i)) and the actions described in clauses (ii),
(iii), (iv), (v) and (vi) of this paragraph (b) shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a).

  Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, except if the Notes (or the Guarantee of the Notes, in the case of Liens on properties or assets of any Guarantor) and all other amounts due under the Indenture are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

    (a) any Lien existing as of the Issue Date;

    (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is in existence less than 30 days after the entry thereof or adequately bonded or the payment of such judgment, decree or order is covered (subject to a customary deductible) by insurance maintained with responsible insurance companies; (ii) taxes, assessments or other governmental charges that are not yet delinquent or are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of borrowed money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

    (c) any Lien now or hereafter existing on property or assets of the Company or any Guarantor securing Indebtedness of such Person incurred pursuant to the Senior Credit Agreement;

    (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or a Restricted Subsidiary; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition;

    (e) leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

    (f) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any indebtedness permitted by the "Limitation on Indebtedness" covenant in each case in favor of the trustee under such indenture and securing only obligations to pay any compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

    (g) Liens to secure Indebtedness (including Capitalized Lease
  Obligations) permitted by clause (vii) of paragraph (b) of the "Limitation on Indebtedness" covenant covering only the assets acquired with such Indebtedness; and

    (h) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (g) so long as the amount of property or assets subject to such Lien is not increased thereby.

  Limitations on Lines of Business. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any business other than those engaged in on the date of the Indenture and any other segment of the pharmaceutical or health-care industry or ancillary thereto.

  Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and the holders of Notes (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file any such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Furthermore, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) to make any loans or advances to the Company or any Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the holders of the Notes than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) in the case of clause (c) above, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset that is the subject of such encumbrance or restriction, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; provided that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction; and provided, further, that such encumbrance or restriction does not prohibit, limit or otherwise restrict the making or payment of any dividend or other distribution to the Company or any Restricted Subsidiary; (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vi) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares or assets that are the subject matter of such Asset Disposition,
(ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of the Senior Credit Agreement), to prepay, repay or purchase such indebtedness incurred under the Senior Credit Agreement within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to secure letter of credit obligations to the extent such related letters of credit have not been drawn upon or returned undrawn; (C) third, to the extent of the balance of Net Available Cash after application in accordance with clauses (A) and
(B), to the extent the Company or such Restricted Subsidiary elects, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to reinvest in, Additional Assets; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to make an offer to purchase Notes pursuant and subject to the conditions of the Indenture to the holders of the Notes at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C)) is less than $15.0 million (which lesser amount shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

  For the purposes of clause (a)(ii) of this covenant, the following will be deemed to be cash: (x) the assumption of Indebtedness (other than Disqualified Capital Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(D) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture.

  (c) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.

  Limitation on Affiliate Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million (unless such Affiliate Transaction constitutes an agreement with

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

Bayer A.G. or its Affiliate relating to an Investment by the Company and an Investment by Bayer A.G. or its Affiliate in a Permitted Foreign Company in which case the requirements of this clause shall be applicable only if the amount being invested by the Company exceeds $10.0 million), the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15.0 million (unless such Affiliate Transaction constitutes an agreement with Bayer A.G. or its Affiliate relating to an Investment by the Company and an Investment by Bayer A.G. or its Affiliate in a Permitted Foreign Company in which case the requirements of this clause shall be applicable only if the amount being invested by the Company exceeds $25.0 million), the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

  The provisions of the foregoing paragraph will not prohibit (i) any Restricted Payment permitted to be paid or made pursuant to the covenant described under "Limitation on Restricted Payments," (ii) the performance of the Company's or a Restricted Subsidiary's obligations under any employment contract, stock option, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, (vii) transactions required of the Company or any Restricted Subsidiary under, or contemplated by, the General Shareholders Agreement dated September 30, 1994, and the Continuing Shareholders Agreement dated September 30, 1994, in each case as in effect on the date of this Indenture or (viii) any agreement entered into in the ordinary course or business between the Company and a Person who constitutes an Affiliate solely by reason of such Person being an officer or director of the Company which agreement provides for the repurchase by the Company, upon or following the termination of such Person's employment or directorship with the Company, of shares of Capital Stock of the Company owned by such Person.

  Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company
(i) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock to any Person other than to the Company or a Restricted Subsidiary; provided, however, that the foregoing shall not prohibit the transfer, conveyance, sale or other disposition of all the Capital Stock of a Restricted Subsidiary if the Net Cash Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with the covenant described above under "Limitation on Sales of Assets and Subsidiary Stock"; and, provided, further, that this covenant shall not prohibit the transfer, conveyance, sale or other disposition of less than all of the Capital Stock of a Restricted Subsidiary or the issuance by any Restricted Subsidiary of any of its Capital Stock to any Person as long as (A) the Net Cash Proceeds from such transfer, conveyance, sale or other disposition or issuance are applied in accordance with the "Limitation on Sales of Assets and Subsidiary Stock" covenant, (B) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, (C) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test as set forth in paragraph (a) of the "Limitation on Indebtedness" covenant and (D) immediately after giving effect to such transaction, such Restricted Subsidiary remains a Restricted Subsidiary of the Company.

  Limitation on Sale and Leaseback Transactions. The Indenture will provide that the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt (as defined herein) relating to such sale and leaseback transaction pursuant to the Consolidated Coverage Ratio test set forth in paragraph (a) of the covenant "Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the "Limitation on Liens" covenant, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the net proceeds of such transaction in compliance with, the "Limitation on Sales of Assets and Subsidiary Stock" covenant.

MERGER AND CONSOLIDATION

  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in paragraph (a) of the "Limitation on Indebtedness" covenant; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and each supplemental indenture (if any) comply with the Indenture.

  The Successor Company shall be the successor of the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

EVENTS OF DEFAULT

  An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due and payable, continued for 30 days,
(ii) a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under "--Merger and Consolidation," (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under "--Change of Control" or under the covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 30 days after notice with its other covenants and agreements contained in the Indenture or the Notes, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent at the time (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Material Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or a Material Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not promptly stayed or (B) such judgment or decree shall remain undischarged or unstayed for a period of 60 days following the entry of such judgment or decree (the "judgment default provision") or (ix) the failure of any Subsidiary Guarantee of the Notes to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Guarantor of its obligations under the Indenture or any Subsidiary Guarantee of the Notes if such failure is not cured, or such denial or disaffirmation is not rescinded or revoked, within 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company in writing of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

  If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company) occurs and is continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in outstanding principal amount of the Notes, by written notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable (i) if no Indebtedness is outstanding under the Senior Credit Agreement, immediately, and (ii) if any Indebtedness is outstanding under the Senior Credit Agreement, upon the first to occur of (x) the acceleration of any such Indebtedness or (y) the fifth Business Day after receipt by the Company and the Credit Agent of such written notice of acceleration. If an Event of Default specified in clause (vii) above occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any trust or power under the Indenture at the request, order or direction of any of the holders unless such holders have offered to the Trustee indemnification satisfactory to it in its sole discretion against all losses and expenses. Except to enforce the right of any holder to receive payment of the principal of and interest on the Notes held by such holder on or after the respective due dates expressed in the Notes, no holder may pursue any remedy with respect to the Indenture or the Notes unless
(i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in outstanding principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60 day period. Subject to certain restrictions, the holders of a majority in outstanding principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to the provisions of the Indenture relating to the duties of the Trustee, that the Trustee determines is unduly prejudicial to the rights of other holders (it being understood that, subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders) or would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking or refraining from taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by its taking or refraining from taking such action.

  The Indenture provides that if a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or

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

interest on, any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the
Trustee: (i) within 5 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (vi) above and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (viii), its status and what action the Company is taking or proposes to take with respect thereto and
(ii) within 120 days after the end of each fiscal year, written notice in the form of an Officers' Certificate indicating whether the officers signing such Officers' Certificate had actual knowledge of any Default that occurred during such previous fiscal year.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased in accordance with the Indenture, (v) make any Note payable in money other than that stated in the Note, (vi) modify or affect in any manner adverse to the holders of the Notes, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on the Notes or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

  Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

  The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

  After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

  A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Company or the Trustee may require any Note presented for registration of transfer, exchange, redemption or payment to be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge may be imposed for any such transaction. The Trustee may not be required to exchange or register a transfer of (i) any Notes for a period of 15 days next preceding the first mailing of notice of redemption of Notes to be redeemed or (ii) any Notes selected, called or being called for redemption except, in the case of any Note where public notice has been given that such Note is to be redeemed in part, the portion thereof not so to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

  Subject to certain conditions and to the survival of certain of the Company's obligations under the Indenture, the Company at any time may terminate (i) all its obligations under the Notes and the Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and the Indenture ("legal defeasance option") or (ii) its obligations under certain covenants described under "Certain Covenants," the operation of the cross acceleration provision and the judgement default provision described under "Events of Default" above and the limitations contained in clauses (iii) and (iv) under "--Merger and Consolidation" above ("covenant defeasance"). The Senior Credit Agreement prohibits the legal defeasance and covenant defeasance of the Notes as long as there are obligations outstanding under the Senior Credit Agreement. However, no deposit of funds shall be effective to terminate the obligations of the Company under the Notes or the Indenture prior to 123 days following any such deposit.

  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause
(iii) or (iv) under "--Merger and Consolidation" above.

  In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

  The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Bank of New York is a lender under the Senior Credit Agreement.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

  "Additional Assets" mean (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that, in the case of clause (ii), such Person is primarily engaged in a Related Business.

  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "Certain Covenants-- Limitation on Sales of Assets and Subsidiary Stock", "--Limitation on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of (x) shares and (y) rights or warrants to purchase shares (whether or not currently exercisable) representing in the aggregate 10% or more of the total voting power (assuming the exercise of any such rights or warrants) of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) a transfer involving assets with a Fair Market Value not in excess of $5 million, (v) any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, and (vi) a disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described under "--Merger and Consolidation"; and
(vii) any exchange or assignment in the ordinary course of business with any Person engaged in a Related Business of rights to manufacture and market drugs or other pharmaceutical products.

  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bayer A.G." shall mean Bayer A.G., a German corporation.

  "Board of Directors" means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder.


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  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

  "Capital Stock" means (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

  "Capitalized Lease Obligations" means, without duplication, all monetary obligations of the Company or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases and, for purposes of the Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Change of Control" means (i) any sale, lease or other transfer (other than a bona fide pledge of assets to secure Indebtedness incurred in accordance with the Indenture or under the Senior Credit Agreement) by the Company or any Restricted Subsidiary of all or substantially all of the assets of the Company to any Person as an entirety or substantially as an entirety in one transaction or a series of related transactions; (ii) the Company consolidates or merges with or into another Person pursuant to a transaction in which the outstanding Voting Shares of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Shares of the Company are changed into or exchanged for Voting Shares (other than Disqualified Stock) of the surviving corporation and
(b) the holders of the Voting Shares of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Shares of the surviving corporation immediately after such transaction;
(iii) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than a Permitted Holder or a group consisting solely of Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of all Voting Shares of the Company then outstanding; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Commission" means the Securities and Exchange Commission.

  "Consolidated Cash Flow" for any period means the Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense; (ii) Consolidated Interest Expense; (iii) depreciation expense; (iv) amortization expense; and (v) any other non-cash expenses, in each case for such period.

  "Consolidated Coverage Ratio," as of any date of determination, means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period consisting of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such period; provided, however, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such

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Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense and without duplication, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Interest Rate Agreements (including amortization of fees), and (viii) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that

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subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause); (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; and
(vii) any loss resulting from a charge for acquired in-process research and development expenses incurred in connection with the acquisition of any other Person permitted under the Indenture.

  "Credit Agent" means The Chase Manhattan Bank, in its capacity as issuing bank, administrative agent and collateral agent for the lenders party to the Senior Credit Agreement, or any successor or successors thereto.

  "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the final Stated Maturity of the Notes.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on the date of the Indenture.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such

Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Guarantor" means (i) each of the Company's Restricted Subsidiaries existing on the date hereof and (ii) each other Person that executes a Guarantee of the obligations of the Company under the Notes and the Indenture from time to time, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Persons, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends), and (ix) to the extent not otherwise included in this definition, obligations of such Person under Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

  "Indenture" means the Indenture as amended from time to time.

  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

  "Issue Date" means the date on which the Notes are originally issued.

  "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

  "Material Subsidiary" means (i) any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof), and (ii) any other Subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

  "Officer" means any senior executive officer, the chief financial officer, the principal accounting officer, the Controller, the Treasurer, the Secretary or the Assistant Secretary of the Company.

  "Officers' Certificate" means a certificate signed by any senior executive officer and by the chief financial officer, the principal accounting officer, the Controller, the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture.

  "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture, if and to the extent required thereby.

  "Permitted Foreign Company" means (a) any corporation, business trust, joint venture, association, company or partnership formed under the laws of a country (or any political subdivision thereof) other than the United States, engaged primarily in any segment of the pharmaceutical or health-care industry or ancillary thereto and at least 50% of the equity interest of which is held, directly or indirectly, by the Company and Bayer A.G. (provided that, if applicable local law would not permit 50% of the equity interest in such an entity to be held by the Company and Bayer A.G., such percentage may be as low as 49% if the Company and Bayer A.G. otherwise control the applicable entity), (b) any subsidiary of a Permitted Foreign Company described in clause (a) above and
(c) any wholly owned foreign subsidiary the only material assets of which are securities of Permitted Foreign Companies described in clause (a) above.

  "Permitted Holders" means (a)(i) Marvin H. Schein; Trust established by Marvin H. Schein under trust agreement dated September 9, 1994 (including trustee thereunder); Trust established by Marvin H. Schein under trust agreement dated December 31, 1993 (including trustee thereunder); Trust established by Pamela Schein under trust agreement dated October 26, 1994 (including trustee thereunder); trust established by the trustees under article fourth of the Will of Jacob M. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994 (including trustee thereunder); Pamela Joseph; Trust established by Pamela Joseph under trust agreement dated September 28, 1994 (including trustee thereunder); Martin Sperber; Trust established by Martin Sperber under trust agreement dated December 31, 1993 (including trustee thereunder); Trust established by Martin Sperber under trust agreement dated April 28, 1995 (including trustee thereunder); Stanley M. Bergman; Trust established by Stanley M. Bergman under trust agreement dated April 28, 1995 (including trustee thereunder); Trust established by Stanley M. Bergman under trust agreement dated April 14, 1995 (including trustee thereunder); and Voting Trustee under Voting Trust Agreement dated September 30, 1994 (including trustee thereunder), (ii) any individual forming part of the senior management of the Company on the date of this Indenture, (iii) any trust for the benefit of any of the foregoing and/or any member of their immediate families and (iv) the estate or personal representative of any of the foregoing, (b) any employee benefit plan (or related trust) for the benefit of the employees of the Company and its Restricted Subsidiaries and (c) Bayer A.G. and any of its subsidiaries.

  "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in (i) a Restricted Subsidiary of the Company or a Person which will, upon making such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business;
(ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees (other than those referred to in clause (xi) below) made in the ordinary course of business not in excess of $2.5 million outstanding at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) Interest Rate Agreements which are entered into by the Company for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company) with respect to Indebtedness of the Company incurred without violation of the Indenture or to customary commercial transactions of the Company entered into in the ordinary course of business;
(ix) any Investment (other than a Temporary Cash Investment) evidenced by securities or other assets received in connection with an Asset Disposition pursuant to the "Limitations on Sales of Assets and Subsidiary Stock" covenant; (x) Investments, the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Capital Stock) in the Company; or
(xi) loans to employees made in connection with the exercise by them of options to purchase shares of the common stock of the Company, provided that the proceeds of such loans are used to purchase such shares and that such loans are secured by a pledge of such shares so purchased.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

  "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

  "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund any Indebtedness permitted to be incurred under the "Limitations on Indebtedness" covenant.

  "Related Business" means any segment of the pharmaceutical or health-care industry or ancillary thereto.

  "Representative" for any issue of Indebtedness shall mean the Person acting as agent, trustee or in a similar representative capacity for the holders of such Indebtedness, provided that if, and for so long as, any issue of Indebtedness lacks such a representative, then the Representative for such issue of Indebtedness shall at all such times constitute the holders of a majority in outstanding principal amount of the respective issue of Indebtedness.

  "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Senior Credit Agreement" means, collectively, the Senior Credit Agreement, dated as of September 5, 1995, by and among the Company, the lenders named therein, and The Chase Manhattan Bank (formerly Chemical Bank) as Credit Agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Senior Credit Agreement and all refundings, refinancing and replacements of any facility provided for therein, including any agreement or agreements, (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under this Indenture.

  "Senior Indebtedness" means all Indebtedness of the Company other than Subordinated Indebtedness.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Notes.

  "Subsidiary" of any Person means any corporation, association, partnership or other business entity (a) of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such

Person or (b) that is or would otherwise be treated on a consolidated basis with such Person under, and in accordance with, GAAP. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

  "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, or (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

  "Trust Officer" means the Chairman of the Board, President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

  "Unrestricted Subsidiary" means (i) Schein Pharmaceutical (Netherlands) B.V., Schein Pharmaceutical (Bermuda) Ltd., and Schein Farmaceutica de Peru, and (ii) any Subsidiary (other than a Subsidiary which would constitute a Material Subsidiary) that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and which remains so designated at the time of determination. The Board of Directors of the Company may, by a Board resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Material Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture. Any designation by the Board of Directors of the Company pursuant to the Indenture shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board resolutions giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

  "voting shares" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

BOOK-ENTRY; DELIVERY AND FORM

  Except as set forth below, the New Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited upon issuance with, or on behalf of, the Depository and registered in the name of Cede & Co., as nominee of the Depository, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between the Depository and the Trustee.

  New Notes that are issued in respect of Notes that were (i) originally issued to or transferred to institutional "accredited investors," as defined in Rule 501(a) (1), (3) or (7) under the Securities Act ("Institutional Accredited Investors"), who are not QIBs or to any other persons who are not QIBs or (ii) issued as described below under "Certificated Securities," will be issued in registered definitive form without coupons (the "Certificated Securities"). Upon the transfer to a QIB of Certificated Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  The Depository has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. The Depository was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. The Depository's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. QIBs may elect to hold Notes purchased by them through the Depository. QIBs who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants. Persons that are not QIBs may not hold Notes through the Depository.

  The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Notes, the Depository will credit the accounts of Participants designated by the Initial Purchaser with an interest in the Global Note and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the Notes as collateral will be limited to such extent.

  So long as the Depository or its nominee is the registered owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in the Depository's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

  Accordingly, each QIB owning a beneficial interest in a Global Note must rely on the procedures of the Depository and, if such QIB is not a Participant or an Indirect Participant, on the procedures of the Participant through which such QIB owns its interest, to exercise any rights of a Holder under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders or a QIB that is an owner of a beneficial interest in a Global Note desires to take any action that the Depository, as the Holder of such Global Note, is entitled to take, the Depository would authorize the Participants to take such action and the Participant would authorize QIBs owning through such Participants to take such action or would otherwise act upon the instruction of such QIBs. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by the Depository, or for maintaining, supervising or reviewing any records of the Depository relating to such Notes.

  Payments with respect to the principal of, premium, if any, and interest on any Notes represented by a Global Note registered in the name of the Depository or its nominee on the applicable record date will be payable by the Paying Agent to or at the direction of the Depository or its nominee in its capacity as the registered Holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee nor the Paying Agent (if other than the Trustee) has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

CERTIFICATED SECURITIES

  If (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by the Depository of its Global Notes, Certificated Securities will be issued to each person that the Depository identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

  Neither the Company nor the Trustee shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative ruling and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no rules from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules and not discussed below. The Company recommends that each holder consult such holder's own tax adviser as to the particular tax consequences of exchanging such holder's Old Notes for New Notes, including the applicability and effect of any state, local or foreign tax laws.

  The Company believes that the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Note. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequence to holders exchanging Old Notes for New Notes pursuant to the Exchange Offer.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection
with any such resale. Until           , 1998 (90 days after the commencement
of the Exchange Offer), all dealers effecting transactions in the New Notes, whether or not participating in this distribution, may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit or any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the Expiration Date the Company will promptly send additional copies of the Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in a Letter of Transmittal. The Company agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any broker-dealers and will indemnify holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the issuance of the New Notes being offered hereby is being passed upon for the Company by Proskauer Rose LLP, New York, New York. Richard
L. Goldberg, a partner of Proskauer Rose LLP, is a member of the Board of Directors of the Company.

                                    EXPERTS

  The financial statements and schedule of the Company included in this Prospectus and in the Registration Statement have been audited by BDO Seidman LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants.........................  F-2
Consolidated Balance Sheets as of December 28, 1996 and December 27, 1997..  F-3
Consolidated Statements of Operations for each of the years ended December
 30, 1995, December 28, 1996, and December 27, 1997........................  F-4
Consolidated Statements of Stockholders' Equity for each of the years ended
 December 30, 1995, December 28, 1996, and December 27, 1997 ..............  F-5
Consolidated Statements of Cash Flows for each of the years ended December
 30, 1995, December 28, 1996, and December 27, 1997........................  F-6
Notes to Consolidated Financial Statements.................................  F-7

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Schein Pharmaceutical, Inc.

  We have audited the accompanying consolidated balance sheets of Schein Pharmaceutical, Inc. and subsidiaries as of December 28, 1996 and December 27, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 27, 1997. These consolidated financial statements are the responsibility of the management of Schein Pharmaceutical, Inc. and subsidiaries. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Schein Pharmaceutical, Inc. and subsidiaries as of December 28, 1996 and December 27, 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 27, 1997 in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

New York, New York
January 30, 1998

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                  IN THOUSANDS

                                                      DECEMBER 28, DECEMBER 27,
                                                          1996         1997
                                                      ------------ ------------
                       ASSETS
                       ------
Current Assets:
  Cash and cash equivalents..........................   $  2,139     $    804
  Accounts receivable, less allowance for possible
   losses of
   $2,434 and $2,260.................................     72,261       88,781
  Inventories........................................    131,265      119,142
  Prepaid expenses and other current assets..........      4,070        3,831
  Deferred income taxes..............................      9,354       10,204
                                                        --------     --------
    Total Current Assets.............................    219,089      222,762
Property, Plant and Equipment, net...................    107,740      110,432
Product Rights, Licenses and Regulatory Approvals,
 net.................................................     92,685       86,564
Goodwill, net........................................    102,695       98,366
Other Assets.........................................     22,103       16,002
                                                        --------     --------
                                                        $544,312     $534,126
                                                        ========     ========
        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current Liabilities:
  Accounts payable...................................   $ 31,492     $ 36,453
  Accrued expenses...................................     40,755       45,025
  Income taxes.......................................      6,641       11,595
  Revolving credit and current maturities of long-
   term debt.........................................     41,090       56,440
                                                        --------     --------
    Total Current Liabilities........................    119,978      149,513
Long-Term Debt, less current maturities..............    245,390      198,705
Deferred Income Taxes................................     40,166       37,080
Other Liabilities....................................      8,798        9,113
Commitments and Contingencies
Stockholders' Equity:
  Common stock, $.01 par value; 952 authorized
   shares;
   issued and outstanding 273 shares at December 28,
   1996
   and December 27, 1997.............................          3            3
  Additional paid-in capital.........................     38,876       38,778
  Retained earnings..................................     88,381       99,483
  Other..............................................      2,720        1,451
                                                        --------     --------
    Total Stockholders' Equity.......................    129,980      139,715
                                                        --------     --------
                                                        $544,312     $534,126
                                                        ========     ========

          See accompanying notes to consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  IN THOUSANDS

                                                       YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                             1995         1996         1997
                                         ------------ ------------ ------------
Net Revenues............................   $391,846     $476,295     $490,170
Cost of Sales...........................    250,507      320,675      329,761
                                           --------     --------     --------
  Gross profit..........................    141,339      155,620      160,409
Costs and Expenses:
  Selling, general and administrative...     75,274       87,329       81,809
  Research and development..............     28,324       27,030       29,387
  Amortization of goodwill and other
   intangibles..........................      3,399       10,195       10,196
  Acquired in-process Marsam research
   and development......................     30,000          --           --
                                           --------     --------     --------
Operating Income........................      4,342       31,066       39,017
  Interest expense, net.................     10,005       23,285       26,578
  Other expenses (income), net..........     (1,245)       1,193       (9,318)
                                           --------     --------     --------
Income (Loss) Before Provision for
 Income Taxes...........................     (4,418)       6,588       21,757
Provision for Income Taxes..............     10,482        5,191       10,655
                                           --------     --------     --------
Net Income (Loss).......................   $(14,900)    $  1,397     $ 11,102
                                           ========     ========     ========



          See accompanying notes to consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      THREE YEARS ENDED DECEMBER 27, 1997
                                  IN THOUSANDS

                                    COMMON STOCK  ADDITIONAL
                                    -------------  PAID-IN   RETAINED
                                    SHARES AMOUNT  CAPITAL   EARNINGS   OTHER
                                    ------ ------ ---------- --------  -------
Balance, December 31, 1994.........  274    $ 3    $39,832   $101,884  $(1,555)
  Net loss.........................  --     --         --     (14,900)     --
  Amortization of options issued as
   compensation....................  --     --         --         --       389
  Unrealized gains from marketable
   securities......................  --     --         --         --        39
                                     ---    ---    -------   --------  -------
Balance, December 30, 1995.........  274      3     39,832     86,984   (1,127)
  Net income.......................  --     --         --       1,397      --
  Amortization of options issued as
   compensation....................  --     --         --         --       389
  Unrealized gains from marketable
   securities......................  --     --         --         --     4,293
  Repurchase and retirement of
   shares..........................   (1)   --        (956)       --       --
  Foreign currency translation
   adjustments.....................  --     --         --         --      (835)
                                     ---    ---    -------   --------  -------
Balance, December 28, 1996.........  273      3     38,876     88,381    2,720
  Net income.......................  --     --         --      11,102      --
  Amortization of options issued as
   compensation....................  --     --         (98)       --       727
  Decline in unrealized gains on
   marketable securities...........  --     --         --         --    (2,046)
  Foreign currency translation
   adjustments.....................  --     --         --         --        50
                                     ---    ---    -------   --------  -------
Balance, December 27, 1997 ........  273    $ 3    $38,778   $ 99,483  $ 1,451
                                     ===    ===    =======   ========  =======

          See accompanying notes to consolidated financial statements.

                  SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  IN THOUSANDS

                                                        YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                              1995         1996         1997
                                          ------------ ------------ ------------
Cash flows from operating activities:
 Operating activities:
 Net income (loss)......................   $ (14,900)   $   1,397     $ 11,102
 Depreciation and amortization..........      17,395       25,450       25,474
 Provision (benefit) for deferred income
  taxes.................................       3,084       (3,342)      (2,676)
 Acquired in-process Marsam research
  and development.......................      30,000          --           --
 Gain on sale of marketable securities..         --           --       (12,745)
 Other..................................         694        4,360        3,698
 Changes in assets and liabilities:
 Accounts receivable....................        (579)     (15,743)     (16,346)
 Inventories............................          69      (15,305)      12,123
 Prepaid expenses and other assets......      (3,744)       2,048       (1,205)
 Accounts payable, income taxes, accrued
  expenses and other liabilities........     (12,393)      11,891       15,450
                                           ---------    ---------     --------
Net cash provided by operating
 activities.............................      19,626       10,756       34,875
                                           ---------    ---------     --------
Cash flows from investing activities:
 Capital expenditures, net..............     (13,986)     (11,309)     (14,446)
 Product rights and licenses............      (3,035)      (4,089)        (150)
 Acquisition of Marsam, net of cash
  acquired..............................    (229,746)         --           --
 Investment in international joint
  ventures..............................      (3,520)      (2,036)        (173)
 Proceeds from sale of marketable
  securities............................         --           --        14,737
 Other, net.............................      (1,156)      (2,582)         119
                                           ---------    ---------     --------
Net cash provided by (used in) investing
 activities.............................    (251,443)     (20,016)          87
                                           ---------    ---------     --------
Cash flows from financing activities:
 Principal payments on, or repayments
  of, debt..............................    (167,119)    (261,078)    (287,090)
 Proceeds from issuance of debt.........     401,750      267,000      255,755
 Increase in other non-current
  assets................................      (5,700)      (2,360)      (4,962)
                                           ---------    ---------     --------
Net cash provided by (used in) financing
 activities.............................     228,931        3,562      (36,297)
                                           ---------    ---------     --------
Net decrease in cash and cash
 equivalents............................      (2,886)      (5,698)      (1,335)
Cash and cash equivalents, beginning of
 year...................................      10,723        7,837        2,139
                                           ---------    ---------     --------
Cash and cash equivalents, end of year..   $   7,837    $   2,139     $    804
                                           =========    =========     ========

          See accompanying notes to consolidated financial statements.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--SUMMARY OF ACCOUNTING POLICIES

  THE COMPANY AND PRINCIPLES OF CONSOLIDATION

  Schein Pharmaceutical, Inc. and its subsidiaries (the "Company") are engaged in developing, manufacturing, marketing and distributing generic pharmaceutical products and a line of specialty branded pharmaceuticals. The Company sells to drug store chains, independent retail pharmacies, managed care organizations, hospitals and other institutions, both through drug wholesalers and directly, primarily in the U.S.

  The Company's Board of Directors authorized the filing of a registration statement with the Securities and Exchange Commission permitting the Company to sell shares of its common stock in a proposed initial public offering.

  In 1995, Schein Holdings, Inc. ("SHI"), the former parent holding corporation of the Company, was merged into the Company. The Company was the only asset held then by SHI, and, as such, the accompanying financial statements reflect the operations of the Company for the periods reported.

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Investments in unconsolidated affiliated companies are accounted for on the equity method. All material intercompany accounts and transactions have been eliminated in consolidation.

  Certain prior year amounts have been reclassified to conform to the current year's presentation.

  FISCAL YEAR

  The Company reports its operations on a 52-53 week basis ending on the last Saturday of December. All of the years presented in these statements include 52 weeks.

  CASH EQUIVALENTS

  The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity date of three months or less from purchase date to be cash equivalents.

  INVENTORIES

  Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

  PROPERTY, PLANT, EQUIPMENT, DEPRECIATION AND AMORTIZATION

  Property, plant and equipment are stated at cost. Depreciation and amortization are computed primarily under the straight-line method over estimated useful lives. Amortization of capital leases is computed using the straight-line method over the lease term.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  LONG-LIVED ASSETS

  The Company adopted in 1995 Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. In accordance with SFAS No. 121, the carrying values of long-lived assets are periodically reviewed by the Company and impairments would be recognized if the expected future operating non-discounted cash flows derived from an asset were less than its carrying value.

  DEFERRED LOAN FEES

  Costs incurred in connection with entering into or amending debt agreements are capitalized to Other Assets and amortized to interest expense using the effective interest method over the lives of the related debt.

  GOODWILL AND PRODUCT RIGHTS, LICENSES AND REGULATORY APPROVALS

  Goodwill is being amortized over 25 years on a straight-line basis. Product rights, licenses and regulatory approvals are amortized on a straight-line basis over the expected profitable and useful lives of the underlying products and manufacturing facilities, generally for periods ranging from 10 to 15 years.

  INVESTMENTS IN MARKETABLE SECURITIES

  The Company's available-for-sale marketable securities are carried at fair market value and are included in Other Assets in the accompanying balance sheets. Unrealized gains are recorded directly to stockholders' equity, net of applicable income taxes. The Company uses the specific identification method of determining cost in calculating related gains and losses. The Company does not own held-to-maturity or trading securities.

  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of the current nature of these instruments. The carrying amounts reported for revolving credit and long-term debt approximate fair value because the interest rates on these instruments are subject to changes with market interest rates.

  REVENUE RECOGNITION

  Revenues are recognized when products are shipped. Provisions for estimated sales allowances, returns and losses are accrued at the time revenues are recognized.

  RESEARCH AND DEVELOPMENT EXPENDITURES

  Expenditures for research and development are expensed as incurred.

  TAXES ON INCOME

  The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under this standard, deferred taxes on income are provided for those items for which the reporting period and methods for income tax purposes differ from those used for financial statement purposes using the asset and liability method. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  FOREIGN CURRENCY TRANSLATIONS

  Assets and liabilities of international affiliates are translated at current exchange rates and related translation adjustments are reported as a component of stockholders' equity. Income statement accounts are translated at the average rates during the period.

  CONCENTRATION OF CREDIT RISK

  The Company is potentially subject to a concentration of credit risk with respect to its trade receivables, the majority of which are due from wholesalers, drug store chains and distributors. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains sufficient allowances and insurance to cover potential or anticipated losses for uncollectible accounts.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued two new disclosure standards.

  Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), Reporting Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

  Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), Disclosures about Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

  Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Results of operations and financial position will be unaffected by implementation of these new standards.The Company, however, has not determined whether either of these two standards will have a material impact on its financial statement disclosure.

  In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 ("SFAS No. 132"), Employers' Disclosures about Pensions and Other Postretirement Benefits, which standardizes the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No. 132 in 1998 is not expected to materially impact the Company's current disclosures.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 2--ACQUISITIONS AND INVESTMENTS IN INTERNATIONAL AFFILIATES

  The Company acquired all the outstanding capital stock of Marsam Pharmaceuticals Inc. ("Marsam") in September 1995 for $245.0 million in cash. Marsam develops, manufactures and markets generic injectable prescription drugs. The acquisition was accounted for as a purchase. The purchase price of $245.0 million exceeded the book value of the net assets acquired by $193.0 million. Of the excess purchase price, $92.0 million was allocated to increase the net assets acquired to fair value, principally related to regulatory facility and product approvals and is being amortized over 15 years. Acquired in-process Marsam research and development projects were valued at $30.0 million and were expensed at the time of the acquisition. Goodwill of $108.0 million, consisting of the remaining excess purchase price of $71.0 million and a $37.0 million deferred tax liability resulting from the write-up of the net assets to fair value is being amortized over 25 years. Marsam's results of operations have been included in the consolidated statements of operations since the date of acquisition.

  During 1995, 1996 and 1997, the Company invested approximately $3.5 million, $2.0 and $0.2 million, respectively, to acquire up to a 50% interest in each of several international pharmaceutical businesses. At December 1997, the Company has guaranteed $4.7 million of borrowings of these businesses. These businesses are jointly owned with subsidiaries of Bayer AG, the parent of Bayer Corp., a minority investor in the Company. These investments are accounted for under the equity method and are included in Other Assets in the accompanying balance sheets. Equity losses resulting from the Company's investments in international businesses in 1995, 1996 and 1997 are included in Other expenses (income), net, in the accompanying statements of operations. The Company generally anticipates that these international businesses will not have significant revenues or operations for a period of two to three years following their establishment, during which time the businesses are expected to incur expenses to register products in anticipation of future sales.

NOTE 3--INVENTORIES

  Inventories are summarized as follows:

                                                       DECEMBER 28, DECEMBER 27,
                                                           1996         1997
                                                       ------------ ------------
                                                            (IN THOUSANDS)
   Finished products..................................   $ 59,632     $ 45,568
   Work-in-process....................................     27,332       33,160
   Raw materials and supplies.........................     44,301       40,414
                                                         --------     --------
                                                         $131,265     $119,142
                                                         ========     ========

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 4--PROPERTY, PLANT AND EQUIPMENT

  Major classes of property, plant and equipment consist of the following:

                                                  DECEMBER 28, DECEMBER 27,
                                                      1996         1997
                                                  ------------ ------------
                                                         (IN THOUSANDS)
   Land..........................................   $  4,725     $  5,043
   Buildings and improvements....................     63,019       64,026
   Plant and office equipment....................     97,825      104,260
   Construction-in-progress......................      3,310        9,553
                                                    --------     --------
                                                     168,879      182,882
   Less: Accumulated depreciation and amortiza-
    tion.........................................     61,139       72,450
                                                    --------     --------
                                                    $107,740     $110,432
                                                    ========     ========

  Depreciation and amortization expense for property, plant and equipment amounted to $10.5 million, $12.1 million and $11.7 million in 1995, 1996 and 1997, respectively.

NOTE 5--INTANGIBLE ASSETS

  Product Rights, Licenses and Regulatory Approvals, net, consists of the following:

                                                   DECEMBER 28, DECEMBER 27,
                                                       1996         1997
                                                   ------------ ------------
                                                          (IN THOUSANDS)
   Product rights and licenses....................   $ 12,611     $ 12,732
   Regulatory approvals, products.................     78,000       78,000
   Regulatory approvals, facilities...............     10,000       10,000
                                                     --------     --------
                                                      100,611      100,732
   Less: Accumulated amortization.................      7,926       14,168
                                                     --------     --------
                                                     $ 92,685     $ 86,564
                                                     ========     ========

  Accumulated amortization of goodwill was $5.8 million and $10.2 million at December 28, 1996 and December 27, 1997, respectively.

NOTE 6--MARKETABLE SECURITIES

  Included in Other Assets in the accompanying balance sheets are marketable equity securities consisting of:

                                                   DECEMBER 28, DECEMBER 27,
                                                       1996         1997
                                                   ------------ ------------
                                                          (IN THOUSANDS)
   Cost...........................................   $ 5,660       $3,677
   Gross unrealized gains.........................     6,686        3,399
                                                     -------       ------
   Fair value.....................................   $12,346       $7,076
                                                     =======       ======

  Included in Stockholders' Equity--Other as of December 30, 1995, December 28, 1996 and December 27, 1997 are the gross unrealized gain of the above marketable securities, net of the related tax effect, of $0.1 million, $4.2 million and $2.2 million, respectively.

  Included in other income for 1997 is realized gains of $12.7 million from the sale of marketable securities (see Note 13).

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 7--ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  Included in Accounts Payable are outstanding checks of approximately $6.2 million and $6.9 million as of December 28, 1996 and December 27, 1997, respectively.

  Accrued expenses consist of the following:

                                                   DECEMBER 28, DECEMBER 27,
                                                       1996         1997
                                                   ------------ ------------
                                                          (IN THOUSANDS)
   Salaries and related expenses..................   $18,300      $16,554
   Profit-sharing expenses........................     8,637       12,567
   Other..........................................    13,818       15,904
                                                     -------      -------
                                                     $40,755      $45,025
                                                     =======      =======

NOTES 8--TAXES ON INCOME

  Provisions for Federal, state and Puerto Rico income taxes consist of the following:

                                                        YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                              1995         1996         1997
                                          ------------ ------------ ------------
                                                      (IN THOUSANDS)
   Current:
    Federal..............................   $ 5,736       $7,404      $10,952
    State and Puerto Rico................     1,662        1,129        2,379
                                            -------       ------      -------
                                              7,398        8,533       13,331
                                            -------       ------      -------
   Deferred:
    Federal..............................     2,131       (2,215)      (1,705)
    State and Puerto Rico................       953       (1,127)        (971)
                                            -------       ------      -------
                                              3,084       (3,342)      (2,676)
                                            -------       ------      -------
                                            $10,482       $5,191      $10,655
                                            =======       ======      =======

  The Company has a tax grant in Puerto Rico. The grant provides a 90% exclusion from Puerto Rico income tax. The grant began in 1996 and expires in 15 years. The grant benefits are recognized in conjunction with the Company's election to compute its US tax under Internal Revenue Code Section 936 which reduces the tax by an amount based on the Company's operations. The 936 credit is estimated to reduce the US tax in 1997 by $0.8 million and in 1996 by $0.5 million.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  Deferred income tax assets and liabilities are classified as current and non-current as follows:

                                                   DECEMBER 28, DECEMBER 27,
                                                       1996         1997
                                                   ------------ ------------
                                                          (IN THOUSANDS)
   Deferred Income Taxes, Current:
    Deferred tax assets...........................   $  9,354     $ 10,204
    Deferred tax liabilities......................        --           --
                                                     --------     --------
                                                        9,354       10,204
                                                     --------     --------
   Deferred Income Taxes, Non-Current:
    Deferred tax assets...........................      8,268        7,341
    Deferred tax liabilities......................    (48,434)     (44,421)
                                                     --------     --------
                                                      (40,166)     (37,080)
                                                     --------     --------
                                                     $(30,812)    $(26,876)
                                                     ========     ========

  Differences between the Federal statutory rate and the Company's effective tax rate are as follows:

                                                       YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                             1995         1996         1997
                                         ------------ ------------ ------------
                                                     (IN THOUSANDS)
   Statutory rate.......................   $(1,546)      $2,309      $ 7,615
   State and Puerto Rico taxes..........     1,722          241        1,642
   Amortization of goodwill.............       505        1,515        1,515
   Effect of partially tax-exempt
    operations in Puerto Rico...........       --          (519)        (752)
   Equity in net loss of unconsolidated
    affiliates..........................       --         1,202          494
   Write-off of acquired in-process
    Marsam research and development.....    10,500          --           --
   Other, net...........................      (699)         443          141
                                           -------       ------      -------
                                           $10,482       $5,191      $10,655
                                           =======       ======      =======

  Temporary differences which give rise to a significant portion of deferred tax assets and liabilities are as follows:

                                                      DECEMBER 28, DECEMBER 27,
                                                          1996         1997
                                                      ------------ ------------
                                                           (IN THOUSANDS)
   Gross Deferred Tax Assets:
    Inventory valuation..............................   $  5,220     $  4,682
    Accounts receivable allowances...................      2,694        3,961
    Net operating loss carryforwards, state and
     Puerto Rico.....................................      1,880        1,648
    Deferred compensation expense....................      4,806        4,648
    Other............................................      3,022        2,606
                                                        --------     --------
                                                          17,622       17,545
                                                        --------     --------
   Gross Deferred Tax Liabilities:
    Write-up of acquired Marsam assets to fair
     value...........................................    (32,692)    (30,309)
    Depreciation and amortization....................    (12,461)    (12,883)
    Unrealized gains from marketable securities......     (2,489)     (1,229)
    Other............................................       (792)         --
                                                        --------     --------
                                                         (48,434)     (44,421)
                                                        --------     --------
                                                        $(30,812)    $(26,876)
                                                        ========     ========

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 9--BORROWINGS

  Long-term debt consists of the following:

                                                      DECEMBER 28, DECEMBER 27,
                                                          1996         1997
                                                      ------------ -------------
                                                            (IN THOUSANDS)
   Revolving credit and term loan agreement..........   $186,000     $154,000
   Senior subordinated loan..........................    100,000          --
   Senior floating rate notes........................        --       100,000
   Capitalized lease obligations and other...........        480        1,145
                                                        --------     --------
                                                         286,480      255,145
   Less: Current maturities..........................     41,090       56,440
                                                        --------     --------
                                                        $245,390     $198,705
                                                        ========     ========

  In September 1995, the Company entered into a secured revolving credit and term loan agreement (as amended, the "credit agreement") with a group of banks to provide funds for the acquisition of Marsam, the repayment of certain of its debt, working capital and general corporate purposes. The credit agreement provided a term loan facility of $250.0 million and a revolving credit facility of $100.0 million available through December 2001. The borrowings outstanding under the revolving credit facility were $41.0 million and $44.0 million as of December 28, 1996 and December 27, 1997, respectively. Amounts borrowed under the revolving credit facility are expected to be repaid during the next year and, accordingly, are classified as current in the accompanying balance sheets.

  In December 1996, the Company entered into an agreement for a $100.0 million senior subordinated loan with a lead manager of the credit agreement. The proceeds of the loan were used to prepay principal on the term loan of the credit agreement. The effective borrowing rate of the senior subordinated loan was 9.60% as of December 28, 1996. As a result of this payment and scheduled payments, the term loan facility was reduced to $110.0 million at December 1997. Quarterly principal payments on the term loan commence in September 1998 and end in the year 2001.

  In December 1997, the senior subordinated loan was repaid when the Company issued $100.0 million of senior floating rate notes due 2004. Interest on the notes is payable quarterly at a rate per annum equal to LIBOR plus 3.0%. The effective borrowing rate was 8.94% as of December 27, 1997.

  Borrowings under the credit agreement bear interest, which is payable at least quarterly, at a rate equal to the bank's floating base rate plus a premium ranging from zero to 1.50%, or at a rate equal to LIBOR plus a premium ranging from 0.75% to 2.50%, depending on the type of borrowing and the Company's performance against certain criteria. The effective borrowing rate was 8.10% and 7.91% at December 28, 1996 and December 27, 1997, respectively. A commitment fee ranging from 0.25% to 0.50% per annum of the unused daily amount of the total commitment is payable quarterly.

  Borrowings under the credit agreement are secured by a mortgage on all real property, liens on inventory and receivables and a pledge of subsidiaries' stock. The debt is guaranteed by the Company's domestic subsidiaries.

  The credit agreement contains limitations and restrictions concerning investments, acquisitions, capital expenditures, debt, liens, transactions with stockholders, dividend payments and borrowings. In addition, the agreement requires the Company to maintain minimum net worth levels and certain ratios (as defined therein) of leverage to EBITDA, working capital and fixed charge coverage. Amounts available for dividends as permitted by the credit agreement as of December 27, 1997 were not material. Currently, the Company's senior credit agreement and its senior floating rate notes contain restrictions on the payment of dividends. In addition, the Company, under certain circumstances, may not declare dividends on Common Stock without the consent of Bayer Corporation.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  The senior floating rate notes are fully and unconditionally guaranteed jointly and severally by each of the Company's domestic subsidiaries, each of which is wholly-owned by the Company. These subsidiaries sell all of their products to Schein Pharmaceutical, Inc., the parent company. Summarized financial information for these wholly-owned subsidiary guarantors (using the push-down method of accounting) are as follows:

                                                      DECEMBER 28, DECEMBER 27,
                                                          1996         1997
                                                      ------------ ------------
                                                           (IN THOUSANDS)
      Current Assets:
        Inventory....................................   $ 72,586     $ 74,924
        Intercompany receivables.....................    107,941      119,191
        Other current assets.........................      1,238        4,197
      Property, Plant and Equipment, net.............    100,936      104,807
      Goodwill, net; Product Rights, Licenses and
       Regulatory Approvals, net and Other Assets....    191,903      178,548
      Current Liabilities............................     89,817      109,800
      Deferred Income Taxes and Other Liabilities....     45,193       44,921
      Long Term Debt (pushed down)...................    204,000      186,000

                                          DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                              1995         1996         1997
                                          ------------ ------------ ------------
                                                      (IN THOUSANDS)
      Net Revenues.......................   $264,575     $355,262     $373,712
      Gross Profit.......................     74,993       91,689      100,151
      Operating Income...................    (19,268)      14,152       27,193
      Net Income (Loss)..................    (28,773)      (4,179)       7,383

  Separate financial statements of the wholly-owned domestic subsidiary guarantors are not presented because management believes that they would not be meaningful to investors.

  In connection with entering into the credit agreement, the Company incurred costs of $5.9 million in 1995. During 1996, the Company incurred costs of $2.3 million in connection with entering into the senior subordinated loan and amending the credit agreement. The Company capitalized these costs, which are included in Other Assets in the accompanying balance sheets. In December 1997, the Company incurred costs of $4.4 million in connection with the senior floating rate notes. The amounts amortized in 1995, 1996 and 1997 were $0.7 million, $2.6 million and $3.3 million, respectively.

  At December 27, 1997, aggregate required principal payments for the succeeding four years, the remaining term under existing long-term debt agreements, excluding the revolving credit facility, are $11.6 million in 1998, $28.9 million in 1999, $34.8 million in 2000 and $34.7 million in 2001.

NOTE 10--COMMITMENTS AND CONTINGENCIES

COMMITMENTS

 Consulting Agreement

  The Company has a series of agreements (collectively, the "Consulting Agreement") with a patent attorney (the "Consultant"). The Consulting Agreement generally provides that if a challenge based on an opinion of the Consultant results in either a favorable judicial determination which enables the Company to market a generic version of the product or in a settlement, the Company will pay the Consultant one half of the adjusted gross profit (as defined) from its sales of the generic versions of the patented product (until the date on which the patent

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES would normally have expired) or one half of the proceeds of any settlement. Under the Consulting Agreement, the Consultant, together with the Company, has identified certain patents on branded pharmaceutical products susceptible to a challenge and the Consultant acted as counsel to the Company in those instances where it decided to proceed with a patent challenge.

  In 1994, the Company settled two such patent challenges. One of the settlements involved a license grant to the Company to begin manufacturing and marketing the product. Sales of such product commenced in 1996. In connection with the license grant, profit sharing expenses pursuant to the Consulting Agreement amounted to $8.6 million and $14.5 million in fiscal 1996 and fiscal 1997, respectively. Profit sharing expenses are included in Cost of Sales in the accompanying Statements of Operations.

  The second settlement allows for cash payments and/or license rights to the Company. Included in Net Revenues in the accompanying Statements of Operations are revenues of $5.0 million, $12.5 million and $25.0 million in 1995, 1996 and 1997, respectively. Profit sharing expenses related to this settlement are included in Cost of Sales and amounted to $2.5 million, $6.3 million and $12.5 million in 1995, 1996 and 1997, respectively.

 Operating Leases

  The Company leases facilities and equipment under operating leases expiring through 2007. Some of the leases have renewal options and most contain provisions for passing through certain incremental costs. At December 27, 1997, future net minimum annual rental payments under noncancelable leases are as follows (in thousands):

   1998................................................................ $ 5,817
   1999................................................................   5,277
   2000................................................................   4,714
   2001................................................................   3,848
   2002................................................................   3,498
   2003-2007...........................................................  11,505
                                                                        -------
   Total minimum lease payments........................................ $34,659
                                                                        =======

  Total rental expense for the years ended 1995, 1996 and 1997 was approximately $4.7 million, $5.4 million and $5.6 million, respectively.

  The Company has an agreement to lease warehousing space through September 1999, and then purchase this property for $5.3 million in October 1999. In 1998 the Company intends to exercise its option to purchase this property. The property consists of a building of approximately 109,800 square feet on approximately 8.5 acres of land. The purchase price includes a $0.3 million deposit paid in 1994.

 Employee Benefit Plans

  During 1996, the Company merged its defined contribution retirement plans into one plan. The discretionary contributions to the plan vest to employees over several years. Additionally, employees are permitted to make pre-tax contributions to the plan with the Company making matching contributions. The contributions to these plans which were charged to operations, as determined by the Board of Directors, amounted to approximately $4.9 million, $3.5 million and $4.6 million for the years ended 1995, 1996 and 1997, respectively.

  The Company has entered into deferred compensation agreements with certain officers of the Company. As of December 1997, future obligations under these agreements were approximately $2.3 million, assuming the officers remain with the Company over the remaining vesting period of one to two years. These agreements provide for accelerated vesting if there is a change in control of the Company under certain other conditions. The Company expensed $2.0 million, $4.8 million and $0.8 million in the fiscal years ended 1995, 1996 and 1997, respectively, in connection with these agreements.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  The Company established an unfunded supplemental retirement program for its CEO during 1994. The estimated obligation of $5.0 million is included in Other Liabilities in the accompanying balance sheets.

  The Company maintains a Book Equity Appreciation Rights Program (the "Program") to allow certain employees to benefit from an increase in the Company's book value as calculated according to a formula defined in the Program. All participants are fully vested in their book equity appreciation rights ("BEARs") and the Company does not intend to make any additional grants of BEARs. Amounts charged to results of operations were not material in any period presented.

 Product Technology Licensing and Development

  On August 30, 1994, the Company entered into a worldwide technology licensing and development agreement with a U.K.-based pharmaceutical development company for the development of a portfolio of oral controlled release and/or transdermal products. Under the terms of the agreement, the Company is obligated to pay product licensing fees and development costs totaling $32.0 million, dependent on achievement of interim milestones. In 1994, the Company incurred obligations totaling $5.5 million under the agreement, consisting of a $5.0 million licensing fee, which was capitalized. The Company paid and expensed $2.4 million in development costs in 1995. In 1996, the Company incurred obligations totaling $3.0 million, consisting of a $0.5 million licensing fee, which was capitalized, and $2.5 million in development costs which were charged to research and development expense. In 1997, the Company incurred and expensed $2.3 million in development costs. The remaining commitment under the agreement as of December 27, 1997 was $18.8 million, subject to the completion of interim milestones.

  On September 30, 1996, the Company entered into a marketing and distribution agreement with a corporation to jointly commercialize a certain product. Under the terms of the agreement, the Company is obligated to pay product licensing fees and development costs of $12.0 million, dependent on the achievement of certain milestones. In 1996, the Company paid and capitalized a $2.0 million product license fee.

CONTINGENCIES

 Litigation

  The Company is a defendant in several product liability cases. These cases are typical for a company in the pharmaceutical industry. The Company also is involved in other proceedings and claims of various types. Management presently believes that the disposition of all such known proceedings and claims, individually or in the aggregate, will not have a material adverse effect on the Company's financial position, operations or liquidity.

NOTE 11--STOCKHOLDERS' EQUITY AND STOCK OPTIONS

  COMMON STOCK

  The Company has Class A Common Shares ("Class A") and Class B Common Shares ("Class B"). Each of the two classes of stock are identical except that Class B shares are currently non-voting. Upon the earlier occurrence of an initial public offering or May 15, 1999, each authorized share of Class B will be automatically reclassified as and converted into one new Class A share.

  Upon the closing of the Company's planned initial public offering, the Class A and Class B will convert on a one-for-one basis to new shares of the Company's common stock.

  At December 28, 1996 and December 27, 1997, the Company had 183,244 Class A and 90,020 Class B issued and outstanding.

  During 1996, the Company agreed to repurchase 478 Class A for approximately $1.0 million from a former executive of the Company. These shares were retired in 1996.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  STOCK OPTION PLAN

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock- Based Compensation. SFAS No. 123 encourages entities to adopt that method in place of the provisions of Accounting Principles Board Opinion Number 25, Accounting for Stock Issued to Employees ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company continues to account for such transactions in accordance with APB No. 25 and, as required by SFAS No. 123, has provided pro forma information regarding net income as if compensation cost for the Company's stock option plan had been determined in accordance with the fair value method prescribed by SFAS No. 123.

  Under the Company's 1993 Stock Option Plan, 1995 Non-Employee Director Stock Option Plan and 1997 Stock Option Plan the Company may grant non-qualified and incentive stock options to certain officers, employees and directors. The options expire ten years from the grant date. The options may be exercised subject to continued service (three to five years) and certain other conditions. Accelerated vesting occurs following a change in control of the Company and under certain other conditions. The Company may grant an aggregate of 55,800 shares under the plans. However, 2,122 shares under the 1993 Stock Option Plan will not be granted.

  The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1995 and 1996: no dividend yield, expected volatility of 0.01%, risk free interest rates of 5% to 7%, expected lives of 10 years and a discount for marketability of 25%. For 1997 the Company used the following assumptions: no dividend yield, expected volatility of 24%, risk free interest rates of 6% to 7%, and expected lives of 10 years. If compensation cost for the Company's stock option plan had been determined in accordance with SFAS No. 123, net income (loss) would have been reduced in 1995, 1996 and 1997 by approximately $1.0 million, $2.3 million and $3.7 million, respectively.

  The following table summarizes information about stock options outstanding at December 27, 1997:

                              OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                    --------------------------------------- --------------------
                                  WEIGHTED
                                  AVERAGE                               WEIGHTED
                                 REMAINING      WEIGHTED                AVERAGE
                      NUMBER    CONTRACTUAL     AVERAGE       NUMBER    EXERCISE
                    OUTSTANDING LIFE (YEARS) EXERCISE PRICE EXERCISABLE  PRICE
                    ----------- ------------ -------------- ----------- --------
   Exercise Prices
     $1,000.......     1,775        5.8          $1,000        1,720     $1,000
     $1,500.......     6,994        9.2           1,500          146      1,500
     $2,000.......    20,978        7.4           2,000       16,395      2,000
                      ------                                  ------
                      29,747        8.1           1,823       18,261      1,902
                      ======                                  ======

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

  Transactions under the stock option plans and individual non-qualified options not under the plans are summarized as follows:

                                                                    WEIGHTED
                                                                    AVERAGE
                                                         SHARES  EXERCISE PRICE
                                                         ------  --------------
   Shares under option at December 31, 1994............. 16,356      $1,878
     Granted (at $2,000 per share)......................  3,601       2,000
     Exercised..........................................    --          --
     Canceled (at $2,000 per share).....................    (77)      2,000
                                                         ------      ------
   Shares under option at December 30, 1995............. 19,880       1,901
     Granted (at $2,000 per share)......................  4,887       2,000
     Exercised..........................................    --          --
     Canceled (at $1,500 to $2,000 per share)...........   (752)      1,832
                                                         ------      ------
   Shares under option at December 28, 1996............. 24,015       1,923
     Granted (at $1,500 per share)......................  8,449       1,500
     Exercised..........................................    --          --
     Canceled (at $1,000 to $2,000 per share)........... (2,717)      1,750
                                                         ------      ------
   Shares under option at December 27, 1997 (at $1,000
    to $2,000 per share)................................ 29,747      $1,823
                                                         ======      ======
   Options exercisable at December
     1995............................................... 10,780      $1,926
     1996............................................... 15,256      $1,886
     1997............................................... 18,261      $1,902
   Options available for grant:
     1995...............................................  8,520
     1996...............................................  4,385
     1997............................................... 18,261
   Weighted average fair value of options granted dur-
    ing:
     1995...............................................             $  916
     1996...............................................             $  897
     1997...............................................             $  657

  The Company recorded deferred stock compensation of approximately $2.0 million in 1993, reflecting options granted with exercise prices at less than fair value. This amount is being amortized over five years.

NOTE 12--INTEREST EXPENSE, NET

  Interest expense, net, consists of the following:

                                                        YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                              1995         1996         1997
                                          ------------ ------------ ------------
                                                      (IN THOUSANDS)
   Interest expense......................   $10,150      $23,715      $26,686
   Interest income.......................      (145)        (430)        (108)
                                            -------      -------      -------
                                            $10,005      $23,285      $26,578
                                            =======      =======      =======

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 13--OTHER EXPENSES (INCOME), NET

  Other expenses (income), net, consists of the following:

                                                      YEAR ENDED
                                        --------------------------------------
                                        DECEMBER 30, DECEMBER 28, DECEMBER 27,
                                            1995         1996         1997
                                        ------------ ------------ ------------
                                                    (IN THOUSANDS)
   Equity (earnings) loss of
    unconsolidated international
    ventures...........................   $   388      $ 3,439      $  3,372
   Gain on sales of marketable
    securities.........................       --           --        (12,745)
   Other, net..........................    (1,633)      (2,246)           55
                                          -------      -------      --------
                                          $(1,245)     $ 1,193      $ (9,318)
                                          =======      =======      ========

NOTE 14--RELATED PARTY TRANSACTIONS

  In the conduct of its business, the Company sells pharmaceutical products to Henry Schein for distribution to its customers. Net sales to Henry Schein were $5.3 million, $8.6 million and $10.0 in fiscal 1995, 1996 and 1997, respectively. Included in accounts receivable at both, December 28, 1996 and December 27, 1997 are amounts due from Henry Schein for sale of products of approximately $0.8 million and $2.7 million, respectively.

  In 1994, the Company entered into a three-year co-promotion agreement with Bayer Corp. covering a certain product of the Company. Under the terms of the agreement, in exchange for promotional support, the Company shared with Bayer Corp. financial results in excess of specified threshold amounts. Included in selling, general and administrative expenses, the Company recorded selling expenses under the agreement of approximately $3.0 million in 1996 and $4.2 million in 1997. There were no selling expenses under this agreement for 1995. Included in Accrued expenses in the accompanying balance sheet as of December 28, 1996 and December 27, 1997 are approximately $1.3 million and $1.9 million, respectively, of selling expenses under the agreement.

NOTE 15--SUPPLEMENTAL CASH FLOW INFORMATION

  The Company paid taxes of approximately $8.9 million, $5.8 million and $7.6 million for the years ended 1995, 1996 and 1997, respectively. The Company paid interest of approximately $8.0 million, $23.5 million and $25.2 million for the years ended 1995, 1996 and 1997, respectively.

  As discussed in Note 3, the Company acquired all the capital stock of Marsam for $245.0 million in 1995. In connection with the acquisition, liabilities were assumed as follows:

                                                                   (IN MILLIONS)
   Fair value of assets acquired..................................    $ 293.0
   Cash paid for Marsam stock.....................................     (245.0)
                                                                      -------
   Liabilities assumed............................................    $  48.0
                                                                      =======

  As discussed in Note 11, the Company accrued approximately $1.0 million as of December 28, 1996 in connection with the repurchase of 478 common shares.

                 SCHEIN PHARMACEUTICAL, INC. AND SUBSIDIARIES

NOTE 16--MAJOR PRODUCT AND CUSTOMERS

  One product generated 17%, 19% and 21% of net revenues for 1995, 1996 and 1997 respectively.

  Three customers generated 13%, 11% and 10%, respectively, of 1995 net revenues. Three customers contributed 16%, 15% and 11%, respectively, of 1996 net revenues. Three customers contributed 19%, 18% and 10%, respectively, of 1997 net revenues. In all periods, these customers are nationwide wholesalers through which the majority of the Company's products are distributed to the retail, institutional and managed care markets.

NOTE 17--SUBSEQUENT EVENT

  The Company has filed a registration statement covering an initial public offering under which it anticipates generating net proceeds of approximately $40 million upon the sale of its common stock. If the offering is consummated, the net proceeds will be used in whole or in part to pay down the Company's debt.

  In connection with the offering, the Company's Board of Directors authorized the issuance of up to 2,000,000 shares of Preferred Stock, par value $.01 per share.

  Subsequent to year end, the Company acquired 2.0 million shares or 12.79% of Cheminor Drugs Limited, a publicly traded pharmaceutical company based in India, for $10.0 million, and under certain circumstances has the right and the obligation to purchase an additional 1.0 million shares for $5.0 million.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    i
Prospectus Summary........................................................    1
Risk Factors..............................................................   12
The Company...............................................................   22
Use of Proceeds...........................................................   22
Capitalization............................................................   23
Selected Consolidated Financial Data......................................   24
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   26
Business..................................................................   34
Management................................................................   50
Certain Transactions......................................................   60
Principal Stockholders....................................................   62
Description of Certain Indebtedness.......................................   67
The Exchange Offer........................................................   68
Description of Notes......................................................   77
Certain U.S. Federal Income Tax Considerations............................  103
Plan of Distribution......................................................  103
Legal Matters.............................................................  104
Experts...................................................................  104
Index to Consolidated Financial Statements................................  F-1

  UNTIL           , 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $100,000,000

                                     SCHEIN

OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF ITS SENIOR FLOATING RATE NOTES
 DUE 2004 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT FOR EACH $1,000
          IN PRINCIPAL AMOUNT OF ITS OUTSTANDING SENIOR FLOATING RATE
                                NOTES DUE 2004


                          THE EXCHANGE AGENT FOR THE
                              EXCHANGE OFFER IS:

                             THE BANK OF NEW YORK

                                 BY FACSIMILE:
                                (212) 815-6339

                          CONFIRMATION BY TELEPHONE:
                                (212) 815-5789

                     BY OVERNIGHT COURIER OR HAND DELIVERY
                              101 BARCLAY STREET
                           NEW YORK, NEW YORK 10286
                        CORPORATE TRUST SERVICES WINDOW
                                 GROUND LEVEL
                     ATTENTION: REORGANIZATION SECTION-7E;
                                 DIANA TORRES

                                    BY MAIL
                            101 BARCLAY STREET, 7E
                           NEW YORK, NEW YORK 10286
                     ATTENTION: REORGANIZATION SECTION-7E;
                                 DIANA TORRES

                                ---------------

                                  PROSPECTUS

                                ---------------

                                MARCH   , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

  Capitalized terms used but not defined in Part II have the meanings ascribed to them in the Prospectus.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article SEVENTH of the Company's Certificate of Incorporation provides that the Company shall indemnify and hold harmless, to the fullest extent authorized by the Delaware General Corporation Law, its officers and directors against all expenses, liability and loss actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding. The Certificate of Incorporation also extends indemnification to those serving at the request of the Company as directors, officers, employees or agents of other enterprises.

  In addition, Article SEVENTH of the Company's Certificate of Incorporation provides that no director shall be personally liable for any breach of fiduciary duty. Article SEVENTH does not eliminate a director's liability (i) for a breach of his or her duty of loyalty to the Company or its stockholders,
(ii) for acts of or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

  Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

  Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Pursuant to Section 145 of the DGCL and the Certificate of Incorporation and the By-Laws of the Company, the Company maintains directors' and officers' liability insurance coverage.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits:

  3.1 Restated Certificate of Incorporation of the Company. (1)
  3.2 Amended and Restated By-Laws of the Company. (1)

  3.3 Restated Certificate of Incorporation of the Company adopted by the Company on March 6, 1998. (1)
  3.4 Amended and Restated By-Laws of the Company adopted by the Company on March 6, 1998. (1)
  3.5  Certificate of Incorporation of Schein Pharmaceutical International,
       Inc.
  3.6  By-Laws of Schein Pharmaceutical International, Inc.
  3.7  Certificate of Incorporation of Schein Pharmaceutical PA, Inc.
  3.8  By-Laws of Schein Pharmaceutical PA, Inc.
  3.9  Certificate of Incorporation of Schein Pharmaceutical Service Company.
  3.10 By-Laws of Schein Pharmaceutical Service Company.
  3.11 Certificate of Incorporation of Steris Laboratories, Inc.
  3.12 By-Laws of Steris Laboratories, Inc.
  3.13 Certificate of Incorporation of Marsam Pharmaceuticals Inc.
  3.14 By-Laws of Marsam Pharmaceuticals Inc.
  3.15 Certificate of Incorporation of Danbury Pharmacal, Inc.
  3.16 By-Laws of Danbury Pharmacal, Inc.
  3.17 Certificate of Incorporation of Danbury Pharmacal Puerto Rico, Inc.
  3.18 By-Laws of Danbury Pharmacal Puerto Rico, Inc.
  4.1  Credit Agreement dated as of September 5, 1995 among the Company, the
       Lenders (as defined therein), and Chemical Bank as Issuing Bank,
       Administrative Agent and as Collateral Agent for the Lenders. (1)
  4.2  First, Second, Third and Fourth Amendments to the Credit Agreement. (1)
  4.3 Senior Subordinated Loan Agreement dated as of December 20, 1996 among the Company, the Lenders (as defined therein) and Societe Generale as Administrative Agent. (1)
  4.4 Indenture dated as of December 24, 1997 among the Company, the Guarantors (as defined therein) and The Bank of New York. (1)
  4.5  Registration Rights Agreement dated as of December 24, 1997 between the
       Company and Societe Generale Securities Corporation.
  4.6  Purchase Agreement dated December 19, 1997 among the Company, the
       Guarantors (as defined therein) and Societe Generale Securities
       Corporation.
  4.7  Offering Memorandum, dated December 19, 1997 for the Company's
       $100,000,000 Senior Floating Rate Note due 2004.
  5.1* Opinion of Proskauer Rose LLP.
  9.1  Voting Trust Agreement, dated September 30, 1994, by and among the
       Company, Marvin H. Schein, the trust established by Marvin H. Schein under trust agreement dated December 31, 1993, the trust established by Marvin H. Schein under trust agreement dated September 9, 1994, Pamela
       Schein, the trust established by the Trustees under Article Fourth of the Will of Jacob M. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994, Pamela Joseph, and the trust established by Pamela Joseph under trust agreement dated
       September 28, 1994, and Martin Sperber, as voting trustee. (1)
 10.1  Supply Agreement, dated May 1, 1992, between Abbott Laboratories, and
       Steris Laboratories, Inc., including Letter Amendment, dated December 2,
       1993, and Letter Amendment, dated June 9, 1995. (1)(2)

 10.2  Agreement, dated June 10, 1994, between Steris Laboratories, Inc., Akzo
       Pharma International B.V., and Organon Inc. (1)(2)
 10.3  [Intentionally omitted.]
 10.4 Sublicense, Co-marketing and Supply Agreement, dated September 30, 1996, between the Company and Makoff R&D Laboratories, Inc., including
       Operating Agreement, dated September 30, 1996. (1)(2)
 10.5* Agreement, dated August 16, 1994, between the Company and Elan Pharma
       Ltd. (currently Elan Corporation plc). (2)
 10.6 Custom Manufacturing Agreement, dated July 1, 1995, between the Company and Johnson Matthey,
       Inc. (1)(2)
 10.7  Letter of Intent, dated October 7, 1997, by and among the Company,
       Cheminor Drugs Limited and Dr. Reddy's Laboratories Limited. (1)
 10.8  Lease Agreement, dated March 30, 1992, between the Company and Harold
       Lepler. (1)
 10.9  Lease Agreement, dated February 16, 1992, between the Company and Ronald
       G. Roth. (1)
 10.10 Memorandum of Lease for Danbury, dated December 1, 1995 between Danbury
       Pharmacal, Inc. and Albert J. Salame. (1)
 10.11 Agreement of Lease for Florham Park Corporate Office, dated April 16,
       1993, between the Company and Sammis Morristown Associates, including
       First Amendment and Second Amendment thereto. (1)
 10.12 Cherry Hill Lease Agreement, dated November 12, 1996, between the
       Company and Cherry Hill Industrial Sites, Inc. (1)
 10.13 Schein Holdings, Inc. 1993 Stock Option Plan (formerly the Schein
       Pharmaceutical, Inc. 1993 Stock Option Plan) dated as of November 5,
       1993. (1)
 10.14 Schein Pharmaceutical, Inc. 1997 Stock Option Plan. (1)
 10.15 Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock Option Plan
       (amended and restated as of August 8, 1996). (1)
 10.16 Employment Agreement, dated November 29, 1993 between the Company and
       Paul Feuerman. (1)
 10.17 Deferred Compensation Agreement, dated August 8, 1996, between the
       Company and Paul Feuerman. (1)
 10.18 Employment Agreement, dated May 1, 1995, between the Company and Dariush
       Ashrafi. (1)
 10.19 Employment offer letter, dated April 17, 1995, from the Company to Dariush Ashrafi. (1)
 10.20 Employment Agreement, dated September 30, 1994, as amended, between the
       Company and Martin Sperber. (1)
 10.21 Option Agreement Pursuant to 1993 Stock Option Plan dated September 30,
       1994 between Schein Holdings, Inc. and Martin Sperber. (1)
 10.22 Employment Agreement, dated as of July 28, 1995, between the Company and
       Marvin Samson. (1)
 10.23 Compensation Continuation Agreement, dated October 19, 1991 between the
       Company and Marvin Samson. (1)
 10.24 Split Dollar Insurance Agreement, dated March 25, 1991 between the
       Company, Michael Samson and Andrew Samson, Trustees under Indenture of
       Trust of Marvin Samson. (1)
 10.25 Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates; including
       Amendment No. 4. (1)
 10.26 Amendment No. 1 to the Retirement Plan of Schein Pharmaceutical, Inc.
       and Affiliates. (1)
 10.27 1993 Book Equity Appreciation Rights Program. (1)
 10.28 Form of Book Equity Appreciation Rights Award. (1)
 10.29 Form of Split Dollar Life Insurance Agreement. (1)

 10.30  General Shareholders Agreement, dated September 30, 1994, by and among the Corporation, Bayer Corporation (formerly Miles Inc.), each of the family shareholders listed as such on schedule A thereto, each of the other shareholders listed as such on schedule A thereto and Martin
        Sperber, as trustee under the Voting Trust Agreement. (1)
 10.31  Continuing Shareholders Agreement, dated September 30, 1994, by and among the Company and each of the shareholders listed on schedule A thereto. (1)
 10.32  Heads of Agreement, dated September 30, 1994, by and among the Company,
        Bayer Corporation (formerly Miles Inc.) and Bayer A.G. (1)
 10.33* Second Consolidated Agreement, dated December 15, 1992, between the
        Company, its affiliates, and Alfred B. Engelberg. (2)
 10.34* License and Development Agreement, dated November 30, 1993, between the
        Company and Ethical Holdings PLC. (2)
 10.35  License and Development Agreement, dated January 15, 1993, between the
        Company and Ethical Holdings Limited, including Amendment, dated
        November 4, 1994. (2)
 10.36  Letter Agreement, dated June 23, 1995, between the Company and Ethical
        Holdings, Inc., including Revised Schedule 5, effective July 21, 1995.
        (1)(2)
 10.37  [Intentionally omitted.]
 10.38* Multiproduct Technology Transfer, Development and License Agreement,
        dated August 30, 1994, between the Company and Ethical Holdings PLC.
        (2)
 10.39* License and Development Agreement, dated March 31, 1994, between the
        Company and Ethical Holdings PLC. (2)
 10.40  Employment Agreement, dated November 29, 1993, between the Company and
        Paul Kleutghen.
 10.41  Employment Agreement, dated November 22, 1993 between the Company and
        Javier Cayado.
 10.42  Deferred Compensation Agreement, dated August 8, 1996, between the
        Company and Paul Kleutghen.
 10.43  Deferred Compensation Agreement, dated November 22, 1993, between the
        Company and Jay Cayado.
 10.44* Co-Promotion Agreement, dated August 1, 1994, between the Company and
        Bayer Corporation (formerly Miles Inc.), including Amendment Number 1, dated January 1, 1997, Amendment Number 2, dated January 1, 1997 and
        Amendment Number 3 dated as of January 28, 1998. (2)
 10.45  Schein Pharmaceutical, Inc. 1998 Stock Purchase Plan dated January 28,
        1998. (1)
 10.46* Stock Purchase Agreement, dated February 6, 1998, between the Company and Cheminor Drugs Limited. (2)
 10.47* Shareholders Agreement, dated February 6, 1998, between the Company,
        Cheminor Drugs Limited and the principal shareholders of Cheminor Drugs
        Limited listed on Schedule A. (2)
 10.48* Strategic Alliance Agreement, dated February 6, 1998, among the
        Company, Cheminor Drugs Limited, Dr. Reddy's Laboratories Limited and
        Reddy-Cheminor, Inc. (2)
 10.49* Development, License and Supply Agreement, dated March 31, 1998, between the Company and Elan Corporation, plc. (2)
 12.1   Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
 21.1   List of Subsidiaries. (1)
 23.1*  Consent of BDO Seidman, LLP.
 23.2*  Consent of Proskauer Rose LLP (contained in opinion filed as Exhibit
        5.1).
 24.1   Power of Attorney (set forth on signature page of this registration statement).
 25.1   Statement of Eligibility of Trustee.

 27.1  Financial Data Schedule. (1)
 99.1* Revised Form of Letter of Transmittal.
 99.2* Revised Form of Notice of Guaranteed Delivery.
 99.3* Revised Form of Exchange Agent Agreement.

--------

* Filed herewith.

(1) Previously filed and incorporated herein by reference from the Company's Registration Statement on Form S-1 filed with the Commission on December 3, 1997 (File No. 333-41413).

(2) Portions of exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.

  (b) Financial Statement Schedules:

  Schedule II--Valuation Allowances

ITEM 22. UNDERTAKINGS.

  The Registrant hereby undertakes:

    (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (e) That every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (h) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (i) To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 7TH DAY OF APRIL, 1998.

                                         Schein Pharmaceutical, Inc.

                                                    /s/ Martin Sperber
                                          By:
                                            -----------------------------------
                                              MARTIN SPERBER CHAIRMAN OF THE
                                            BOARD, CHIEF EXECUTIVE OFFICER AND
                                                         PRESIDENT

                        SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                      TITLE                 DATE

         /s/ Martin Sperber           Chairman of the
------------------------------------   Board, Chief           April 7, 1998
           MARTIN SPERBER              Executive Officer
                                       and President
                                       (principal
                                       executive officer)

        /s/ Dariush Ashrafi           Chief Financial
------------------------------------   Officer, Executive     April 7, 1998
          DARIUSH ASHRAFI              Vice President and
                                       Director
                                       (principal
                                       financial and
                                       accounting
                                       officer)

         /s/ Paul Feuerman            Senior Vice
------------------------------------   President, General     April 7, 1998
           PAUL FEUERMAN               Counsel and
                                       Director

       /s/ David R. Ebsworth          Director
------------------------------------                          April 7, 1998
         DAVID R. EBSWORTH

      /s/ Richard L. Goldberg         Director
------------------------------------                          April 7, 1998
        RICHARD L. GOLDBERG

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Schein Pharmaceutical International,
                                          Inc.

                                                    /s/ Martin Sperber
                                          By: _________________________________
                                                      MARTIN SPERBER
                                                   CHAIRMAN OF THE BOARD
                                                       AND PRESIDENT

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board and President     April 7, 1998
           MARTIN SPERBER               (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial
-------------------------------------   Officer and             April 7, 1998
           DARIUSH ASHRAFI              Director (principal
                                        financial and
                                        accounting officer)

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                              Schein Pharmaceutical Pa, Inc.

                                                    /s/ Martin Sperber
                                          By: _________________________________
                                                      MARTIN SPERBER
                                                  CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER AND
                                                         PRESIDENT

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board, Chief            April 7, 1998
           MARTIN SPERBER               Executive Officer
                                        and President
                                        (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial
-------------------------------------   Officer and             April 7, 1998
           DARIUSH ASHRAFI              Director (principal
                                        financial and
                                        accounting officer)

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Schein Pharmaceutical Service
                                          Company

                                                    /s/ Martin Sperber
                                          By: _________________________________
                                                      MARTIN SPERBER
                                                   CHAIRMAN OF THE BOARD
                                                       AND PRESIDENT

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board and President     April 7, 1998
           MARTIN SPERBER               (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial
-------------------------------------   Officer and             April 7, 1998
           DARIUSH ASHRAFI              Director (principal
                                        financial and
                                        accounting officer)

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Steris Laboratories, Inc.

                                                    /s/ Martin Sperber
                                          By: _________________________________
                                                      MARTIN SPERBER
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the Board
-------------------------------------   and Chief Executive     April 7, 1998
           MARTIN SPERBER               Officer (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial Officer
                                        and
                                        Director (principal financial
                                        and accounting
                                        officer)

-------------------------------------                           April 7, 1998
           DARIUSH ASHRAFI

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Marsam Pharmaceuticals Inc.

                                                    /s/ Martin Sperber
                                          By
                                            -----------------------------------
                                                      MARTIN SPERBER
                                                  CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER AND
                                                         TREASURER

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board, Chief            April 7, 1998
           MARTIN SPERBER               Executive Officer
                                        and Treasurer
                                        (principal
                                        executive officer)

                                       Chief Financial
      /s/ Dariush Ashrafi               Officer and             April 7, 1998
-------------------------------------   Director (principal
           DARIUSH ASHRAFI              financial and
                                        accounting officer)

          /s/ Paul Feuerman            Assistant Secretary
-------------------------------------   and Director            April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Danbury Pharmacal, Inc.

                                                    /s/ Martin Sperber
                                          By __________________________________
                                                         MARTIN SPERBER
                                                      CHAIRMAN OF THE BOARD
                                                      CHIEF EXECUTIVE OFFICER

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board and Chief         April 7, 1998
           MARTIN SPERBER               Executive Officer
                                        (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial
-------------------------------------   Officer and             April 7, 1998
           DARIUSH ASHRAFI              Director (principal
                                        financial and
                                        accounting officer)

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1998.

                                          Danbury Pharmacal Puerto Rico, Inc.

                                                    /s/ Martin Sperber
                                          By __________________________________
                                                     MARTIN SPERBER
                                                  CHAIRMAN OF THE BOARD
                                                 CHIEF EXECUTIVE OFFICER

                       SIGNATURES AND POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Martin Sperber, Dariush Ashrafi and Paul Feuerman, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-4, and any registration statement relating to the same offering as this Registration Statement, to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or either of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURES                        TITLE                 DATE

         /s/ Martin Sperber            Chairman of the
-------------------------------------   Board and Chief         April 7, 1998
           MARTIN SPERBER               Executive Officer
                                        (principal
                                        executive officer)

         /s/ Dariush Ashrafi           Chief Financial
-------------------------------------   Officer and             April 7, 1998
           DARIUSH ASHRAFI              Director (principal
                                        financial and
                                        accounting officer)

          /s/ Paul Feuerman            Secretary and
-------------------------------------   Director                April 7, 1998
            PAUL FEUERMAN

        REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE

Schein Pharmaceutical, Inc.

  The audits referred to in our report to Schein Pharmaceutical, Inc. and Subsidiaries, dated January 30, 1998, which is contained in the Prospectus constituting part of this Registration Statement included the audit of the schedule listed under Item 16(b) for each of the three years in the period ended December 27, 1997. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

  In our opinion, such schedule presents fairly, in all material respects, the information set forth therein.

                                          BDO Seidman, LLP

New York, New York
January 30, 1998

                          SCHEIN PHARMACEUTICAL, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                          BALANCE AT                                  BALANCE AT
                          BEGINNING                                      END
                          OF PERIOD  ADDITIONS DEDUCTIONS(1) OTHER    OF PERIOD
                          ---------- --------- ------------- -----    ----------
Allowance For Doubtful
 Accounts:
  Year Ended December 30,
   1995..................   $3,847     $--        $  (506)   $494(2)    $3,835
                            ======     ====       =======    ====       ======
  Year Ended December 28,
   1996..................   $3,835     $366       $(1,801)   $ 34       $2,434
                            ======     ====       =======    ====       ======
  Year Ended December 27,
   1997..................   $2,434     $--        $  (174)   $--        $2,260
                            ======     ====       =======    ====       ======

--------
(1) Accounts written off--net of recoveries
(2) Relates to the acquisition of Marsam

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
  3.1    Restated Certificate of Incorporation of the Company. (1)
  3.2    Amended and Restated By-Laws of the Company. (1)
  3.3    Restated Certificate of Incorporation of the Company adopted by the Company on March 6, 1998. (1)
  3.4    Amended and Restated By-Laws of the Company adopted by the
         Company on March 6, 1998. (1)
  3.5    Certificate of Incorporation of Schein Pharmaceutical
         International, Inc.
  3.6    By-Laws of Schein Pharmaceutical International, Inc.
  3.7    Certificate of Incorporation of Schein Pharmaceutical PA, Inc.
  3.8    By-Laws of Schein Pharmaceutical PA, Inc.
  3.9    Certificate of Incorporation of Schein Pharmaceutical Service
         Company.
  3.10   By-Laws of Schein Pharmaceutical Service Company.
  3.11   Certificate of Incorporation of Steris Laboratories, Inc.
  3.12   By-Laws of Steris Laboratories, Inc.
  3.13   Certificate of Incorporation of Marsam Pharmaceuticals Inc.
  3.14   By-Laws of Marsam Pharmaceuticals Inc.
  3.15   Certificate of Incorporation of Danbury Pharmacal, Inc.
  3.16   By-Laws of Danbury Pharmacal, Inc.
  3.17   Certificate of Incorporation of Danbury Pharmacal Puerto Rico,
         Inc.
  3.18   By-Laws of Danbury Pharmacal Puerto Rico, Inc.
  4.1    Credit Agreement dated as of September 5, 1995 among the
         Company, the Lenders (as defined therein), and Chemical Bank as
         Issuing Bank, Administrative Agent and as Collateral Agent for
         the Lenders. (1)
  4.2    First, Second, Third and Fourth Amendments to the Credit
         Agreement. (1)
  4.3    Senior Subordinated Loan Agreement dated as of December 20,
         1996 among the Company, the Lenders (as defined therein) and
         Societe Generale as Administrative Agent. (1)
  4.4    Indenture dated as of December 24, 1997 among the Company, the
         Guarantors (as defined therein) and The Bank of New York. (1)
  4.5    Registration Rights Agreement dated as of December 24, 1997 between the Company and Societe Generale Securities
         Corporation.
  4.6    Purchase Agreement dated December 19, 1997 among the Company, the Guarantors (as defined therein) and Societe Generale
         Securities Corporation.
  4.7    Offering Memorandum, dated December 19, 1997 for the Company's
         $100,000,000 Senior Floating Rate Note due 2004.
  5.1*   Opinion of Proskauer Rose LLP.
  9.1    Voting Trust Agreement, dated September 30, 1994, by and among the Company, Marvin H. Schein, the trust established by Marvin
         H. Schein under trust agreement dated December 31, 1993, the trust established by Marvin H. Schein under trust agreement dated September 9, 1994, Pamela Schein, the trust established by the Trustees under Article Fourth of the Will of Jacob M.
         Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994, Pamela Joseph, and the trust established by Pamela Joseph under trust agreement dated September 28, 1994, and Martin Sperber, as voting
         trustee. (1)
 10.1    Supply Agreement, dated May 1, 1992, between Abbott
         Laboratories, and Steris Laboratories, Inc., including Letter
         Amendment, dated December 2, 1993, and Letter Amendment, dated
         June 9, 1995. (1) (2)

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
 10.2    Agreement, dated June 10, 1994, between Steris Laboratories,
         Inc., Akzo Pharma International B.V., and Organon Inc. (1)(2)
 10.3    [Intentionally omitted.]
 10.4    Sublicense, Co-marketing and Supply Agreement, dated September
         30, 1996, between the Company and Makoff R&D Laboratories,
         Inc., including Operating Agreement, dated September 30, 1996.
         (1)(2)
 10.5*   Agreement, dated August 16, 1994, between the Company and Elan
         Pharma Ltd. (currently Elan Corporation plc). (2)
 10.6    Custom Manufacturing Agreement, dated July 1, 1995, between the
         Company and Johnson Matthey, Inc. (1)(2)
 10.7    Letter of Intent, dated October 7, 1997, by and among the
         Company, Cheminor Drugs Limited and Dr. Reddy's Laboratories
         Limited. (1)
 10.8    Lease Agreement, dated March 30, 1992, between the Company and
         Harold Lepler. (1)
 10.9    Lease Agreement, dated February 16, 1992, between the Company and Ronald G. Roth. (1)
 10.10   Memorandum of Lease for Danbury, dated December 1, 1995 between
         Danbury Pharmacal, Inc. and Albert J. Salame. (1)
 10.11   Agreement of Lease for Florham Park Corporate Office, dated
         April 16, 1993, between the Company and Sammis Morristown
         Associates, including First Amendment and Second Amendment thereto. (1)
 10.12   Cherry Hill Lease Agreement, dated November 12, 1996, between the Company and Cherry Hill Industrial Sites, Inc. (1)
 10.13   Schein Holdings, Inc. 1993 Stock Option Plan (formerly the
         Schein Pharmaceutical, Inc. 1993 Stock Option Plan) dated as of
         November 5, 1993. (1)
 10.14   Schein Pharmaceutical, Inc. 1997 Stock Option Plan. (1)
 10.15   Schein Pharmaceutical, Inc. 1995 Non-Employee Director Stock
         Option Plan (amended and restated as of August 8, 1996). (1)
 10.16   Employment Agreement, dated November 29, 1993 between the
         Company and Paul Feuerman. (1)
 10.17   Deferred Compensation Agreement, dated August 8, 1996, between the Company and Paul Feuerman. (1)
 10.18   Employment Agreement, dated May 1, 1995, between the Company and Dariush Ashrafi. (1)
 10.19   Employment offer letter, dated April 17, 1995, from the Company to Dariush Ashrafi. (1)
 10.20   Employment Agreement, dated September 30, 1994, as amended, between the Company and Martin Sperber. (1)
 10.21   Option Agreement Pursuant to 1993 Stock Option Plan dated
         September 30, 1994 between Schein Holdings, Inc. and Martin
         Sperber. (1)
 10.22   Employment Agreement, dated as of July 28, 1995, between the
         Company and Marvin Samson. (1)
 10.23   Compensation Continuation Agreement, dated October 19, 1991 between the Company and Marvin Samson. (1)
 10.24   Split Dollar Insurance Agreement, dated March 25, 1991 between the Company, Michael Samson and Andrew Samson, Trustees under
         Indenture of Trust of Marvin Samson. (1)
 10.25   Retirement Plan of Schein Pharmaceutical, Inc. and Affiliates;
         including Amendment No. 4. (1)
 10.26   Amendment No. 1 to the Retirement Plan of Schein
         Pharmaceutical, Inc. and Affiliates. (1)
 10.27   1993 Book Equity Appreciation Rights Program. (1)
 10.28   Form of Book Equity Appreciation Rights Award. (1)
 10.29   Form of Split Dollar Life Insurance Agreement. (1)

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
 10.30   General Shareholders Agreement, dated September 30, 1994, by and among the Corporation, Bayer Corporation (formerly Miles
         Inc.), each of the family shareholders listed as such on
         schedule A thereto, each of the other shareholders listed as such on schedule A thereto and Martin Sperber, as trustee under the Voting Trust Agreement. (1)
 10.31   Continuing Shareholders Agreement, dated September 30, 1994, by and among the Company and each of the shareholders listed on schedule A thereto. (1)
 10.32   Heads of Agreement, dated September 30, 1994, by and among the
         Company, Bayer Corporation (formerly Miles Inc.) and Bayer A.G.
         (1)
 10.33*  Second Consolidated Agreement, dated December 15, 1992, between the Company, its affiliates, and Alfred B. Engelberg. (2)
 10.34*  License and Development Agreement, dated November 30, 1993, between the Company and Ethical Holdings PLC. (2)
 10.35*  License and Development Agreement, dated January 16, 1993, between the Company and Ethical Holdings Limited including
         Amendment, dated November 4, 1994. (2)
 10.36   Letter Agreement, dated June 23, 1995, between the Company and
         Ethical Holdings, Inc., including Revised Schedule 5, effective
         July 21, 1995. (1)(2)
 10.37   [Intentionally omitted.]
 10.38*  Multiproduct Technology Transfer, Development and License
         Agreement, dated August 30, 1994, between the Company and
         Ethical Holdings PLC. (2)
 10.39*  License and Development Agreement, dated March 31, 1994, between the Company and Ethical Holdings PLC. (2)
 10.40   Employment Agreement, dated November 29, 1993, between the
         Company and Paul Kleutghen.
 10.41   Employment Agreement, dated November 22, 1993 between the
         Company and Javier Cayado.
 10.42   Deferred Compensation Agreement, dated August 8, 1996, between the Company and Paul Kleutghen.
 10.43   Deferred Compensation Agreement, dated November 22, 1993,
         between the Company and Jay Cayado.
 10.44*  Co-Promotion Agreement, dated August 1, 1994, between the
         Company and Bayer Corporation (formerly Miles Inc.), including
         Amendment Number 1, dated January 1, 1997, and Amendment
         Number 2, dated January 1, 1997. (2)
 10.45   Schein Pharmaceutical, Inc. 1998 Stock Purchase Plan. (1)
 10.46*  Stock Purchase Agreement, dated February 6, 1998, between the
         Company and Cheminor Drugs Limited. (2)
 10.47*  Shareholders Agreement, dated February 6, 1998, between the
         Company, Cheminor Drugs Limited and the principal shareholders of Cheminor Drugs Limited listed on Schedule A. (2)
 10.48*  Strategic Alliance Agreement, dated February 6, 1998, among the
         Company, Cheminor Drugs Limited, Dr. Reddy's Laboratories
         Limited and Reddy-Cheminor, Inc.
 10.49*  Development, License and Supply Agreement, dated March 31,
         1998, between the Company and Elan Corporation, plc. (2)
 12.1    Statement Regarding Computation of Ratio of Earnings to Fixed
         Charges.
 21.1    List of Subsidiaries. (1)
 23.1*   Consent of BDO Seidman, LLP.

 EXHIBIT
   NO.                            DESCRIPTION                           PAGE
 -------                          -----------                           ----
 23.2*   Consent of Proskauer Rose LLP (contained in opinion filed as
         Exhibit 5.1). (1)
 24.1    Power of Attorney (set forth on signature page of this
         registration statement).
 25.1    Statement of Eligibility of Trustee.
 27.1    Financial Data Schedule. (1)
 99.1*   Revised Form of Letter of Transmittal.
 99.2*   Revised Form of Notice of Guaranteed Delivery.
 99.3*   Revised Form of Exchange Agent Agreement.

--------

* Filed herewith.

(1) Previously filed and incorporated herein by reference from the Company's Registration Statement on Form S-1 filed with the Commission on December 3, 1997 (File No. 333-41413).

(2) Portions of exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment.